As filed with the U.S. Securities and Exchange Commission on June 16, 2026.

Registration No. 333-292310

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

Form F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GreenVector Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3270	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 401, 4/F., Tower 1, Harbour Centre

1 Hok Cheung St., Hung Hom, Kowloon, Hong Kong

Phone: (852) 2669-8222

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42nd St., 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Darrin M. Ocasio, Esq.

Sharon Carroll, Esq.

Matthew Siracusa, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Prospectus are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we, nor the Selling Shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. Neither we, nor the Selling Shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED June 16, 2026

3,018,469 Class A Ordinary Shares

Consisting of:

2,000,000 Class A Ordinary Shares Offered by the Company

1,018,469 Class A Ordinary Shares Offered by the Selling Shareholders

GreenVector Holdings Limited

This prospectus relates to (i) an initial public offering (the “Offering”) of 2,000,000 Class A Ordinary Shares of GreenVector Holdings Limited, a Cayman Islands exempted company with limited liability (“Company”, “our Company,” and when referring to the consolidated company including the Company’s subsidiaries, “we” or “us”), par value of $0.0001 per share (“Shares,” “Ordinary Share,” or “Class A Ordinary Shares”), and (ii) the resale of 1,018,469 Class A Ordinary Shares by the selling shareholders identified in this prospectus (the “Selling Shareholders”).

We are offering 2,000,000 Class A Ordinary Shares, at a price of $1.00 per Share on a self-underwritten, “best efforts”, no minimum basis. The shares will be offered at a fixed price of $1.00 per share for a period not to exceed [270] days from the date of this prospectus, unless extended by our Board of Directors for an additional [90] days. There is no minimum number of Class A Ordinary Shares required to be purchased by each investor. We will receive the net proceeds from the sale of the Shares for cash.

In addition, the Selling Shareholders identified in this prospectus are offering an additional 1,018,469 Class A Ordinary Shares.

Our registration of the Class A Ordinary Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the shares. The Selling Shareholders may offer and sell or otherwise dispose of our Class A Ordinary Shares described in this prospectus from time to time through public or private transactions at a fixed price of $1.00 per Ordinary Share until our Class A Ordinary Shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions. If our Class A Ordinary Shares are quoted on the OTC Pink Market, the Selling Shareholders will continue to be required to sell the shares covered by this prospectus at the fixed price of $1.00 per share.

We will not receive any of the proceeds from the Class A Ordinary Shares sold by the Selling Shareholders.

No underwriter or other person has been engaged to facilitate the sale of Class A Ordinary Shares in this Offering. The Selling Shareholders may be deemed underwriters of the Class A Ordinary Shares that they are offering. We have agreed to pay certain expenses in connection with this registration statement. The Selling Shareholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of Class A Ordinary Shares.

Our Shares are not traded on any exchange. We intend to apply to list our Class A Ordinary Shares on the OTCQB Market. The closing of the Offering is conditional upon OTCQB’s final approval of our listing application. We cannot assure you that our application will be approved; if it is not approved, we will not complete the Offering. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment.

As of the date of this prospectus, the Company is authorized to issue 500,000,000 ordinary shares, par value of $0.0001 per share, consisting of 450,000,000 Class A Ordinary Shares, and 1,000,000 class B ordinary shares, par value of $0.0001 per share (“Class B Ordinary Shares”), of which 10,000,000 shares of Class A Ordinary Shares and 1,000,000 shares of Class B Ordinary Shares are issued and outstanding. We will adopt a second amended and restated articles of association, which will become effective and replace our current amended and restated articles of association in its entirety immediately prior to the completion of the Offering. CHAN Chun Wai, Dixon, our Chairman, Chief Executive Officer and Director, and WONG Terence Chee-Ho, our Chief Technology Officer, will hold considerable influence over corporate matters requiring shareholder approval and will independently control the operations of the Company, including without limitation, electing directors and approving material mergers, acquisitions or other business combination transactions. Please see “Risks Related to Our Business and Industry - Our significant shareholders have considerable influence over our corporate matters” beginning on page 18 of this prospectus for more information.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights and restrictions on transfer of shares. Holders of Class A Ordinary Shares are entitled to one vote per share on all matters subject to the vote at general meetings of our Company, and holders of Class B Ordinary Shares are entitled to twenty (20) votes per share on all matters subject to the vote at general meetings of our Company. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at the option of the holder of Class B Ordinary Shares at any time. Please see “Description of Share Capital” on page 68 of this prospectus for more information.

We are a Cayman Islands exempted company with limited liability with no material operations. We conduct all of our operations through our indirect wholly-owned subsidiary, Laputa Eco-Construction Material Company Limited (“Laputa” or “Operating Subsidiary”), established under the laws of the Hong Kong Special Administrative Region (“Hong Kong SAR” or “Hong Kong”). This is an offering of the Class A Ordinary Shares of GreenVector Holdings Limited, the holding company incorporated in the Cayman Islands, instead of shares of Laputa Eco-Construction Material Company Limited, our Hong Kong operating subsidiary. You may never directly hold any equity interest in our operating subsidiary. Such a structure involves unique risks to investors in this offering. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our Operating Subsidiary’s operations and/or a material change in the value of our Shares, including the risk that such event could cause the value of such securities to significantly decline or become worthless. For a detailed description, see “Risks Related to Our Corporate Structure - Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our Operating Subsidiary and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of our Shares” on page 12 of this prospectus. We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, are eligible for reduced public company reporting requirements. Investing in our Shares involves risks. Please see “Risk Factors” beginning on page 11 of this prospectus for more information.

We are a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being a Foreign Private Issuer” beginning on page 8 of this prospectus for more information.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the China Securities Regulatory Commission (“CSRC”), prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that conducts overseas offering and listing both directly and indirectly should institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations; (2) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; (3) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations; (4) where a domestic company, after fulfilling relevant procedures, provides to securities companies, securities service providers and other entities with any documents and materials that contain state secrets or working secrets of government agencies, or any other documents and materials that will be detrimental to national security or public interest if leaked, a non-disclosure agreement shall be signed between the provider and receiver of such information; and (5) domestic companies, securities companies or securities service providers that discover any leakage or possible leakage of state secrets, working secrets of government agencies or any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall immediately take remedies and report to relevant state organs and units.

GreenVector Holdings Limited is a holding company incorporated in the Cayman Islands with one operating subsidiary solely based in Hong Kong, and it does not have any subsidiary or Variable Interest Entity (“VIE”) in the mainland China or intend to acquire any equity interest in any domestic companies within mainland China, nor is it controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong with our chief executive officer, chief financial officer and all members of the board of directors based in Hong Kong who are not mainland China citizens and all of our revenues and profits are generated by our subsidiaries in Hong Kong and we have not generated any revenues or profits in mainland China. Additionally, we do not intend to operate in mainland China in the foreseeable future. As such, we do not believe we would be subject to the M&A Rules, or would be required to file with the CSRC under the Trial Measures or the Confidentiality Provisions. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). As of the date of this prospectus, neither we nor our subsidiaries is covered by permission requirements from CSRC or any other governmental agency of mainland China that is required to approve our subsidiaries’ operations or our Offering. Additionally, neither we nor our subsidiaries are required to obtain CSRC approval prior to its listing on an exchange in the U.S. Hence, as of the date of this prospectus, neither we nor our subsidiary has ever applied for any such permission or approval. Notwithstanding the above, uncertainties exist as to how the M&A Rules, the Trial Measures and the Confidentiality Provisions will be interpreted and implemented by Chinese regulators and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules, the Trial Measures and the Confidentiality Provisions. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approvals are required for our offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. Moreover, if there is significant change to the applicable laws, regulations, or interpretations change, that require us to obtain approvals from the CSRC or other PRC regulatory agencies on, among others, the M&A Rules, the Trial Measures and the Confidentiality Provisions at any stage, including but not limited, upon the completion of this Offering, in the future, and, if in such event, we or our Hong Kong subsidiaries (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC or any other PRC regulatory agencies, we will not be able to list our Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of investors and cause the value of Shares to significantly decline or be worthless. For a detailed description, see “Risks Related to Our Corporate Structure - We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, the Trial Measures and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” on page 12 of this prospectus.

Notwithstanding the foregoing, because all of our operations are conducted in Hong Kong through our wholly-owned Operating Subsidiary, and Hong Kong is a Special Administrative Region of China, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description, see “Risks Related to Our Corporate Structure - All of our Operating Subsidiary’s operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may intervene or influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiary and/or the value of our Shares. The PRC government may also impose restrictions on our ability to transfer money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 15 of this prospectus.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that such recent statements and regulatory actions by China’s government, as well as regulatory actions related to data security or anti-monopoly concerns in Hong Kong, have or may impact our ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the mainland China securities laws. Also, on December 28, 2021, the Cybersecurity Review Measures (the “Measures”) were published and became effective on February 15, 2022, and require that, among other things, and in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users (which to be further specified) which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and which the Measures further elaborate on the factors to be considered when assessing the national security risks of the relevant activities. Our Hong Kong operating subsidiary currently has only served the Hong Kong local market and does not presently have any operations in mainland China. We do not currently expect the Measures to have an impact on our business, operations or this Offering, nor do we anticipate that we or our Hong Kong subsidiaries are covered by permission requirements from the Cyberspace Administration of China (“CAC”) that is required to approve our subsidiaries’ operations, as we do not believe that we may be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) all of our operations are conducted by our Hong Kong Operating Subsidiary, which currently solely serve the Hong Kong local market, we currently have no operations in mainland China; (ii) we do not have or intend to have any subsidiary, nor do we have or intend to establish a VIE structure with any entity in mainland China and the Measures remain unclear whether they shall be applied to a company such as ours; (iii) as of date of this prospectus, we have neither collected nor stored any personal information of any mainland China individual or within mainland China, nor do we entrust or expect to be entrusted by any individual or entity to conduct any data processing activities of any mainland China individual or within mainland China; and (iv) as of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we must file for a cybersecurity review. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). We believe that neither we nor our Hong Kong Operating Subsidiary are currently subject to the cybersecurity review by the CAC as provided under the Measures. Additionally, neither we nor our subsidiaries are covered by permission requirements from the CAC or any other governmental agency that is required to approve our subsidiaries’ operations.

However, there remains uncertainty as to how the Measures will be interpreted or implemented. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Shares in the U.S. could be subject to cybersecurity review by the CAC in the future. Moreover, if there is significant change to the applicable laws, regulations, or interpretations change, that require our Company to obtain approval from the CAC or any other governmental agency in the future, and, if in such event, at any stage, including but not limited to, upon the completion of this Offering, we or our Hong Kong Operating Subsidiary (i) do not receive or maintain the approval,(ii) inadvertently conclude that such permissions or approvals are not required, or (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv)are denied permission from the CAC or any other PRC regulatory agencies, we will not be able to list our Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of investors and cause the value of Shares to significantly decline or be worthless.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiary’s daily business operation, its ability to accept foreign investments and the listing of our Shares on a U.S. or other foreign exchanges.

If there is significant change to the applicable laws, regulations, or interpretations change, that require our Company to obtain approval from the CAC or any other governmental agency in the future, and, if in such event, we or our Hong Kong subsidiaries at any stage, including but not limited to, upon the completion of this Offering, (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC, the CAC or any other relevant PRC regulatory agencies, the relevant regulatory authorities, such as the CAC or the CSRC, might have broad discretion in dealing with such violations, including: imposing fines on us or the Hong Kong subsidiaries, discontinuing or restricting the operations of the subsidiaries; imposing conditions or requirements with which we or our Operating Subsidiary may not be able to comply; restricting or prohibiting our use of the proceeds from our public offering to finance the business and operations in Hong Kong. The imposition of any of these penalties would also result in a material and adverse effect on our ability to conduct business, and on our operations and financial condition. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete this Offering or cause the value of our Shares to significantly decline or become worthless. Moreover, we might not be able to complete this Offering, list our Shares on a U.S. exchange, or continue to offer securities to investors, which would also materially affect the interests of investors and cause the value of Shares to significantly decline or be worthless. See “Risk Factors — Risks Related to Our Corporate Structure.” Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our Operating Subsidiary and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of our Shares. In the opinion of our Hong Kong counsel, Kwok Yih & Chan, neither we nor our Operating Subsidiary is required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should be commensurate with those in the PRC. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong. These risks could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On December 2, 2021, the SEC adopted final amendments to its rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act, or the HFCAA, which took effect on January 10, 2022. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year, as defined in the rules, under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA. Under the HFCAA, our securities may be prohibited from trading in the United States, including on the OTCQB or other U.S. trading markets if our auditor is not inspected by the Public Company Accounting Oversight Board, or the PCAOB, for three consecutive years, and this ultimately could result in our shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, shortening the timeline for the application of the HPCAA’s delisting and trading prohibition from three years to two, and thus, would reduce the time before securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

Pursuant to the HFCAA, the PCAOB issued a determination report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China; and (2) Hong Kong, a Special Administrative Region of the PRC, which determinations were vacated on December 15, 2022. In addition, the PCAOB’s report identified the specific registered public accounting firms which were subject to these determinations, which determinations were vacated on December 15, 2022. Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. AOGB CPA Limited is headquartered in Hong Kong and is subject to inspection by the PCAOB on a regular basis and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, investors may be deprived of the benefits of such inspection which could result in limitation or restriction of our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. In addition, on August 26, 2022, the PCAOB signed a Statement of Protocol, or SOP, Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigation, establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as continuing to pursue ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA. See “Risk Factors — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.”

We do not use variable interest entities in our corporate structure. We, through our indirectly wholly-owned Operating Subsidiary, Laputa Eco-Construction Material Company Limited, engage in construction material manufacturing services in Hong Kong.

There are no restrictions for the transfer or distribution of cash between our companies. During the normal courses of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution. Since GreenVector Holdings Limited was recently incorporated, there has not been, to date, any transfers, dividends, or distributions between the Company, its subsidiary or to its investors. As of the date of this prospectus, the Company, its immediate subsidiary, and the Operating Subsidiary do not maintain formal written cash management policies or procedures that dictate the timing, frequency, or amounts of cash transfers among the Company, its subsidiaries, and investors. Instead, any intercompany transfers are determined based on operating needs, under board and management oversight, and in compliance with applicable laws. The ability of the Company to transfer cash to its subsidiaries is subject to the following: (i) the Company is permitted under Cayman Islands law to provide funding to its subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions, provided such funding is in the best interests of the Company and subject to the Company’s memorandum and articles of association; (ii) the Company’s BVI subsidiary is permitted under BVI law to provide funding to our Hong Kong Operating Subsidiary, provided such funding is in the best interests of the Company’s BVI subsidiary and subject to the restrictions set forth in the BVI Business Companies Act and the subsidiary’s memorandum and articles of association; and (iii) the Operating Subsidiary may transfer cash to the Company pursuant to the Companies Ordinance of Hong Kong, which permits distributions only out of profits available for distribution. Our Operating Subsidiary is permitted under the relevant laws of the British Virgin Islands and Hong Kong, respectively, to provide funding through dividend distribution without restrictions on the amount of the funds. Further, there are no restrictions on dividends transfers from Hong Kong to the Cayman Islands and to U.S. investors.

However, in the future, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Shares or cause them to be worthless.

Please refer to “Prospectus Summary – Cash Transfer among the Holding Company and Its Subsidiaries”, “Risks Related to Our Corporate Structure - We will rely on dividends and other distributions on equity paid by the Operating Subsidiary in the future to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business. In the future, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash” on page 11 of this prospectus, and the financial statements on page 1 for further information.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us nor the Selling Shareholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2026.

i

ABOUT THIS PROSPECTUS

Neither we, nor the Selling Shareholders have authorized anyone to provide you with information different from that contained in this prospectus or in any free-writing prospectuses prepared by us or on our behalf or to which we have referred you. Neither we, nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the Shares offered hereby, but only under circumstances and in jurisdictions where offers and sales are permitted and lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, nor the Selling Shareholders have taken any action that would permit a public offering of the Shares outside the United States or permit the possession or distribution of this prospectus or any related free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Shares and the distribution of the prospectus outside the United States.

We obtained the statistical data, market data and other industry data and forecasts described in this prospectus from market research, publicly available information and industry publications, and consulting firm with respect to information on the construction industry in Hong Kong. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

We were incorporated as an exempted company with limited liability under the Companies Act and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic registrants whose securities are registered under the Securities Exchange Act of 1934 (the “Exchange Act”).

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Articles” refers to the second amended and restated articles of association of our Company conditionally adopted on October 31, 2025 which shall become effective immediately prior to the completion of this offering of our Class A Ordinary Shares;

●	“China” or the “PRC” refers to the People’s Republic of China;

●	“Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Government” refers to the government of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region, People’s Republic of China;

●	“Memorandum” refers to our Amended and Restated Memorandum of Association, adopted on July 2, 2025;

●	“Offering” refers to the public offering of GreenVector Holdings Limited;

●	“Operating Subsidiary” refers to Laputa Eco-Construction Material Company Limited, a Hong Kong company;

●	“our Group” or “the Group” refers to GreenVector Holdings Limited and its subsidiaries;

●	“Shares” refers to our Class A Ordinary Shares, par value $0.0001 per share;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

ii

●	“we”, “us”, “our Company”, “our” or “the Company” refers to GreenVector Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, and in the context of describing its operation and business, its subsidiaries;

●	“H.K. dollar”, “H.K. dollars”, or “HK$” refers to the legal currency of Hong Kong; and

●	“U.S. dollar”, “U.S. dollars”, “dollars”, “USD”, “US$” or “$” refers to the legal currency of the United States.

Our business is conducted by our indirectly wholly-owned Operating Subsidiary in Hong Kong, using H.K. dollars, the currency of Hong Kong. Our audited financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our audited financial statements in U.S. dollars. These dollar references are based on the exchange rate of H.K. dollars to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

EXCHANGE RATE INFORMATION

The Company is a holding company with operations conducted in Hong Kong through its key operating subsidiary in Hong Kong, and its reporting currency is United States dollars, while the Company’s functional currency is Hong Kong dollars. Translations of balances from HK$ into US$ as of September 30, 2025 and 2024, and March 31, 2025, 2024 and 2023 are calculated at the rate of US$1.00=HK$7.7809, US$1.00=HK$7.7693, US$1.00=HK$7.7799, US$1.00=HK$7.8259 and US$1.00=HK$7.8500, respectively. The average rate for the six months ended September 30, 2025 and 2024, and the years ended March 31, 2025, 2024 and 2023 are US$1.00=HK$7.8123, US$1.00=HK$7.8082, US$1.00=HK$7.7951, US$1.00=HK$7.8252 and US$1.00-HK$7.8347, respectively. The exchange rates are with reference to published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “aim”, “anticipate”, “believe”, “estimate”, “expect”, “going forward”, “intend”, “may”, “plan”, “potential”, “predict”, “propose”, “seek”, “should”, “will”, “would” and similar expressions or their negative. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on management’s belief, based on currently available information, as to the outcome and timing of future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed in such forward-looking statements. When evaluating forward-looking statements, you should consider the risk factors and other cautionary statements described in the section titled “Risk Factors.” We believe the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, but no assurance can be given that these expectations will prove to be correct. Forward-looking statements should not be unduly relied upon.

Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to:

●	our business and operating strategies and plans of operation;
●	the amount and nature of, and potential for, future development of our business;
●	our Company’s dividend distribution plans;
●	our expectations related to the use of proceeds from this Offering;
●	the regulatory environment as well as the general industry outlook for the industry in which we operate;
●	future developments in the industry in which we operate; and
●	the trend of the economy of Hong Kong and the world in general.

These factors are not necessarily all of the important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements. Other unknown or unpredictable factors could also cause actual results or events to differ materially from those expressed in the forward-looking statements. Our future results will depend upon various other risks and uncertainties, including those described in the section titled “Risk Factors.” All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater details elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Shares. You should carefully consider, among other things, our financial statements and the related notes and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

We are an exempted company incorporated under the laws of the Cayman Islands on June 16, 2025. As a holding company with no material operations of our own, we conduct our business through our wholly-owned Hong Kong Operating Subsidiary, Laputa Eco-Construction Material Company Limited, incorporated under the laws of Hong Kong on July 13, 2005. Through the Operating Subsidiary, we have established ourselves as a leading manufacturer specializing in sustainable construction solutions using recycled materials, with a focus on carbonated products to reduce carbon emissions. We are one of two primary suppliers of eco-friendly construction materials in Hong Kong. We provide cost-effective and environmentally friendly solutions within the construction sector.

We have established partnerships with local suppliers and recycling facilities to secure a ready supply of recycled materials, which we then transform into sustainable construction material. We are engaged in ongoing research and development efforts to create new, low-carbon construction materials, and then distribute such construction materials to end users. We are able to access a volume of distribution channels through our affiliate entity, TioStone Environmental Limited, a company incorporated under Hong Kong law (“TioStone Environmental”). Beginning in April 2025, certain customers began placing orders directly with us rather than through TioStone Environmental. Our clients include major construction firms.

To further streamline operations and strengthen collaboration within our network, we provide rental space to key partners and affiliates at our facilities. This co-location model fosters seamless coordination across the supply chain, from material sourcing to production and distribution, enhancing efficiency and reducing logistical costs. By offering dedicated space for partners, we ensure tighter integration of recycling and distribution activities, reinforcing our role as a hub for sustainable construction innovation. This initiative not only supports our business ecosystem but also aligns with our commitment to operational sustainability by minimizing transportation-related carbon emissions.

Our Values

At our Company, we stand by our core values, which are essential to our success. We believe that these values not only guide our business and define our brand, but also deliver real financial and operational benefits for us and our customers.

Our core values are sustainability, innovation, and premium quality.

1

Our Mission

Our mission is to develop and provide innovative, sustainable construction materials that reduce environmental impact and support the transition to greener building practices.

Competitive Strengths

Laputa’s key competitive advantages include:

●	Innovation Leadership: Our innovation and research and development allow us to create unique and eco-friendly construction materials that meet the growing demands of environmentally conscious customers.

●	Market Position: Nearly 20 years of operating history and a reputation for quality have established Laputa as a trusted partner for major construction projects in Hong Kong.

●	Sustainability Commitment: The Company’s operations directly support Hong Kong’s Climate Action Plan 2050 and circular economy initiatives, diverting significant volumes of waste from landfills and contributing to zero landfill targets.

●	Localized Production: All manufacturing is based in Hong Kong, allowing for rapid response to local market needs and compliance with environmental regulations.

●	Significant Barriers to Entry: Environmental carbon audit, life cycle assessment and use of local recycled material certifications and exclusive university partnerships as well as research and laboratory partnerships create challenges for new entrants, solidifying Laputa’s competitive position.

●	Award-Winning Product Portfolio: Recognized for excellence, our award-winning product portfolio embodies innovation and sustainability in construction solutions, showcasing our industry leadership.

Market Outlook

According to Wise Guy Reports, a market research solutions provider, the eco-friendly brick market was valued at approximately $7.19 billion in 2023 and has a projected value of $18.70 billion in 2032, representing a compound annual growth rate (“CAGR”) of 11.21%.(1) We believe other key market drivers will contribute to an increased demand for eco-friendly construction materials, which presents a positive competitive opportunity for us. These include:

●	Environmental Imperatives. Buildings contribute to 60% of Hong Kong’s greenhouse gas emissions, which we believe will increase the demand for sustainable construction materials.

●	Government Policies. In 2021, Hong Kong set forth in its Climate Action Plan for 2050 four major decarbonization strategies, which included energy saving and green buildings, green transport and waste reduction. We believe this governmental focus will foster the growth of the eco-friendly brick market in which we are a player.

●	Waste Management Challenges. Hong Kong aims for zero landfill by 2050, which we believe will drive innovation in waste conversion and eco-brick production.

●	Economic Benefits. Eco-bricks have the capacity of lowering construction costs by five (5%) compared to traditional bricks, which we believe will be economically beneficial to us.

(1)	Global Eco-Friendly Brick Market Research Report, September 24, 2024, https://www.wiseguyreports.com/reports/eco-friendly-brick-market.

2

Significant Risk Factors

Risks Related to Our Corporate Structure

●	We will rely on dividends and other distributions on equity paid by the Operating Subsidiary in the future to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business. In the future, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on our ability or our subsidiary by the PRC government to transfer cash. For a detailed description of the risk above, please refer to page 11.

●	Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our Operating Subsidiary and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of our Shares. For a detailed description of the risk above, please refer to page 12.

●	We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, the Trial Measures and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. For a detailed description of the risk above, please refer to page 12.

●	All of our Operating Subsidiary’s operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may intervene or influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiary and/or the value of our Shares. The PRC government may also impose restrictions on our ability to transfer money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. For a detailed description of the risk above, please refer to page 15.

●	The Chinese government may exert more control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Shares to investors and cause the value of our Shares to significantly decline or be worthless. For a detailed description of the risk above, please refer to page 15.

For a detailed description of the risks above, please refer to pages 11-15.

Risks Related to Our Business and Industry

●	The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers. For a detailed description of the risk above, please refer to page 16.

●	We depend on third parties for supply of materials to operate our business. For a detailed description of the risk above, please refer to page 16.

●	We may not be able to compete favorably in our highly competitive industry. For a detailed description of the risk above, please refer to page 16.

●	During the six months ended September 30, 2025 and 2024, and the fiscal years ended March 31, 2025 and March 31, 2024, the largest distributor, our affiliate entity, accounted for 48.3%, 83.9%, 84.6% and 71.5%, respectively, of our total revenues. For a detailed description of the risk above, please refer to page 17.

●	The transition to direct customer ordering may expose us to operational, commercial, and compliance risks that could adversely affect our business and competitive position. For a detailed description of the risk above, please refer to page 17.

●	Environmental, health and safety laws and regulations and any changes to, or liabilities arising under, such laws and regulations could have a material adverse effect on our financial condition, results of operations and liquidity. For a detailed description of the risk above, please refer to page 17.

●	We may not be able to implement our business plans effectively to achieve future growth. For a detailed description of the risk above, please refer to page 17.

●	We may need to raise additional capital in the future for working capital, capital expenditures and/or acquisitions, and we may not be able to do so on favorable terms or at all, which would impair our ability to operate our business or achieve our growth objectives. For a detailed description of the risk above, please refer to page 17.

●	As our operations grow, any delays or deficiencies in our internal controls may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Shares. For a detailed description of the risk above, please refer to page 18.

3

●	We are a holding company whose principal source of operating cash is the income received from our Operating Subsidiary. For a detailed description of the risk above, please refer to page 18.

●	If we fail to promote and maintain our brand effectively and cost-efficiently, our business and results of operations may be harmed. For a detailed description of the risk above, please refer to page 19.

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations. For a detailed description of the risk above, please refer to page 19.

●	Events such as epidemics, natural disasters, adverse weather conditions, political unrest and terrorist attacks could significantly delay, or even prevent us from completing, our purchase orders. For a detailed description of the risk above, please refer to page 19.

●	We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business. For a detailed description of the risk above, please refer to page 19.

●	Our insurance coverage may not be adequate to cover potential liabilities. For a detailed description of the risk above, please refer to page 20.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares. For a detailed description of the risk above, please refer to page 20.

●	Our business is susceptible to government policies and macroeconomic conditions. For a detailed description of the risk above, please refer to page 20.

●	We are exposed to risks of general economic downturn and deteriorating market conditions, such as Sino-U.S. trade conflicts. For a detailed description of the risk above, please refer to page 21.

For a detailed description of the risks above, please refer to pages 16 – 21.

Risks Related to Doing Business in Hong Kong

●	Hong Kong’s legal system is evolving and has inherent uncertainties that could limit the legal protection available to you. For a detailed description of the risk above, please refer to page 21.

●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary in Hong Kong. For a detailed description of the risk above, please refer to page 21.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering. For a detailed description of the risk above, please refer to page 21.

For a detailed description of the risks above, please refer to pages 21 – 23.

4

Risks Related to Our Public Offering and Ownership of Our Shares

●	We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity. For a detailed description of the risk above, please refer to page 23.

●	Our management team has limited experience managing a public company. For a detailed description of the risk above, please refer to page 24.

●

An active trading market for our Class A Ordinary Shares may not develop and the trading price for Class A our Ordinary Shares may fluctuate significantly. For a detailed description of the risk above, please refer to page 24.

●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies. For a detailed description of the risk above, please refer to page 24.

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects. For a detailed description of the risk above, please refer to page 24.

●	We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Shares less attractive to investors. For a detailed description of the risk above, please refer to page 25.

●	Shares eligible for future sale may adversely affect the market price of our Shares, as the future sale of a substantial amount of outstanding Shares in the public marketplace could reduce the price of our Shares. For a detailed description of the risk above, please refer to page 25.

●	Future sales, or the perception of future sales, by us or our shareholder in the public market following this Offering could cause the market price for our Shares to decline. For a detailed description of the risk above, please refer to page 26.

●	The requirements of being a public company may strain our resources and divert management’s attention. For a detailed description of the risk above, please refer to page 26.

●	The market price of our Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price. For a detailed description of the risk above, please refer to page 26.

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Shares. For a detailed description of the risk above, please refer to page 27.

●	Future issuances or sales, or perceived issuances or sales, of substantial amounts of Shares in the public market could materially and adversely affect the prevailing market price of the Shares and our ability to raise capital in the future. For a detailed description of the risk above, please refer to page 27.

●	We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively. For a detailed description of the risk above, please refer to page 28.

●	Future financing may cause a dilution in your shareholding or place restrictions on our operations. For a detailed description of the risk above, please refer to page 28.

●	There may not be an active, liquid trading market for our Shares, and we do not know if a more liquid market for our Shares will develop to provide you with adequate liquidity. For a detailed description of the risk above, please refer to page 28.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. For a detailed description of the risk above, please refer to page 28.

●	Because our offering price is substantially higher than our pro forma net tangible book value per Share, you will experience immediate and substantial dilution. For a detailed description of the risk above, please refer to page 29.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws against us, our management or the experts named in the prospectus. For a detailed description of the risk above, please refer to page 29.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. For a detailed description of the risk above, please refer to page 29.

●	It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the Cayman Islands and Hong Kong. For a detailed description of the risk above, please refer to page 30.

●	We could become a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our shares to significant adverse United States income tax consequences. For a detailed description of the risk above, please refer to page 31.

●	We do not expect to pay dividends in the foreseeable future after this Offering. You must rely on price appreciation of the Shares for return on your investment. For a detailed description of the risk above, please refer to page 32.

●	New climate-related disclosure obligations in proposed SEC rule amendments could have uncertain impacts on our business, impose additional reporting obligations on us, and increase our costs. For a detailed description of the risk above, please refer to page 32.

●	We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance. For a detailed description of the risk above, please refer to page 32.

●	The sale or availability for sale of substantial amounts of our Shares could adversely affect their market price. For a detailed description of the risk above, please refer to page 32.

For a detailed description of the risks above, please refer to pages 24 – 32.

5

List of Approvals or Permits

In the opinion of our Hong Kong counsel, Kwok Yih & Chan, we and our subsidiaries have received all requisite permissions or approvals to operate our business as it is currently conducted and no permissions or approvals have been denied. Material permissions and approvals received include the Certificate of Fire Installation and Equipment; the Certificate of Fitness for a Pressure Vessel (Other than a Pressured Fuel Container); and approval given in respect of non-road machinery (loader).

If we or our subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we and/or our subsidiaries are required to obtain such permissions or approvals in the future, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our and/or our subsidiaries’ income, revoking our or our subsidiaries’ business licenses or operating licenses, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our Offering to finance our or our subsidiaries’ business and operations, and taking other regulatory or enforcement actions that could be harmful to our or our subsidiaries’ business. Any of these actions could cause significant disruption to our or our subsidiaries’ business operations and severely damage our or our subsidiaries’ reputation, which would in turn materially and adversely affect our or our subsidiaries’ business, financial condition and results of operations.

Cash Transfer among the Holding Company and Its Subsidiaries

Our business is conducted by the Operating Subsidiary, our indirectly wholly-owned entity in Hong Kong. The Company will rely on dividends paid by GreenVector Company Limited (the “BVI Subsidiary”), its wholly-owned subsidiary incorporated in the British Virgin Islands, which in turn holds all the shares in the Operating Subsidiary, for working capital and cash needs, including the funds necessary to pay any dividends. Only our Operating Subsidiary operates in Hong Kong. For a detailed description, see “Risks Related to Our Corporate Structure - We will rely on dividends and other distributions on equity paid by the Operating Subsidiary in the future to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business. In the future, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash” on page 11 of this prospectus.

During the normal course of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution. Cash is maintained by our Operating Subsidiary, in separate Hong Kong Dollar bank accounts in Hong Kong.

As of the date of this prospectus, none of our companies has distributed any cash dividends or made any cash distributions. As of the date of this prospectus, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors. The PRC laws and regulations do not currently have any material impact on transfer of cash from the Company to our Operating Subsidiary nor our Operating Subsidiary to the Company, our shareholders or U.S. investors. However, in the future, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Shares or cause them to be worthless. Currently, all of our operations are in Hong Kong through our Operating Subsidiary. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity, or VIE, structure with any entity in mainland China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Further, however, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Shares, potentially rendering it worthless.

6

As the Company has only been recently incorporated, there has not been, to date, any transfers, dividends, or distributions between the Company, Laputa, and the BVI Subsidiary or to its investors. As of the date of this prospectus, the Company, its immediate subsidiary, and the Operating Subsidiary do not maintain formal written cash management policies or procedures that dictate the timing, frequency, or amounts of cash transfers among the Company, its subsidiaries, and investors. Instead, any intercompany transfers are determined based on operating needs, under board and management oversight, and in compliance with applicable laws. The ability of the Company to transfer cash to its subsidiaries is subject to the following: (i) the Company is permitted under Cayman Islands law to provide funding to its subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions, provided such funding is in the best interests of the Company and subject to the Company’s memorandum and articles of association; (ii) the Company’s BVI subsidiary is permitted under BVI law to provide funding to our Hong Kong Operating Subsidiary, provided such funding is in the best interests of the Company’s BVI subsidiary and subject to the restrictions set forth in the BVI Business Companies Act and the subsidiary’s memorandum and articles of association; and (iii) the Operating Subsidiary may transfer cash to the Company pursuant to the Companies Ordinance of Hong Kong, which permits distributions only out of profits available for distribution.

Our Operating Subsidiary is permitted under the relevant laws of the British Virgin Islands and Hong Kong, respectively, to provide funding through dividend distribution without restrictions on the amount of the funds. Further, there are no restrictions on dividends transfers from Hong Kong to the British Virgin Islands, the Cayman Islands and to U.S. investors.

Our Corporate Structure

We are a Cayman Islands company that wholly owns our BVI Subsidiary which in turn, wholly owns our Operating Subsidiary.

Laputa Eco-Construction Material Company Limited, a Hong Kong limited liability company, was formed on July 13, 2005. To facilitate the growth of our business, and in order to facilitate international capital investment in us, we started a reorganization in June 2025 involving the formation of new offshore entities.

GreenVector Holdings Limited was incorporated in the Cayman Islands on June 16, 2025 and operates as a holding company. On June 23, 2025, GreenVector Company Limited was incorporated in the British Virgin Islands and operates as the intermediary holding company of the Company. Our structure is a direct holding structure such that GreenVector Holdings Limited directly holds 100% of the ordinary shares of GreenVector Company Limited, which in turns holds 100% of the ordinary shares of Laputa Eco-Construction Material Company Limited, our operating subsidiary in Hong Kong. The reorganization completed in September 2025.

The following diagram illustrates our corporate structure as of the date of this prospectus. For further details on our corporate history, please refer to the section titled “Our Corporate History and Structure” appearing on page 46 of this prospectus.

7

Corporate Information

The Company was incorporated in the Cayman Islands on June 16, 2025. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P. O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our principal executive office is located at Unit 401, 4/F, Tower 1, Harbour Centre, 1 Hok Cheung Street, Hung Hom, Kowloon, Hong Kong, and our phone number is +(852) 2669-8222. We maintain a corporate website at http://www.green-vector.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 E. 42nd St., 18th Floor, New York, NY 10168, with the telephone number +800-221-0102.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.

Implications of Our Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company.

We have elected to avail ourselves of the extended transition period for implementing new or revised financial accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to U.S. domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

8

THE OFFERING

Issuer	GreenVector Holdings Limited

Price per Share in Offering	Offering price of $1.00 per Share.

Shares offered by us	2,000,000 shares of Class A Ordinary Shares.

Price per Share in secondary offering by Selling Shareholders	At a price of $1.00 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or prices negotiated in private transactions

Duration

The shares will be offered at a fixed price of $1.00 per share for a period not to exceed [270] days from the date of this prospectus, unless extended by our Board of Directors for an additional [90] days

Shares being offered for resale by Selling Shareholders	1,018,469 shares of Class A Ordinary Shares.

Shares Outstanding Prior to Completion of Offering	10,000,000 shares of Class A Ordinary Shares.

Shares Outstanding immediately after this Offering	12,000,000 shares of Class A Ordinary Shares, assuming all of the Shares in the Offering are sold

Gross Proceeds received by us	$2,000,000, assuming an offer price of $1.00 per Share. We will receive none of the proceeds from the sale of shares by the Selling Shareholders.

Market for our Shares

Our Shares are not currently traded on any exchange. We intend to apply to list our Class A Ordinary Shares on the OTCQB Market. The closing of this Offering is conditional upon OTCQB’s final approval of our listing application. We cannot assure you that our application will be approved; if it is not approved, we will not complete the Offering. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from an investment in the Shares.

Use of Proceeds

We estimate that we will receive net proceeds from this Offering of up to $647,951, based on the price to the public in this Offering of $1.00 per Share and after deducting estimated offering expenses.

We intend to use the proceeds from this Offering for expansion through potential strategic acquisitions, research and development, upgrade of machinery, and working capital. We will receive none of the proceeds from the sale of shares by the Selling Shareholders.

Please refer to the section titled “Use of Proceeds”.

Risk Factors	Investing in our Shares involves a high degree of risk and purchasers of our Shares may lose part or all of their investment. Please refer to the section titled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Shares beginning on page 11.

Dividend Policy	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Transfer agent	VStock Transfer, LLC

9

SUMMARY FINANCIAL DATA

The following summary presents consolidated statements of operations and cash flow data for the fiscal years ended March 31, 2025 and 2024 and the summary consolidated balance sheet data as of March 31, 2025 and 2024, which have been derived from our consolidated financial statements included elsewhere in this prospectus.

The following summary presents unaudited interim condensed consolidated statements of operations and cash flow data for the six months ended September 30, 2025 and 2024 and the summary consolidated balance sheet data as of September 30, 2025 and March 31, 2025, which have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as our consolidated financial statements and include all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair statement of our financial position and results of operations and cash flows for the periods presented.

You should read this section in conjunction with our audited consolidated financial statements and the accompanying notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented.

Consolidated Income Statement Data:

	For the years ended March 31,		For the six months ended September 30,
	2025 US$	2024 US$	2025 (Unaudited) US$	2024 (Unaudited) US$

Revenues
Revenues – related parties	$4,996,725	$2,436,184	$1,303,900	$2,363,646
Revenues – third parties	294,570	335,390	798,230	149,612
Total revenues	5,291,295	2,771,574	2,102,130	2,513,258

Operating expenses
Direct cost of revenues	(2,670,690)	(1,658,392)	(873,495)	(1,326,753)
Selling and marketing expenses	(177)	(240)	(15,616)	-
General and administrative expenses – third parties	(1,069,370)	(1,063,821)	(726,787)	(542,309)
General and administrative expenses – related parties	(136,862)	(99,113)	(64,800)	(57,662)
Total operating expenses	(3,877,099)	(2,821,566)	(1,680,698)	(1,926,724)

Income/(loss) from operations	1,414,196	(49,992)	421,432	586,534

Other income/(expenses)
Other income	6,789	36,078	685	3,056
Interest expenses	(6,857)	(11,761)	(2,333)	(4,276)
Total other (expense)/income, net	(68)	24,317	(1,648)	(1,220)

Income/(losses) before income taxes	1,414,128	(25,675)	419,784	585,314

Income tax expense	(151,303)	-	(47,838)	(19,086)

Net income/(losses)	$1,262,825	$(25,675)	$371,946	$566,228

Foreign currency translation adjustment	18,220	8,264	923	22,247

Total comprehensive income/(losses)	$1,281,045	$(17,411)	$372,869	$588,475

Consolidated Balance Sheet Data:

	As of March 31,		As of September 30,
	2025 US$	2024 US$	2025 (Unaudited) US$
Cash and cash equivalents	741,537	203,672	826,650
Accounts receivables – third parties, net	14,770	12,130	288,668
Accounts receivables – related parties, net	2,815,277	2,339,113	1,810,150

Total current assets	4,359,692	3,165,717	4,384,334
Total non-current assets	882,315	1,752,649	1,821,480
Total assets	5,242,007	4,918,366	6,205,814

Total current liabilities	1,213,513	1,712,451	1,412,894
Total non-current liabilities	82,649	541,115	474,206
Total liabilities	1,296,162	2,253,566	1,887,100

Total stockholders’ equity	3,945,845	2,664,800	4,318,714

Consolidated Statements of Cash Flows Data:

	For the year ended March 31,		For the six months ended September 30,
	2025 US$	2024 US$	2025 (Unaudited) US$	2024 (Unaudited) US$
Net cash provided by operating activities	856,588	197,014	15,382	81,918
Net cash (used in) / provided by investing activities	(56,782)	(68,307)	242,997	(118,965)
Net cash used in financing activities	(266,892)	(149,711)	(177,483)	(87,360)
Net change in cash and cash equivalents	532,914	(21,004)	80,896	(124,407)
Effect on exchange rate change on cash and cash equivalents	4,951	(1,427)	4,217	(7,260)

Cash and cash equivalents at the beginning of the year/period	203,672	226,103	741,537	203,672
Cash and cash equivalents at the end of the year/period	741,537	203,672	826,650	72,005

10

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this Offering unless you can afford to lose your entire investment.

Risks Related to Our Corporate Structure

We will rely on dividends and other distributions on equity paid by the Operating Subsidiary in the future to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business. In the future, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash.

Our Company is a holding company, and we will rely on dividends and other distributions on equity paid by the Operating Subsidiary in the future for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If the Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Please refer to the section titled “Dividend Policy” for more information.

According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation —Hong Kong taxation.” The PRC laws and regulations do not currently have any material impact on transfers of cash from GreenVector Holdings Limited to our Operating Subsidiary or our Operating Subsidiary to GreenVector Holdings Limited, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Shares, potentially rendering them worthless.

11

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our Operating Subsidiary and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of our Shares.

Although we have direct ownership of our Operating Subsidiary in Hong Kong and currently do not have or intend to have any subsidiary or any contractual arrangement to establish a VIE structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our Operating Subsidiary, being based in Hong Kong and having all of its operations to date in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a company such as our Operating Subsidiary, given the substantial operations of our Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event that we or our Operating Subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Operating Subsidiary might be subject to fines, experienced evaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted. Our organizational structure involves risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our Operating Subsidiary’s operations and/or a material change in the value of our Shares, including the risk that such event could cause the value of such securities to significantly decline or become worthless. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, the Trial Measures and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

12

GreenVector Holdings Limited is a holding company incorporated in the Cayman Islands with operating entities based in Hong Kong, as of the date of this prospectus, we have no subsidiary, VIE structure or any direct operations in mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong, with our chief executive officer, chief operating officer, and all members of the board of directors of GreenVector Holdings Limited based in Hong Kong are not mainland China citizens and all of our revenues and profits are generated by our subsidiaries in Hong Kong and we have not generated any revenues or profits in mainland China. Additionally, we do not intend to operate in mainland China in the foreseeable future. As such, we do not believe we would be subject to the M&A Rules, or would be required to file with the CSRC under the Trial Measures. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021,the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

In addition, on December 28, 2021, the Measures were published and became effective on February 15, 2022, and require that, among other things, and in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and which further elaborate on the factors to be considered when assessing the national security risks of the relevant activities. The publication of the Measures indicates greater oversight by the CAC over data security, which may impact our business and this Offering in the future. As of the date of this prospectus, our Hong Kong Operating Subsidiary does not have any mainland China individuals as clients. However, our Operating Subsidiary may collect and store certain data (including certain personal information) from its customers for “Know Your Customers” purposes, which may include mainland China individuals in the future. As of the date of this prospectus, we do not expect the Measures to have an impact on our business, operations or this Offering to subject us or our Hong Kong Operating Subsidiary to permission requirements from the CAC or any other government agency that is required to approve our subsidiaries’ operations, as we do not believe that we will be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) all of our subsidiaries’ operations are conducted by our Hong Kong subsidiaries which currently solely serve the Hong Kong local market, we currently have no operations in mainland China; (ii) we do not have or intend to have any subsidiary nor do we have or intend to establish a VIE structure with any entity in mainland China and the Measures remain unclear whether they shall be applied to a company like us; (iii) as of date of this prospectus, we have neither collected nor stored any personal information of any mainland China individual or within mainland China, nor do we entrust or expect to be entrusted by any individual or entity to conduct any data processing activities of any mainland China individual or within mainland China; (iv) as of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we must file for a cybersecurity review; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our subsidiaries’ business operations and the listing of our Shares in the U.S. could be subject to CAC’s cybersecurity review or we and our subsidiaries might be covered by permission from the CAC or any other government agency that is required to approve our subsidiaries’ operations in the future. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It also remains highly uncertain what the potential impact such modified or new laws and regulations will have on our subsidiaries’ daily business operations, its ability to accept foreign investments and the listing of our Shares on a U.S. or other foreign exchanges. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete this Offering or cause the value of our Shares to significantly decline or become worthless.

13

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. However, since the Trial Measures was newly promulgated, its interpretation, application and enforcement remain unclear. If the filing procedure with the CSRC under the Trial Measures is required for this Offering and any future offerings, listing or any other capital raising activities by us, it is uncertain whether we could complete the filing procedure in a timely manner, or at all. Any failure to complete such filings may subject us to regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offering of securities overseas into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our Shares.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that conduct overseas offering and listing both directly and indirectly should institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations; (2) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; (3) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations; (4) where a domestic company, after fulfilling relevant procedures, provides to securities companies, securities service providers and other entities with any documents and materials that contain state secrets or working secrets of government agencies, or any other documents and materials that will be detrimental to national security or public interest if leaked, a non-disclosure agreement shall be signed between the provider and receiver of such information; and (5) domestic companies, securities companies or securities service providers that discover any leakage or possible leakage of state secrets, working secrets of government agencies or any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall immediately take remedies and report to relevant state organs and units.

As of the date of this prospectus, in the opinion of our Hong Kong counsel, Kwok Yih & Chan, we are not required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

14

As of the date of this prospectus, we believe that neither we nor our Operating Subsidiary, is subject to the M&A Rules, the Trial Measures, the Confidentiality Provisions, the Measures or the regulations or policies that have been issued by the CSRC or the CAC as of the date of this prospectus, nor are we currently covered by permission requirements from the CSRC, the CAC or any other PRC governmental agency that is required to approve our listing on the U.S. exchanges and offering securities. Hence, based on the foregoing, since we are not subject to the regulations or policies issued by the CAC to date, we believe that we are currently not required to be compliant with such regulations and policies issued by the CAC as of the date of this prospectus. Further, as of the date of this prospectus, neither we nor our Operating Subsidiary has ever applied for any such permission or approval, as we currently are not subject to the M&A Rules or the regulations and policies issued by the CAC. Notwithstanding the above, uncertainties exist as to how the M&A Rules and, the Trial Measures and the Confidentiality Provisions will be interpreted and implemented by Chinese regulators and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules and, the Trial Measures and the Confidentiality Provisions. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approvals are required for our offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. Moreover, if there is significant change to the applicable laws, regulations, or interpretations change, that require us to obtain approvals from the CSRC or other PRC regulatory agencies on, among others, the M&A Rules, the Trial Measures and the Confidentiality Provisions at any stage, including but not limited, upon the completion of this Offering, in the future, and, if in such event, we or our Hong Kong subsidiaries (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC or any other PRC regulatory agencies, we will not be able to list our Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of investors and cause the value of Shares to significantly decline or be worthless.

All of our Operating Subsidiary’s operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may intervene or influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiary and/or the value of our Shares. The PRC government may also impose restrictions on our ability to transfer money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Given the recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline or be worthless. Additionally, any further control over offerings conducted overseas and/or foreign investment impacting our subsidiary in Hong Kong by the Hong Kong government could result in a material change in our Operating Subsidiary’s operations, financial performance and/or the value of our Shares or impair our ability to raise money.

The Chinese government may exert more control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Shares to investors and cause the value of our Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Cybersecurity Review Measures, the PRC Personal Information Protection Law and the Trial Measures have already indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. We could be subject to approval or review by Chinese regulatory authorities to pursue this Offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

15

Risks Related to Our Business and Industry

The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers.

Our customers may request additional, reduction or alteration of works beyond the scope of the contract during project implementation by placing variation orders with us. The aggregate amount of revenue that we are able to derive from a project may be different from the original estimated contract sum specified in the relevant contract due to variation orders placed by our customers. As such, there is no assurance that the amount of fees and charges as finally agreed with our customers would be sufficient to recover our costs incurred or provide us with a reasonable profit margin or the amount of revenue derived from our projects will not be substantially different from the original estimated contract sum as specified in the relevant contracts and our financial condition may be adversely affected by any decrease in our revenue as a result of variation orders although our Company periodically reviews the status of our projects. As a result, there is no assurance that our revenue and profit margin in the future will remain at a level comparable to those recorded during the six months ended September 30, 2025, and the fiscal years ended March 31, 2025 and 2024.

If we do not comply with certain laws, we could be suspended or debarred from contracting, which could have a material adverse effect on our business.

Various statutes to which our operations are subject, such as Factories and Industrial Undertakings Ordinance (Cap. 59 of the Laws of Hong Kong), Construction Sites (Safety) Regulations (Cap. 59I of the Laws of Hong Kong), Factories and Industrial Undertakings (Safety Officers and Safety Supervisors) Regulations (Cap. 59Z of the Laws of Hong Kong), Factories and Industrial Undertakings (Safety Management) Regulation (Cap. 59AF of the Laws of Hong Kong) and Occupational Safety and Health Ordinance (Cap. 509 of the Laws of Hong Kong), which deal with the health and safety during the construction process and various other statutes provide for discretionary suspension and/or debarment in certain circumstances.

The scope and duration of any suspension or debarment may vary depending upon the facts of a particular case and the statutory or regulatory grounds for debarment. Any suspension or debarment from contracting will have a material adverse effect on our financial condition, results of operations or liquidity.

We depend on third parties for supply of materials to operate our business.

We purchase materials from our suppliers in order to manufacture eco-friendly construction materials. We source recycled material from our suppliers. We have partnerships with local suppliers and recycling facilities to secure such supplies. However, we cannot assure you that our favorable working relationships with our suppliers will continue in the future.

The inability to purchase recycled materials could severely impact our business, as it is what we use to manufacture construction material to generate revenue. If our suppliers experience price increases or disruptions to their business, such as labor disputes, supply shortages or distribution problems, our business, financial condition, results of operations, liquidity and cash flows could be materially and adversely affected.

We may not be able to compete favorably in the construction materials industry.

Some of our competitors may have certain advantages, including but not limited to having better financing capabilities, well developed technical expertise, and greater access to industry resources. New participants may wish to enter the industry provided that they have the requisite environmental certifications and industry business relationship. Any significant increase in competition may result in lower operating margins and loss of market share, which may adversely affect our profitability and operating results.

16

During the six months ended September 30, 2025 and 2024, and the fiscal years ended March 31, 2025 and March 31, 2024, one distributor, our affiliate entity, accounted for 48.3%, 83.9%, 84.6% and 71.5%, respectively, of our total revenues.

Significant percentage of our revenue was derived from our affiliate entity, Tiostone Environmental Limited, our sole distributor, for the six months ended September 30, 2025 and 2024, and the fiscal years ended March 31, 2025 and March 31, 2024. Our ultimate clients include major construction firms. Although since April 2025, the ultimate clients have commenced making direct orders with Laputa, and further material orders with Tiostone Environmental Limited are not expected in the future, we cannot assure that we will continue to secure business from these ultimate customers and/or through our distributor, and major customers who we may procure in the future. If there is a significant decrease in the number of purchase orders placed by this recurrent customer base, and we are unable to secure purchase orders of a comparable size and quantity as replacements from other potential customers, our financial condition and operating results will be materially and adversely affected.

The transition to direct customer ordering may expose us to operational, commercial, and compliance risks that could adversely affect our business and competitive position.

Beginning in April 2025, certain customers began placing orders directly with us rather than through our affiliate distributor. While we believe this transition may strengthen our customer relationships over time, it also exposes us to new risks. We must adapt our order intake, logistics, credit management, invoicing, and collections processes, which could increase working capital needs, lengthen receivable cycles, or heighten bad-debt risk. In addition, because our affiliate distributor historically provided demand aggregation, customer coverage, and distribution logistics, the loss of these functions may reduce order volumes, diminish our pricing leverage, or increase our selling and distribution costs. The change in ordering channels may also alter the dynamics of our customer relationships: if we do not maintain service levels comparable to those previously provided by our affiliate distributor, we may experience reduced repeat orders, increased customer churn, or heightened revenue concentration among a smaller number of customers. Furthermore, while our long operating history and reputation remain competitive strengths, delays, disruptions, or reduced market access arising from the transition could negatively affect the perception of our market position. Finally, direct ordering requires us to implement enhanced sales operations, customer due diligence, anti-bribery and anti-money laundering screening, and credit controls. If these compliance and control measures are ineffective or delayed, we could face operational disruptions, regulatory risks, or increased costs. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations, or competitive position.

Environmental, health and safety laws and regulations and any changes to, or liabilities arising under, such laws and regulations could have a material adverse effect on our financial condition, results of operations and liquidity.

A number of Hong Kong government authorities have the power to enforce compliance with stringent and complex laws and regulations and the permits issued under them. Such enforcement actions often involve difficult and costly compliance measures or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil, or criminal penalties, natural resource damages, the imposition of investigatory or remedial obligations, and the issuance of orders limiting or prohibiting some or all of our operations. In addition, we may experience delays in obtaining, or be unable to obtain, required permits, which may delay or interrupt our operations and limit our growth and revenue. Please see the section “Regulations”.

We may not be able to implement our business plans effectively to achieve future growth.

We cannot assure that we will be able to grow our business as planned. Expansion plans may be affected by a number of factors beyond our control. Such factors include, but are not limited to, changes in economic conditions in Hong Kong, changes in supply and demand for the construction material we sell, and government regulations in relation to our industry. Our future growth depends on the future demand of environmentally friendly building materials and the promotion of circularity concepts. As the business expands, we may encounter a range of difficulties in managing our business, such as difficulties (i) generating sufficient liquidity internally or obtaining external financing for capital needs, and (ii) allocating its resources and managing its relationships with a growing number of customers, suppliers and other business partners. There can be no assurance that future growth will materialize or that we will be able to manage future growth effectively, and failure to do so would have a material adverse effect on our business, financial position and results of operations.

We may need to raise additional capital in the future for working capital, capital expenditures and/or acquisitions, and we may not be able to do so on favorable terms or at all, which would impair our ability to operate our business or achieve our growth objectives.

Our ongoing ability to generate cash is important for funding our continuing operations, research and development, making strategi acquisitions and servicing our indebtedness. To the extent that existing cash balances and cash flow from operations, together with borrowing capacity are insufficient to make investments or acquisitions or provide needed working capital, we may require additional financing from other sources. Our ability to obtain such additional financing in the future will depend in part upon prevailing capital market conditions and conditions in our business and our operating results. Those factors may affect our efforts to arrange additional financing on terms acceptable to us.

Furthermore, if global economic, political or other market conditions adversely affect the financial institutions that provide credit to us, it is possible that our ability to draw upon credit facilities may be impacted. If adequate funds are not available, or are not available on acceptable terms, we may not be able to make future investments, take advantage of acquisitions or other opportunities, or respond to competitive challenges, resulting in loss of market share, each of which could have a material adverse impact on our financial position, results of operations, cash flows and liquidity.

17

As our operations grow, any delays or deficiencies in our internal control may affect our ability to accurately report our results of operations or prevent fraud which may affect the market for and price of the Shares.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) will require that we include a report of management on our internal control over financial reporting in our second annual report on Form 20-F following the completion of this offering. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

During the course of documenting and testing our internal control procedures and as operations grow, in order to satisfy the requirements of Section 404, we may identify weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail or delay to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail or delay to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could, in turn, limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of the Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate our financial statements for prior periods.

We are a holding company whose principal source of operating cash is the income received from our Operating Subsidiary.

We are dependent on the income generated by our Operating Subsidiary in order to make distributions and dividends on the Shares. The amount of distributions and dividends, if any, which may be paid to us from our Operating Subsidiary will depend on many factors, including such Operating Subsidiary’s results of operations and financial condition, limits on dividends under applicable law, its constitutional documents, documents governing any indebtedness, and other factors which may be outside our control. If our Operating Subsidiary do not generate sufficient cash flow, we may be unable to make distributions and dividends on the shares.

Our significant shareholders have considerable influence over our corporate matters.

CHAN Chun Wai, Dixon, our Chairman, Chief Executive Officer and Director, beneficially owns and controls 2,186,878 shares of Class A Ordinary Shares and 500,000 shares of Class B Ordinary Shares, which corresponds to approximately 40.62% on a pre-Offering basis and 38.08% on a post-Offering basis of the voting power of our issued and outstanding shares. WONG Terence Chee-Ho, our Chief Technology Officer, beneficially owns and controls 2,346,666 shares of Class A Ordinary Shares and 500,000 shares of Class B Ordinary Shares, which corresponds to approximately 41.16% on a pre-Offering basis and 38.58% on a post-Offering basis of the voting power of our issued and outstanding shares. Our other existing shareholders beneficially own and control an aggregate of 5,466,456 Class A Ordinary Shares and no Class B Ordinary Shares. CHAN Chun Wai, Dixon and WONG Terence Chee-Ho will hold considerable influence over corporate matters requiring shareholder approval and will independently control the operations of the Company, including without limitation, electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Shares of the opportunity to sell their shares at a premium over the prevailing market price. In addition, any significant sales of shares by either of these major shareholders could adversely affect the market price of the Shares offered in this offering.

Our significant shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our significant shareholders have considerable influence over our corporate matters, their interests may differ from the interests of our Company as a whole. The shareholder could, for example, appoint directors and management without the requisite experience, relations or knowledge to steer our company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between the shareholder and our company. If we cannot resolve any conflict of interest or dispute between us and the shareholders, we would have to rely on legal proceedings, which could disrupt our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

18

If we fail to promote and maintain our brand effectively and cost-efficiently, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract customers depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Our future marketing efforts will likely require us to incur additional expenses. These efforts may not result in increased revenue in the immediate future or at all and, even if they do, any increase in revenue may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. Although we are not currently subject to any legal proceedings or claims relating to the intellectual property rights of others, we may from time to time face such proceedings or claims in the future. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in Hong Kong, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Events such as epidemics, natural disasters, adverse weather conditions, political unrest and terrorist attacks could significantly delay, or even prevent us from completing, our purchase orders.

Our operations are subject to uncertainties and contingencies beyond our control that could result in material disruptions in our operations and adversely affect our business. These include epidemics, natural disasters, fire, adverse weather conditions, political unrest, wars and terrorist attacks. Any such events could cause us to reduce or halt our operations, adversely affect our business operation, increase our costs and/or prevent us from completing our purchase orders, any one of which could materially and adversely affect our business, financial condition and results of operations.

In such an event, our business operations may also be severely disrupted due to a negative impact on investor confidence and risk appetites, the fund-raising activities of issuers and proposed listing applicants, the macroeconomic conditions as well as the financial conditions in Hong Kong. Our business operations, financial condition as well as our fund-raising activities as contemplated by this prospectus may be materially and adversely affected as a result.

We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business. In particular, there may be potential employees’ compensation claims and personal injury claims.

We may be involved in claims and litigations in respect of various matters from our customers, subcontractors, workers and other parties concerned with our works from time to time. Such claims may include in particular employees’ compensation claims and personal injury claims in relation to personal injuries suffered by workers as a result of accidents arising out of and in the course of employment of the injured workers. Although we are not currently involved in any claims or legal proceedings, there is no assurance that we will not be involved in such claims or legal proceedings in the future, nor can we assure you that any such claims or legal proceedings, if initiated, would not have a material adverse impact on our business. Should any claims against us fall outside the scope and/or limit of insurance coverage, our financial position may be adversely affected. Regardless of the merits of any outstanding and potential claims, we need to divert management resources and incur extra costs to handle these claims, which could affect our corporate image and reputation if they were published by the press. If the aforesaid claims were successfully made against us and are not covered by insurance policies, we may need to pay damages and legal costs, which in turn could adversely affect our results of operations and financial position.

19

Our insurance coverage may not be adequate to cover potential liabilities.

Certain risks disclosed elsewhere in this section such as risks in relation to customer concentration, our ability to obtain new purchase orders, our ability to retain and attract personnel, availability, project and cost management, our ability to maintain and renew our registrations, credit risk and liquidity risk, are generally not covered by insurance because they are either uninsurable or it is not cost justifiable to insure against such risks. Insurance policies covering losses from acts of war, terrorism, or natural catastrophes are also either unavailable or cost prohibitive.

Further, we may be subject to liabilities against which we are not insured adequately or at all or liabilities against which cannot be insured. Should any significant liabilities arise due to accidents, natural disasters, or other events which are not covered or are inadequately covered by our insurance, our business may be adversely affected, potentially lead to a loss of assets, lawsuits, employee compensation obligations, or other forms of economic loss.

We maintain employees’ compensation insurance for our employees at our office. See “Business – Insurance” for more details. We cannot guarantee that our current levels of insurance are sufficient to cover all potential risks and losses. In addition, we cannot guarantee that we can renew our policies or can renew our policies on similar or other acceptable terms. If we suffer from severe unexpected losses or losses that far exceed the policy limits, it could have a material and adverse effect on our business, financial position, results of operations and prospect.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

Our revenues and expenses will be denominated predominantly in Hong Kong dollars. The value of the Hong Kong dollar against the U.S. dollar may fluctuate and may be affected by, among other things, changes in political and economic conditions. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar.

Our business is conducted in Hong Kong, our books and records are maintained in H.K. dollar, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between H.K. dollar and United States dollar affect the value of our assets and the results of our operations, when presented in United States dollars. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenue and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from this Offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Our business is susceptible to government policies and macroeconomic conditions.

The market growth of the construction industry in Hong Kong highly correlates to government policies and the macroeconomic environment. Particularly, during economic downturns, due to limited financial budgets, property developers and tenants are more conservative to invest capital resources to renovate their living spaces and select high-end products, such as furniture and marbles imported from overseas. On the other hand, government policies, such as urban renewal and development program and land sales, may affect the availability of land for property developers to construct and subsequently the demand for wet trades works in Hong Kong may deteriorate. In fact, according to the Lands Department, the area of land sales has dropped from approximately 323.8 thousand square meters in 2016/17 to approximately 34.8 thousand square meters in 2023/2024. As a result, the issue of overreliance on government policies and cyclical nature of construction works may adversely impact the development of wet trades works market in Hong Kong.

20

We are exposed to risks of general economic downturn and deteriorating market conditions, such as Sino-U.S. trade conflicts.

As our business and operations are based in Hong Kong, our business growth is primarily dependent upon the economy and market condition in Hong Kong and the PRC. The market conditions are directly affected by, among other things, the global and local political and economic environments, such as uncertainties about the Sino-U.S. trade conflicts. Any sudden downturn in the general economic environment or change to political environment in Hong Kong and the PRC beyond our control may adversely affect the financial market sentiment in general. Severe fluctuations in market and economic sentiments may also lead to a prolonged period of sluggish performance of the real estate and construction industries. As such, our revenue and profitability may fluctuate and we cannot assure you that we will be able to maintain our historical financial performance in times of difficult or unstable economic conditions.

Risks Related to Doing Business in Hong Kong

Hong Kong’s legal system is evolving and has inherent uncertainties that could limit the legal protection available to you.

For the six months ended September 30, 2025, and the fiscal years ended March 31, 2025 and 2024, our revenue was derived from sales to construction and engineering firms in Hong Kong. The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC had to accept some conditions such as Hong Kong’s Basic Law before its return. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement had given Hong Kong the freedom to function in a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

Some international observers and human rights organizations have expressed doubts about the future of the relative political freedoms enjoyed in Hong Kong and the PRC’s pledge to allow a high degree of autonomy in Hong Kong. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. If the PRC were to, in fact, renege on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary in Hong Kong.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA - authorized sanctions on eleven individuals, including former HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Operating Subsidiary in Hong Kong is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

21

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks, and their implications to U.S. investors, associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On December 2, 2021, the SEC adopted final amendments to its rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which took effect on January 10, 2022. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year, as defined in the rules, under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading in the United States, including on the OTCQB marketplace or other U.S. trading markets if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, shortening the timeline for the application of the HPCAA’s delisting and trading prohibition from three years to two, and thus, would reduce the time before securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued a determination report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China; and (2) Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. Our current auditor, AOGB CPA Limited, is headquartered in Hong Kong and was not identified by the PCAOB in its report on December 16, 2021 as a firm subject to the PCAOB’s determinations, which determinations were vacated on December 15, 2022.

On August 26, 2022, the PCAOB signed a Statement of Protocol, or SOP, Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigation, establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA.

22

If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the lack of access to the PCAOB inspection in China would prevent the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors could be deprived of the benefits of such PCAOB inspections, if the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong. The inability of the PCAOB to conduct inspections of auditors in China would make it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. Although our auditor was not identified by the PCAOB in its report as a firm subject to the PCAOB’s determinations, which determinations were vacated on December 15, 2022, should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, this could adversely affect us and our securities for the reasons noted above.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. AOGB CPA Limited is headquartered in Hong Kong and is subject to inspection by the PCAOB on a regular basis and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. However, the recent developments would add uncertainties to our Offering and we cannot assure you whether OTCQB Market or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Transferability of Shares

The OTCQB is not designated as a “recognized exchange” for the purposes of the Securities and Investment Business Act, any shares in our Company will not benefit from the provisions of the Securities and Investment Business Act which relate to the transferability of shares in our Company while listed on a recognized exchange. As such, any transfer of shares in our Company would need to be made by way of the registration of such shares with a brokerage which would take legal title to such shares and thereby allow the beneficial title in such shares to be transferred in accordance with the rules of the OTC, or, such transfer would be required to be made by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.

Risks Related to Our Offering and Ownership of Our Shares

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this Offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the Securities and Exchange Commission and the OTCQB Market require significantly heightened corporate governance practices for public companies. As a result, we expect these rules and regulations to increase our legal, accounting and financial compliance costs and make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Shares could decline.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the Securities and Exchange Commission and the OTCQB Market impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other generally applicable requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

23

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the Securities and Exchange Commission. We also expect that operating as a public company will make it more difficult and expensive for us to obtain director and officer liability insurance. We may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the Company following periods of instability in the market price of that Company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. We are subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

An active trading market for our Ordinary Shares may not develop and the trading price for our Ordinary Shares may fluctuate significantly.

There is no public market for our Class A Ordinary Shares. We intend to apply for listing our Class A Ordinary Shares on the OTC market. The closing of this Offering is conditional upon OTCQB’s final approval of our listing application, and there can be no assurance that such an application for quotation will be approved. We cannot assure you that our application will be approved; if it is not approved, we will not complete the Offering. If an active public market for our Class A Ordinary Shares does not develop following the completion of this Offering, the market price and liquidity of our Class A Ordinary Shares may be materially and adversely affected.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this Offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the U.S. Securities and Exchange Commission upon the occurrence of matters that are material to our Company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our Company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, mostly private companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. In addition, we will not be required to disclose detailed individual executive compensation information.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

24

The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. We have elected to avail ourselves of the extended transition period for implementing new or revised financial accounting standards. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner (1) if our revenue exceed $1.235 billion, (2) if we issue more than $1 billion in non-convertible debt in a three-year period, or (3) if the market value of our shares held by non-affiliates exceeds $700 million as of any March 31 before that time, in which case we would no longer be an emerging growth company as of the following March 31. We cannot predict if investors will find our Shares less attractive because we may rely on these exemptions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests and our financial statements may not be comparable to companies that comply with public company effective dates. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company.

Shares eligible for future sale may adversely affect the market price of our Shares, as the future sale of a substantial amount of outstanding Shares in the public marketplace could reduce the price of our Shares.

The market price of our Shares could decline as a result of sales of substantial amounts of our Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Shares. An aggregate of 10,000,000 Class A Ordinary Shares are outstanding before the consummation of this Offering and 12,000,000 Class A Ordinary Shares will be outstanding immediately after this Offering. All of the Shares sold in the Offering will be freely transferable without restriction or further registration under the Securities Act. The remaining Shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

25

Future sales, or the perception of future sales, by us or our shareholder in the public market following this Offering could cause the market price for our Shares to decline.

The sale of substantial amounts of Shares in the public market, or the perception that such sales could occur could harm the prevailing market price of our Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Upon completion of this Offering we will have a total of 12,000,000 Class A Ordinary Shares outstanding. Of the outstanding Shares, the 2,000,000 Class A Ordinary Shares sold or issued in this Offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or Securities Act, except that any Shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations described in “Shares Eligible for Future Sale.” All remaining Shares, which are currently held by our shareholder, may be sold in the public market in the future subject to the restrictions contained in Rule 144 under the Securities Act. If our shareholder sells a substantial amount of Shares, the prevailing market price for our Shares could be adversely affected.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

If you purchase our Shares in our public offering, you may not be able to resell those Shares at or above the public offering price. We cannot assure you that our Shares’ public offering price, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our Shares that have occurred from time to time prior to our public offering. The market price of our Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

26

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Shares.

In addition, if the trading volumes of our Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Shares. This low volume of trades could also cause the price of our Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Shares. As a result of this volatility, investors may experience losses on their investment in our Shares. A decline in the market price of our Shares also could adversely affect our ability to issue additional Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Shares will develop or be sustained. If an active market does not develop, holders of our Shares may be unable to readily sell the Shares they hold or may not be able to sell their Shares at all.

Future issuances or sales, or perceived issuances or sales, of substantial amounts of Shares in the public market could materially and adversely affect the prevailing market price of the Shares and our ability to raise capital in the future.

The market price of our Shares could decline as a result of future sales of substantial amounts of shares or other securities relating to the shares in the public market, including by the Company’s significant shareholder, or the issuance of new shares by the Company, or the perception that such sales or issuances may occur. Future sales, or perceived sales, of substantial amounts of the shares could also materially and adversely affect our ability to raise capital in the future at a time and at a price favorable to us, and our shareholders will experience dilution in their holdings upon our issuance or sale of additional securities in the future. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Shares. A few shareholders hold a significant portion of our Shares and these are “restricted securities” as defined in Rule 144. These Shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

27

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional funds in the future to finance further expansion of our capacity and business relating to our existing operations, acquisitions or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the Company other than on a pro rata basis to existing shareholders, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

●	further limit our ability to pay dividends or require us to seek consents for the payment of dividends;
●	increase our vulnerability to general adverse economic and industry conditions;
●	require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate needs; and
●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

There may not be an active, liquid trading market for our Shares, and we do not know if a more liquid market for our Shares will develop to provide you with adequate liquidity.

Prior to this Offering, there has not been a public trading market for our Shares. We cannot assure you that an active trading market for our Shares will develop following this Offering, or if it does develop, that will be maintained. We will seek to have our securities approved for listing on the OTCQB Market upon consummation of this Offering. The closing of the Offering is conditional upon OTCQB’s final approval of our listing application. We cannot assure you that our application will be approved; if it is not approved, we will not complete the Offering. You may not be able to sell your securities quickly or at the market price if trading in our securities is not active. Further, if we are successful in listing the Shares on OTCQB Market we cannot ensure that an active public market for our Shares will develop after this Offering, or that if it does develop, it will be sustained. In the absence of a public trading market:

●	you may not be able to liquidate your investment in our Shares;
●	you may not be able to resell your Shares at or above the public offering price;
●	the market price of our Shares may experience more price volatility; and
●	there may be less efficiency in carrying out your purchase and sale orders.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the OTCQB Market rules and regulations. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

28

Because our offering price is substantially higher than our pro forma net tangible book value per Share, you will experience immediate and substantial dilution.

The public offering price of our Shares is substantially higher than the pro forma net tangible book value per share of our Shares. Assuming the completion of the Offering, if you purchase Shares in this Offering, you will incur immediate dilution of approximately $0.38 in the pro forma net tangible book value per share from the price per share that you pay for the shares. Accordingly, if you purchase shares in this Offering, you will incur immediate and substantial dilution of your investment. Please refer to the section titled “Dilution.”

Purchasers of Class A Ordinary Shares in the secondary offering by the Selling Shareholders may pay more or less  than purchasers of Class A Ordinary Shares in our best efforts primary offering, and vice versa.

This prospectus relates to two separate offerings of our Class A Ordinary Shares: (i) a primary offering of 2,000,000 Class A Ordinary Shares by the Company at a price of $1.00 per Share on a best efforts basis, and (ii) a secondary offering of 1,018,469 Class A Ordinary Shares by the Selling Shareholders at a fixed price of $1.00 per Ordinary Share until such shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions. Because the offering prices in these two offerings may differ once our Class A Ordinary Shares are listed or quoted on an exchange or market, purchasers of Class A Ordinary Shares in the secondary offering could pay more or less than purchasers in our primary best efforts offering. Investors should be aware that the price paid by purchasers in one offering may not be indicative of the price at which shares may be purchased in the other offering, and that there can be no assurance that purchasers in either offering will be able to sell their Class A Ordinary Shares at or above the price they paid.

There is no minimum amount of Class A Ordinary Shares which have to be sold in this offering for us to close.  If we do not sell enough Shares to implement our business plan, you might lose your entire investment.

There is no required minimum amount of Class A Ordinary Shares that must be sold in this offering. As a result, potential investors will not know how many shares will ultimately be sold nor the minimum amount of proceeds we will receive from the offering, which might be nothing. If we sell only a few Shares, potential investors may end up holding shares in a company that (i) has not received adequate proceeds from this offering to continue ongoing operations and (ii) does not have enough capital to properly implement its business plan.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws against us, our management or the experts named in the prospectus.

Although we are a company incorporated in the Cayman Islands, we conduct substantially all of our operations in Hong Kong and substantially all of our assets are located in Hong Kong. In addition, a majority of our directors and executive officers reside within Hong Kong, and most of the assets of these persons are located within Hong Kong. As a result, it may be difficult for you to effect service of process within the United States upon us or these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Hong Kong is a Special Administrative Region of the PRC. A foreign judgment can be enforced in Hong Kong either under the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319) (the “Ordinance”) or at common law. Registration of a foreign judgment under the Ordinance can be made by an ex parte application with the local court but this avenue is limited to monetary judgments entered in designated jurisdictions, which currently include: Australia, Austria, Belgium, Bermuda, Brunei, France, Germany, India, Israel, Italy, Malaysia, The Netherlands, New Zealand, and Singapore and Sri Lanka. An action to enforce a foreign judgment at common law is a comparatively cumbersome process. It is in essence an independent suit in Hong Kong and the judgment creditor must follow normally applicable service procedures. Judgments entered in the United States and the United Kingdom can be enforced in Hong Kong only at common law. To be eligible for common-law recognition, the judgment must (1) be for a definite sum of money; (2) be final and conclusive; and (3) have been granted by a court with competent jurisdiction over the defendant. With respect to finality, a Hong Kong court may refrain from enforcing a judgment during the pendency of an appeal. This raises the possibility of undue delay and asset dissipation. With respect to the requirement of competent jurisdiction of the foreign judgment seeking to be enforced in Hong Kong, it is governed by private international law as interpreted in Hong Kong, not the law of the foreign forum. Jurisdiction can generally be asserted on the basis of the defendant’s physical presence in the foreign forum, appearance in the underlying legal proceeding or prior contractual consent to jurisdiction. Under the common law and the Ordinance, only limited defenses on the grounds such as fraud, due process and Hong Kong public policy can be raised against a duly registered foreign judgment. There is no mechanism for reconsideration of the merits of the underlying foreign litigation.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands and conduct substantially all of our operations in Hong Kong through our wholly-owned Hong Kong Operating Subsidiary. Most of our directors and substantially all of our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for our shareholders to effect service on these persons or bring an action against us or against these individuals in the Cayman Islands or in Hong Kong in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render them unable to enforce a judgment against our assets or the assets of our directors and officers.

29

Our corporate affairs are governed by our Memorandum and Articles, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, actions by our minority shareholders and the fiduciary duties of our directors under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, please refer to the section titled “Description of Share Capital – Differences in Corporate Law”.

It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the Cayman Islands and Hong Kong.

We have been advised by Conyers Dill & Pearman, our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of the United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and
●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has further advised us that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under the civil liability provisions of the United States federal securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

30

In the opinion of Kwok Yih & Chan, our counsel to Hong Kong law, there is uncertainty as to whether the courts of the Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

In the opinion of Kwok Yih & Chan, our Hong Kong counsel, foreign judgments can be enforced under statute under the Foreign Judgments (Reciprocal Enforcement) Ordinance or under common law. The Foreign Judgments (Reciprocal Enforcement) Ordinance has created a statutory registration scheme for the recognition and enforcement of foreign judgments based on reciprocity but the United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities, such as the SEC, and other actions, will not be enforced by the Hong Kong courts under the statutory regime. In addition, the Supreme People’s Court of the PRC and the Government of Hong Kong have entered into the “Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region,” or the Arrangement. The Mainland Judgments in Civil and Commercial Matters (Reciprocal Enforcement) Ordinance implemented the Arrangement in Hong Kong through local legislation and provides for a registration mechanism for recognition and enforcement of Mainland judgments in Hong Kong. However, the Arrangement does not enable reciprocal enforcement of judgments between Hong Kong and the United States. Accordingly, any judgments rendered by a court in the United States will need to be enforced under common law. In order to enforce a foreign judgment under common law in Hong Kong, the judgment must meet certain criteria before it can be enforced, such as the judgment being final and conclusive.

We could become a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our shares to significant adverse United States income tax consequences.

We will be a “passive foreign investment company,” or “PFIC,” if, in any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income (the “asset test”). In determining whether we are a PFIC, we are permitted to take into account the assets and income of our Operating Subsidiary because we own 100% of their stock. However, even if we take into account the assets and income of our Operating Subsidiary, we may still be considered a PFIC in 2023 and possibly later years, depending on a number of factors, including the composition of our income and assets, how quickly we use our liquid assets, including the cash raised pursuant to this Offering (if we determine not to, or are unable to, deploy significant amounts of cash for active purposes our risk of being a PFIC will substantially increase), the market price of our Shares, and fluctuations in that price. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for 2023 or any future taxable year. Please refer to the paragraph titled “Taxation – United States Federal Income Taxation.”

If we are a PFIC in any taxable year, a U.S. holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the Shares and on the receipt of distributions on the Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules. A U.S. holder may also be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. holder holds our Shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which such U.S. holder holds our Shares. Please refer to the paragraph titled “Taxation – United States Federal Income Taxation.”

31

We do not expect to pay dividends in the foreseeable future after this Offering. You must rely on price appreciation of the Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this Offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Please refer to the section titled “Dividend Policy.” Therefore, you should not rely on an investment in the Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or out of share premium account, provided that in no circumstances may a dividend be paid out of the share premium account unless, immediately following the date on which the distribution or dividend is proposed to be paid, the Company shall be able to pay its debts as they fall due in the ordinary course of business. Even if we decide to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the Shares will likely depend entirely upon any future price appreciation of the Shares. There is no guarantee that the Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Shares. You may not realize a return on your investment in the Shares and you may even lose your entire investment in the Shares.

New climate-related disclosure obligations in proposed SEC rule amendments could have uncertain impacts on our business, impose additional reporting obligations on us, and increase our costs.

In March 2022, the SEC proposed rule amendments that would implement a framework for the reporting of climate-related risks and create a wide range of new climate-related disclosure obligations for all registrants, including us. The proposed rules would require us to include certain climate-related information in registration statements and annual reports, including (i) climate-related risks and their actual or likely material impacts on our business, strategy, and outlook; (ii) our governance of climate-related risks and relevant risk management processes; (iii) information on our greenhouse gas emissions; (iv) certain climate-related financial statement metrics and related disclosures in a note to our audited financial statements; and (v) information about our climate-related targets, goals, and transition plans.

The proposed rules remain open to public comment and may be subject to challenges and litigation. Thus, the ultimate scope and impact of the proposed rules on our business remain uncertain. To the extent new rules, if finalized, impose additional reporting obligations on us, we could face substantial increased costs. Separately, the SEC has also announced that it is scrutinizing climate-change related disclosures in public filings, increasing the potential for enforcement if the SEC were to allege that our existing climate disclosures are misleading or deficient.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the Cayman Islands. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

The sale or availability for sale of substantial amounts of our Shares could adversely affect their market price.

Sales of substantial amounts of our Shares in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 10,000,000 Shares issued and outstanding. The Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, and Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 12,000,000 Class A Ordinary Shares issued and outstanding immediately after this Offering. See “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this Offering.

32

INDUSTRY DATA AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. We have not commissioned any of the industry and market data included in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of 2,000,000 Class A Ordinary Shares at the fixed offering price of $1.00 per Share and after deducting estimated offering expenses.

The primary purposes of this Offering are to create a public market for our Shares for the benefit of all shareholders, retain talented employees and obtain additional capital.

We will not receive the proceeds from the sale of any shares of our common stock offered by the Selling Stockholder (see “Selling Stockholders” on page 20). If we are able to sell all of the 2,000,000 shares of our common stock we are offering through this prospectus, then we will generate net proceeds of approximately $647,951 based on the price to the public in this Offering of $1.00 per Share) and after deducting estimated offering expenses

Our offering is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price is fixed at $0.25 per share. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

If we are able to sell all of the 2,000,000 shares of Class A Ordinary Shares we are offering through this prospectus, we estimate that we will receive net proceeds from this Offering of up to $647,951 based on the price to the public in this Offering of $1.00 per Share and after deducting estimated offering expenses. We intend to use the net proceeds of this Offering as follows:

●	30%, or $194,385, for expansion through strategic acquisitions; while we have not identified specific acquisition targets or entered into any agreements or commitments to date, we may pursue targets in eco-construction material technologies, capacity expansion, or distribution assets in Hong Kong and nearby markets; if suitable acquisitions are not identified or completed on acceptable terms, we may instead use these proceeds for research and development, machinery upgrades, or working capital;

●	25%, or $161,988, for research and development;

●	25%, or $161,988, to upgrade machinery; and

●	20%, or $129,590, for working capital.

USE OF PROCEEDS	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Gross Proceeds	$500,000	$1,000,000	$1,500,000		$2,000,000
Estimated Offering Expenses	338,116	676,232	1,014,349		$1,352,465.85
Estimated Net Proceeds	$161,987	$323,975	$485,963		$647,951
TOTALS	$[*]	$[*]	$[*]	$	[*]

The precise amounts and percentage of proceeds we would devote to particular categories of activity will depend on prevailing market and business conditions as well as particular opportunities that may arise from time to time. This expected use of our net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of proceeds will depend on business and market conditions as they develop. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

33

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future.

During the six months ended September 30, 2025, and the fiscal year ended March 31, 2025 and March 31, 2024, the Company did not declare or pay any dividends and there was no transfer of assets among GreenVector Holdings Limited and its subsidiaries.

Subject to the Cayman Islands laws and our Memorandum and Articles, our Board of Directors has complete discretion as to whether to distribute dividends. Our Company may only pay dividends out of profits or out of share premium provided that no dividend may be paid out of the share premium account unless, immediately following the date on which the distribution or dividend is proposed to be paid, our Company shall be able to pay its debts as they fall due in the ordinary course of business.

Even if our Board of Directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Please see the section entitled “Material Income Tax Considerations – Cayman Islands Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

As we are a holding company incorporated in the Cayman Islands, we will rely on dividends paid to us by our Operating Subsidiary for our cash requirements in the future, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiary.

Cash dividends, if any, on the Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of May 28, 2026.

●	On an adjusted basis to give effect to the sale of up to 2,000,000 Class A Ordinary Shares by us in this Offering at the Offering Price of $1.00 per Share, after deducting estimated Offering expenses; and

34

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and the sections titled “Use of Proceeds” and “Description of Share Capital.”

	As Reported	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold
Class A Ordinary Shares, $0.0001 par value, 450,000,000 shares authorized and 10,000,000 shares issued and outstanding, as of September 30, 2025, on an actual basis; 12,000,000 shares outstanding on a pro forma as adjusted basis;	$1,000
Class B Ordinary Shares, $0.0001 par value, 50,000,000 shares authorized and 1,000,000 shares issued and outstanding, as of September 30, 2025	$100
Subscription receivable	$-
Additional paid-in capital	$3,056,123
Retained earnings	$1,234,535
Accumulated other comprehensive income	$26,956
Total Equity	$4,318,714
Indebtedness: which includes banking borrowings and finance lease liabilities (included in the current and non-current liabilities)	$156,149
Total Capitalization	$4,474,863

DILUTION

If you invest in our Shares, your interest will be diluted to the extent of the difference between the Offering Price per Share and the pro forma net tangible book value per Shares after the Offering. Our net tangible book value as of September 30, 2025 was $4,318,714, or $0.39 per share. Our net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our share stock outstanding before the Offering. Our pro forma net tangible book value per share set forth below represents our total tangible assets (as adjusted to account for the net proceeds of the Offering) less total liabilities, divided by the number of shares of our share stock outstanding after the Offering (using the assumed Offering Price of $1.00 per Share).

Dilution results from the fact that the per Share Offering Price is substantially in excess of the net tangible book value per Share attributable to the existing shareholders for our presently outstanding Shares. After giving effect to our issuance and sale of 2,000,000 Class A Ordinary Shares in this Offering at the assumed Offering Price of $1.00 per Share, the pro forma as adjusted net tangible book value would be $4,966,665, or $0.38 per share, assuming we are able to sell all of the 2,000,000 shares of Class A Ordinary Shares we are offering through this prospectus. This represents an immediate decrease in net tangible book value to existing shareholders of $0.01 per share. The Offering Price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares in this Offering will suffer an immediate dilution of their investment of $0.62 per share. The following table illustrates this per share dilution to the new investors purchasing shares in this Offering:

	Offering	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold
Offering Price per Share, $1.00 per Share	$1.00
Net tangible book value per Shares as of September 30, 2025	$0.39
Decrease per Shares attributable to this Offering	$0.01
Dilution per Share to new investors	$0.62

A $1.00 increase (decrease) in the assumed Offering Price of $1.00 per share would increase (decrease) the pro forma net tangible book value by $2,000,000, the pro forma net tangible book value per share after this Offering by $0.15 per share and the dilution in pro forma net tangible book value per share to investors in this Offering by $0.46 per share, assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting fees and commissions and offering expenses payable by us.

35

The following table sets forth, as of September 30, 2025, the total number of Shares previously issued and sold to existing shareholders, the total consideration paid for the foregoing and the average price per Share paid, or to be paid, by existing shareholders and by the new investors. The calculation below is based on the public offering price of $1.00 per Share, in each case payable by us, and assumes no exercise of the over-allotment option.

	Shares purchased		Total consideration		Average price
	Amount	Percent (%)	Amount	Percent (%)	Per Share ($)
Existing shareholders	11,000,000	84.6%	3,057,223	60.5%	0.28
New investors	2,000,000	15.4%	2,000,000	39.5%	1.00
Total	13,000,000	100.0%	5,057,223	100.0%	1.00

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information, which are included elsewhere in this prospectus. This discussion contains forward-looking statements. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Further, a result of these factors, risks and uncertainties, the forward-looking events may not occur. Relevant factors, risks and uncertainties include, but are not limited to, those discussed in the section entitled “Business,” “Risk Factors” and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s beliefs and opinions as of the date of this registration statement. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a Cayman Islands exempted company with limited liability with no material operations. As a holding company with no material operations of our own, we conduct our business through our wholly-owned Hong Kong Operating Subsidiary, Laputa Eco-Construction Material Company Limited, incorporated under the laws of Hong Kong on July 13, 2005. Through the Operating Subsidiary, we have established ourselves as a leading manufacturer specializing in sustainable construction solutions using recycled materials, with a focus on carbonated products to reduce carbon emissions. We are one of two primary suppliers of eco-friendly construction materials in Hong Kong. We provide cost-effective and environmentally friendly solutions within the construction sector.

We have established partnerships with local suppliers and recycling facilities to secure a ready supply of recycled materials, which we then transform into sustainable construction material. We are engaged in ongoing research and development efforts to create new, low-carbon construction materials, and then distribute such construction materials to end users. We are able to access a volume of distribution channels through our affiliate entity, TioStone Environmental Limited, a company incorporated under Hong Kong law. Beginning in April 2025, certain customers began placing orders directly with us rather than through TioStone Environmental. Our clients include major construction firms.

To further streamline operations and strengthen collaboration within our network, we provide rental space to key partners and affiliates at our facilities. This co-location model fosters seamless coordination across the supply chain, from material sourcing to production and distribution, enhancing efficiency and reducing logistical costs. By offering dedicated space for partners, we ensure tighter integration of recycling and distribution activities, reinforcing our role as a hub for sustainable construction innovation. This initiative not only supports our business ecosystem but also aligns with our commitment to operational sustainability by minimizing transportation-related carbon emissions.

Laputa Eco-Construction Material Company Limited, a Hong Kong limited liability company, was formed on July 13, 2005. To facilitate the growth of our business, and in order to facilitate international capital investment in us, we started a reorganization in June 2025 involving the formation of new offshore entities. GreenVector Holdings Limited was incorporated in the Cayman Islands on June 16, 2025 and operates as a holding company. GreenVector Company Limited was incorporated in the British Virgin Islands on June 23, 2025 and operates as an intermediary holding company. Our structure is a direct holding structure such that GreenVector Holdings Limited directly holds 100% of the ordinary shares of GreenVector Company Limited, which in turns holds 100% of the ordinary shares of Laputa Eco-Construction Material Company Limited, our operating subsidiary in Hong Kong. The reorganization completed in September 2025.

36

Summary of Results of Operations

The following table sets forth key components of our results of operations for the six months ended September 30, 2025 and 2024, and for the years ended March 31, 2025 and 2024. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the years ended March 31,		Six months ended September 30,
	2025 US$	2024 US$	2025 (Unaudited) US$	2024 (Unaudited) US$

Revenues
Revenues – related parties	$4,996,725	$2,436,184	$1,303,900	$2,363,646
Revenues – third parties	294,570	335,390	798,230	149,612
	5,291,295	2,771,574	2,102,130	2,513,258

Operating expenses
Direct cost of revenues	(2,670,690)	(1,658,392)	(873,495)	(1,326,753)
Selling and marketing expenses	(177)	(240)	(15,616)	-
General and administrative expenses – third parties	(1,069,370)	(1,063,821)	(726,787)	(542,309)
General and administrative expenses – related parties	(136,862)	(99,113)	(64,800)	(57,662)
Total operating expenses	(3,877,099)	(2,821,566)	(1,680,698)	(1,926,724)

Income/(loss) from operations	1,414,196	(49,992)	421,432	586,534

Other income/(expenses)
Other income	6,789	36,078	685	3,056
Interest expenses	(6,857)	(11,761)	(2,333)	(4,276)
Total other (expense)/income, net	(68)	24,317	(1,648)	(1,220)

Income/(losses) before income taxes	1,414,128	(25,675)	419,784	585,314

Income tax expense	(151,303)	-	(47,838)	(19,086)

Net income/(losses)	$1,262,825	$(25,675)	$371,946	$566,228

Foreign currency translation adjustment	18,220	8,264	923	22,247

Total comprehensive income/(losses)	$1,281,045	$(17,411)	$372,869	$588,475

Net income/(loss) attributable to ordinary shareholders
Earnings/(loss) per share
Class A Ordinary Share – Basic and diluted	$0.11	$(0.00)#	$0.03	$0.05
Class B Ordinary Share – Basic and diluted	$0.11	$(0.00)#	$0.03	$0.05

Weighted average number of ordinary shares
Class A Ordinary Shares– Basic and diluted*	10,000,000	10,000,000	10,000,000	10,000,000
Class B Ordinary Shares– Basic and diluted*	1,000,000	1,000,000	1,000,000	1,000,000
Total*	11,000,000	11,000,000	11,000,000	11,000,000

* The shares data is presented on a retroactive basis to reflect the Reorganization.

# Represents an amount less than US$0.01.

Comparison of Six Months Ended September 30, 2025 and 2024

Revenues

Our revenues consists of sale of environmentally-friendly construction bricks and rental income from the subleases of factories and office. Our revenue, comprise revenues with related parties and third parties, was US$2.1 million for the six months ended September 30, 2025 as compared to US$2.5 million for the six months ended September 30, 2024, representing a decrease of US$0.4 million, or 16.36%.

Direct cost of revenues

Our direct cost of revenue was US$0.9 million for the six months ended September 30, 2025 as compared to US$1.3 million for the six months ended September 30, 2024, representing a decrease of US$0.4 million, or 34.16%. The decrease in our cost of revenue was due to the corresponding decrease in revenue.

37

General and administrative expenses

General and administrative expenses, comprise expenses with related parties and third parties, mainly consist of rental of facilities and office space, and administrative and operational staff. We incurred general and administrative expenses of US$0.8 million in total for the six months ended September 30, 2025, compared to US$0.6 million in total for the six months ended September 30, 2024, an increase of $0.2 million, or 31.94%. The slight increase was mainly due to increase of staff costs and transportation costs.

Other income (expense), net

Other income (expense), net mainly included bank interest income and interest expenses for bank borrowing.

Income tax expense

Our income tax expenses included US$47,838 for the six months ended September 30, 2025 and US$19,086 for the six months ended September 30, 2024.

Net income and total comprehensive income

We had net income of US$0.4 million and total comprehensive income of US$0.4 million for the six months ended September 30, 2025. We had net income of US$0.6 million and total comprehensive income of US$0.6 million for the six months ended September 30, 2024. The reason for the decrease between net income for the six months ended September 30, 2025 and same period ended in 2024 was due to decreased orders from the construction industry.

Comparison of Years Ended March 31, 2025 and 2024

Revenues

Our revenues consists of sale of environmentally-friendly construction bricks and rental income from the subleases of factories and office. Our revenue, comprise revenues with related parties and third parties, was US$5.3 million for the year ended March 31, 2025 as compared to US$2.8 million for the year ended March 31, 2024, representing an increase of US$2.5 million, or 90.9%.

The increase was primarily attributable to the following factors:

1. Increase in sale volume: Total sales volume of construction bricks increased by approximately 94%, from approximately 84,000 m² in the year ended March 31, 2024 to approximately 163,000 m² in the year ended March 31, 2025, driven by higher market demand for different sizes and models of eco-friendly construction bricks and a pick-up in overall construction activities.

2. Urgent orders sale premium: Revenue also increased as a result of higher unit selling prices for urgent orders, with markups ranging from 5% to 15%. The unit prices for general orders in the existing product portfolio remained largely unchanged.

Direct cost of revenues

Our direct cost of revenue was US$2.7 million for the year ended March 31, 2025 as compared to US$1.7 million for the year ended March 31, 2024, representing an increase of US$1.0 million, or 61.0%. The increase in our cost of revenue was due to the corresponding increase in revenue. Cost of revenues increased by approximately 61.0% over the same period, which was less than proportional to the increase in revenue. The increase primarily reflects:

1. Variable costs: Variable costs, including material and staff costs, increased by approximately 78%, from $0.98 million for the year ended March 31, 2024 to $1.75 million for the year ended March 31, 2025, consistent with higher sales volumes and production of different sizes and models of eco-friendly construction bricks.

2. Fixed costs: Other costs, including machinery depreciation and storage costs, increased by approximately 16%, reflecting their largely fixed nature and limited variability with production volume.

As a result of the above, the gross profit margin increased from approximately 40% for the year ended March 31, 2024 to 50% for the year ended March 31, 2025.

General and administrative expenses

General and administrative expenses, comprise expenses with related parties and third parties, mainly consist of rental of facilities and office space, and administrative and operational staff. We incurred general and administrative expenses of US$1.2 million in total for the year ended March 31, 2025, compared to US$1.2 million in total for the year ended March 31, 2024, an increase of 3.7%. The slight increase was mainly due to increase of staff costs and transportation costs.

Other income (expense), net

Other income (expense), net mainly included bank interest income and interest expenses for bank borrowing.

Income tax expense

Our income tax expenses included US$0.2 million for the fiscal year ended March 31, 2025 and US$nil for the year ended March 31, 2024.

Net income (loss) and total comprehensive income (losses)

We had net income of US$1.3 million and total comprehensive income of US$1.3 million for the year ended March 31, 2025. We had net loss of US$25,675 and total comprehensive loss of US$17,411 for the year ended March 31, 2024. The reason for the increase between net income for the fiscal year ended March 31, 2025 and a minimal loss for the year ended March 31, 2024 was due to increased orders from the construction industry and the continued demand for sustainable building materials.

38

LIQUIDITY AND CAPITAL RESOURCES

The following table sets forth our non-current assets, current assets, equity, non-current liabilities and current liabilities as of the dates indicated:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$826,650	$741,537
Accounts receivable – third parties, net	288,668	14,770
Accounts receivable – related parties, net	1,810,150	2,815,277
Amounts due from a related party	64,260	321,341
Prepayments, deposit and other receivables	935,402	221,693
Inventories	459,204	245,074
Total current assets	4,384,334	4,359,692

Non-current assets
Property, plant and equipment, net	196,530	216,523
Long-term rental deposits – third party	96,295	-
Long-term rental deposits – related party	15,422	15,424
Right-of-use assets – operating lease – third parties	1,204,285	473,170
Right-of-use assets – operating lease – related party	126,069	167,631
Deferred IPO costs	177,483	-
Deferred tax assets	5,396	9,567
Total non-current assets	1,821,480	882,315
TOTAL ASSETS	$6,205,814	$5,242,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank borrowing – current	$156,149	$156,170
Accounts payable – third parties	65,031	76,883
Accounts payable – related party	-	56,791
Accruals and deposits received – third parties	45,855	111,998
Accruals and deposits received – related parties	84,630	84,641
Tax payable	205,081	161,166
Operating lease liabilities – current – third parties	768,134	473,170
Operating lease liabilities – current – related party	88,014	92,694
Total current liabilities	1,412,894	1,213,513

Non-current liabilities
Operating lease liabilities – non-current – third parties	436,151	-
Operating lease liabilities – non-current – related party	38,055	82,649
Total non-current liabilities	474,206	82,649
TOTAL LIABILITIES	$1,887,100	$1,296,162

Commitments and contingencies

Stockholders’ equity
Class A Ordinary Shares, $0.0001 par value per share; 450,000,000 authorized number of shares; 10,000,000 shares issued and outstanding as of September 30, 2025 and March 31, 2025*	1,000	1,000
Class B Ordinary Shares, $0.0001 par value per share; 50,000,000 authorized number of shares; 1,000,000 shares issued and outstanding as of September 30, 2025 and March 31, 2025*	100	100
Additional paid-in capital	3,056,123	3,056,123
Retained earnings	1,234,535	862,589
Accumulated other comprehensive income	26,956	26,033
Total stockholders’ equity	4,318,714	3,945,845
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,205,814	$5,242,007

* The shares data is presented on a retroactive basis to reflect the Reorganization.

Cash and cash equivalents

Our cash and cash equivalents increased from US$0.7 million as of March 31, 2025 to US$0.8 million as of September 30, 2025. The increase mainly resulted from repayment from a related party.

Accounts receivable, net

Our accounts receivable, net, comprise third parties and related parties, decreased from US$2.8 million as of March 31, 2025 to US$2.1 million as of September 30, 2025, which was mainly due to the repayment from a customer for the long aged invoice.

Our accounts receivable generally have credit terms of 90 days. TioStone Environmental Limited (“TioStone”) is a long-term strategic affiliate, and as such, the Company has historically allowed longer settlement periods for this affiliate.

As of September 30, 2025, total accounts receivable from TioStone was $1.7 million, which nil was overdue over 90 days after invoice due date. Revenue from TioStone for the six months ended September 30, 2025 was $1.0 million. The reduction in the proportion of accounts receivable overdue over 90 days after invoice due date demonstrates an improvement in the settlement pattern. As of March 31, 2025, total accounts receivable from TioStone was $2.7 million, of which $0.36 million (13%) was overdue over 90 days after invoice due date. Revenue from TioStone for the six months ended September 30, 2024 was $2.1 million.

39

The longer settlement terms with TioStone do not materially impact the Company’s liquidity. As a strategic client of the Company, while the payment terms for TioStone is the same as other customers at standard 90-day credit period, longer settlement period is allowed. The Company has a consistent history of regular settlements from TioStone, there have been no historical bad debts, and the settlement pattern has continued to improve over time. As a result, the impact on liquidity and capital resources is limited.

Accounts payable

Our accounts payable, comprise third parties and related party, totaled $65,031 as of September 30, 2025 and $133,674 as of March 31, 2025.

Bank borrowing

As of September 30, 2025 and March 31, 2025, we had an outstanding bank borrowing balance of US$0.2 million and US$0.2 million, respectively. There is no repayment during the six months ended September 30, 2025.

Operating lease liabilities

As of September 30, 2025 and March 31, 2025, we had operating lease liabilities, comprise third parties and related parties, in aggregate of US$1.3 million and US$0.6 million, respectively. The increase in our lease liabilities as of September 30, 2025 was mainly due to we have renewed a lease for our manufacturing facilities.

The following table sets forth our non-current assets, current assets, equity, non-current liabilities and current liabilities as of the dates indicated:

	As of March 31,
	2025 US$	2024 US$
ASSETS
Current assets
Cash and cash equivalents	$741,537	$203,672
Accounts receivable – third parties, net	14,770	12,130
Accounts receivable – related parties, net	2,815,277	2,339,113
Amounts due from related parties	321,341	391,456
Prepayments, deposit and other receivables	221,693	41,824
Inventories	245,074	177,522
Total current assets	4,359,692	3,165,717

Non-current assets
Property, plant and equipment, net	216,523	184,212
Long-term rental deposits – third party	-	88,898
Long-term rental deposits – related party	15,424	-
Right-of-use assets – operating lease – third parties	473,170	1,479,539
Right-of-use assets – operating lease – related party	167,631	-
Deferred tax assets	9,567	-
Total non-current assets	882,315	1,752,649
TOTAL ASSETS	$5,242,007	$4,918,366

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Bank borrowing – current	156,170	262,429
Accounts payable – third parties	76,883	17,220
Accounts payable – related party	56,791	78,649
Accruals and deposits received – third parties	111,998	47,642
Accruals and deposits received – related parties	84,641	14,184
Tax payable	161,166	-
Amounts due to a related party	-	167,437
Amount due to a director	-	26,031
Operating lease liabilities – current – third parties	473,170	1,098,859
Operating lease liabilities – current – related party	92,694	-
Total current liabilities	1,213,513	1,712,451

Non-current liabilities
Long term deposit received – related party	-	70,727
Operating lease liabilities – non-current – third parties	-	470,388
Operating lease liabilities – non-current – related party	82,649	-
Total non-current liabilities	82,649	541,115
TOTAL LIABILITIES	1,296,162	2,253,566

Commitments and contingencies	-	-

Stockholder’s equity
Class A Ordinary Shares, $0.0001 par value per share; 450,000,000 authorized number of shares; 10,000,000 shares issued and outstanding as of March 31, 2025 and 2024*	1,000	1,000
Class B Ordinary Shares, $0.0001 par value per share; 50,000,000 authorized number of shares; 1,000,000 shares issued and outstanding as of March 31, 2025 and 2024*	100	100
Additional paid-in capital	3,056,123	3,056,123
Retained earnings/(accumulated losses)	862,589	(400,236)
Accumulated other comprehensive income	26,033	7,813
Total stockholder’s equity	3,945,845	2,664,800
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	5,242,007	4,918,366

* The shares data is presented on a retroactive basis to reflect the Reorganization.

40

Cash and cash equivalents

Our cash and cash equivalents increased from US$0.2 million as of March 31, 2024 to US$0.7 million as of March 31, 2025. The increase mainly resulted from increased in revenues due from our growing business.

Accounts receivable, net

Our accounts receivable, net, comprise third parties and related parties, increased from US$2.4 million as of March 31, 2024 to US$2.8 million as of March 31, 2025, which was mainly due to growing business with our sole distributor and our ultimate customers.

Our accounts receivable generally have credit terms of 90 days. TioStone Environmental Limited (“TioStone”) is a long-term strategic affiliate, and as such, the Company has historically allowed longer settlement periods for this affiliate.

As of March 31, 2025, total accounts receivable from TioStone was $2.7 million, of which $0.36 million (13%) was overdue over 90 days after invoice due date. Revenue from TioStone for the fiscal year ended March 31, 2025 was $4.5 million. The reduction in the proportion of accounts receivable overdue over 90 days after invoice due date demonstrates an improvement in the settlement pattern. As of March 31, 2024, total accounts receivable from TioStone was $2.3 million, of which $1.12 million (48%) was overdue over 90 days after invoice due date. Revenue from TioStone for the fiscal year ended March 31, 2024 was $2.0 million. The higher AR balance reflects prior-year invoices that remained outstanding at year-end.

Up to the date of this prospectus, out of the $2.7 million accounts receivable balance from TioStone as of March 31, 2025, all has been subsequently settled.

The longer settlement terms with TioStone do not materially impact the Company’s liquidity. As a strategic client of the Company, while the payment terms for TioStone is the same as other customers at standard 90-day credit period, longer settlement period is allowed. The Company has a consistent history of regular settlements from TioStone, there have been no historical bad debts, and the settlement pattern has continued to improve over time. As a result, the impact on liquidity and capital resources is limited.

Accounts payable

Our accounts payable, comprise third parties and related parties, totaled $0.1 million in the fiscal year ended March 31, 2024 and $0.1 million in the fiscal year ended March 31, 2025.

Bank borrowing

As of March 31, 2024 and 2025, we had an outstanding bank borrowing balance of US$0.3 million and US$0.2 million, respectively. The slight decrease in the outstanding bank borrowing balance from the fiscal year ended March 31, 2024 and 2025 was mainly due to continued loan repayment and no new borrowing was effected.

Operating lease liabilities

As of March 31, 2024 and 2025, we had operating lease liabilities, comprise third parties and related parties, in aggregate of US$1.5 million and US$0.6 million, respectively. The decrease in our finance lease liabilities as of March 31, 2025 was mainly due to we are closer to the end of leases for our offices and manufacturing facilities.

CASH FLOWS STATEMENTS

The following table sets forth a summary of our cash flows for the periods indicated.

	For the six months ended September 30,
	2025 US$ (Unaudited)	2024 US$ (Unaudited)
Net cash provided by operating activities	15,382	81,918
Net cash provided by / (used in) investing activities	242,997	(118,965)
Net cash used in financing activities	(177,483)	(87,360)
Net change in cash and cash equivalents	80,896	(124,407)
Effect on exchange rate change on cash and cash equivalents	4,217	(7,260)

Cash and cash equivalents at the beginning of the year	741,537	203,672
Cash and cash equivalents at the end of the year	826,650	72,005

41

Operating activities

Net cash provided by operating activities for the six months ended September 30, 2025 and 2024 was $15,382 and $81,918, respectively. The reason for the decrease in net cash provided by operating activities because of more prepayments being made to services providers during the six months ended September 30, 2025.

Investing activities

Net cash provided by investing activities was $242,997 for the six months ended September 30, 2025 and net cash used in investing activities was $118,965 for the six months ended September 30, 2024, which was mainly due to the repayment from a related party during the six months ended September 30, 2025.

Financing activities

Net cash used in financing activities for the six months ended September 30, 2025 was $177,483 mainly due to the deferred IPO costs paid. Net cash used in financing activities was $87,360 for the six months ended September 30, 2024, which was mainly used for repaying bank borrowing.

The following table sets forth a summary of our cash flows for the periods indicated.

	For the years ended March 31,
	2025 US$	2024 US$
Net cash provided by operating activities	856,588	197,014
Net cash used in investing activities	(56,782)	(68,307)
Net cash used in financing activities	(266,892)	(149,711)
Net change in cash and cash equivalents	532,914	(21,004)
Effect on exchange rate change on cash and cash equivalents	4,951	(1,427)

Cash and cash equivalents at the beginning of the year	203,672	226,103
Cash and cash equivalents at the end of the year	741,537	203,672

Operating activities

Net cash generated from operating activities for the fiscal years ended March 31, 2025 and March 31, 2024 was $0.9 million and $0.2 million, respectively. The reason for the increase in net cash generated from operating activities between the fiscal years ended March 31, 2025 and March 31, 2024 was increased in revenues due from our growing business.

Investing activities

Net cash used in investing activities was $0.1 million and $0.1 million for the fiscal year ended March 31, 2025 and the fiscal year ended March 31, 2024, respectively, which was mainly used for purchase of equipment.

Financing activities

Net cash used in financing activities was $0.1 million and $0.3 million for the fiscal year ended March 31, 2025 and the fiscal year ended March 31, 2024, respectively, which was mainly used for repaying bank borrowing.

Off-Balance Sheet Arrangements

No material off-balance sheet arrangements took place for the six months ended September 30, 2025 and 2024 and for the fiscal years ended March 31, 2025 and 2024.

Commitments and Contingencies

Apart from disclosed in the financial statements, no other material commitments and contingencies took place for the six months ended September 30, 2025 and 2024 and for the fiscal years ended March 31, 2025 and 2024.

42

Capital Expenditures

No material capital expenditures took place for the six months ended September 30, 2025 and 2024 and for the fiscal years ended March 31, 2024 and 2025.

BUSINESS

We are an exempted company incorporated under the laws of the Cayman Islands on June 16, 2025. As a holding company with no material operations of our own, we conduct our business through our indirectly wholly-owned Hong Kong Operating Subsidiary, Laputa Eco-Construction Material Company Limited, incorporated under the laws of Hong Kong on July 13, 2005. Through the Operating Subsidiary, we have established ourselves as a leading manufacturer specializing in sustainable construction solutions using recycled materials, with a focus on carbonated products to reduce carbon emissions. We are one of two primary suppliers of eco-friendly construction materials in Hong Kong. We provide cost-effective and environmentally friendly solutions within the construction sector.

We have established partnerships with local suppliers and recycling facilities to secure a ready supply of recycled materials, which we then transform into sustainable construction material. We are engaged in ongoing research and development efforts to create new, low-carbon construction materials, and then distribute such construction materials to end users. We are able to access a volume of distribution channels through our affiliate entity, TioStone Environmental Limited, a company incorporated under Hong Kong law (“TioStone Environmental”). Beginning in April 2025, certain customers began placing orders directly with us rather than through TioStone Environmental. Our clients include major construction firms.

To further streamline operations and strengthen collaboration within our network, we provide rental space to key partners and affiliates at our facilities. This co-location model fosters seamless coordination across the supply chain, from material sourcing to production and distribution, enhancing efficiency and reducing logistical costs. By offering dedicated space for partners, we ensure tighter integration of recycling and distribution activities, reinforcing our role as a hub for sustainable construction innovation. This initiative not only supports our business ecosystem but also aligns with our commitment to operational sustainability by minimizing transportation-related carbon emissions.

Our Mission

Our mission is to develop and provide innovative, sustainable construction materials that reduce environmental impact and support the transition to greener building practices.

Our Values

At our Company, we stand by our core values, which are essential to our success. We believe that these values not only guide our business and define our brand, but also deliver real financial and operational benefits for us and our customers.

Our core values are sustainability, innovation, and premium quality.

Our Products and Services

We, through our Operating Subsidiary, provide our product portfolio in Hong Kong, which includes:

●	Eco-Glass Block: Manufactured using recycled glass and recycled aggregates, these blocks offer superior durability and environmental benefits.
●	Air Pollutant Removal Paving Block: Incorporates advanced materials to actively reduce air pollutants in urban environments.
●	Other Carbonated Products: All products are engineered to sequester carbon during the manufacturing process, supporting climate action goals and providing measurable reductions in carbon footprint.

Business Model and Operations

Laputa’s business model centers on the transformation of recycled materials, primarily glass and construction waste products into high-performance, environmentally friendly construction products. The Company’s operations encompass:

●	Sourcing: Partnerships with local suppliers and recycling facilities to secure a steady and traceable supply of recyclable inputs.
●	Manufacturing: Proprietary processes, including carbon capture utilization (CCU) technologies, to produce paving blocks, bricks, and other construction materials that meet stringent industry standards for sustainability and performance.

43

●	Distribution: Sales are conducted through established channels, notably via the affiliate TioStone Environmental Limited, which serves over 50 corporate clients, including major construction firms such as Penta-Ocean, Gammon, and Dragages. Beginning in April 2025, certain customers began placing orders directly with us rather than through TioStone Environmental.
●	Research & Development: Ongoing R&D initiatives focus on developing new low-carbon materials and enhancing the Company’s product portfolio, supported by exclusive university partnerships and a dedicated technical team.

Competitive Strengths

Laputa’s key competitive advantages include:

●	Innovation Leadership: Our innovation and research and development allow us to create unique and eco-friendly construction materials that meet the growing demands of environmentally conscious customers.
●	Market Position: Nearly 20 years of operating history and a reputation for quality have established Laputa as a trusted partner for major construction projects in Hong Kong.
●	Sustainability Commitment: The Company’s operations directly support Hong Kong’s Climate Action Plan 2050 and circular economy initiatives, diverting significant volumes of waste from landfills and contributing to zero landfill targets.
●	Localized Production: All manufacturing is based in Hong Kong, allowing for rapid response to local market needs and compliance with environmental regulations.
●	Significant Barriers to Entry: Environmental carbon audit, life cycle assessment and use of local recycled material certifications and exclusive university partnerships as well as research and laboratory partnerships create challenges for new entrants, solidifying Laputa’s competitive position.
●	Award-Winning Product Portfolio: Recognized for excellence, our award-winning product portfolio embodies innovation and sustainability in construction solutions, showcasing our industry leadership.

Our Growth Strategies

Laputa’s principal growth strategies are:

●	Capacity Expansion: Investment in new machinery and facility upgrades to meet rising demand for sustainable construction materials.
●	M&A Activity: Use of IPO proceeds to consolidate the fragmented precast concrete sector in Hong Kong and Southeast Asia, targeting underperforming plants for revitalization through technology and automation.
●	ESG Leadership: Continued integration of Environmental, Social, and Governance (ESG) principles to attract socially responsible investors and meet the evolving requirements of global developers and contractors.
●	Product Innovation: Ongoing R&D to develop next-generation materials that further reduce environmental impact and support clients’ ESG objectives.

Customers

Laputa’s end-customer base is primarily composed of leading construction firms in Hong Kong. Our Company maintains long-standing relationships with major clients and leverages its distribution partnership with its affiliate, TioStone Environmental Limited, for market reach.

During the fiscal year ended March 31, 2025, TioStone Environmental Limited, our sole distributor, contributed to 84.6% of total revenues of Laputa Eco-Construction Material Co Ltd, which has more than 50 corporate customers which are leading construction firms in Hong Kong. Tiostone Environmental Limited is a related party of our Company by virtue of being under the common control of the same ultimate shareholders. Since April 2025, the customers previously serviced by Tiostone Environmental Limited have commenced direct engagement with Laputa, and as such, no further material transactions with Tiostone Environmental Limited are expected. During the six months ended September 30, 2025, TioStone Environmental Limited contributed to 48.7% of total revenues of Laputa Eco-Construction Material Co Ltd.

44

Suppliers

We purchase materials from our suppliers for the provision of our services. The major types of materials sourced from our suppliers include portland cement, coarse aggregates, pigment, and sand.

We engage our suppliers for the provision of materials on a project-by-project basis and have not entered into any long-term agreement with them. We have also not committed to a minimum purchase amount with any of our suppliers. We have generally not experienced any material difficulties in procuring materials, historically.

Our five largest suppliers accounted for approximately 85.9%, 96.9% and 99.0% of our purchase for the six months ended September 30, 2025, the fiscal years ended March 31, 2025 and 2024, respectively.

Environmental and Social Impact

Laputa’s operations contribute to positive environmental outcomes by:

●	Reducing landfill waste through recycling initiatives.
●	Lowering industry-wide carbon emissions.
●	Supporting energy efficiency in the built environment.
●	Participating in local government sustainability programs and partnerships with environmental organizations.

Market and Competition

The global eco-friendly brick market was valued at approximately USD 7.19 billion in 2023 and is projected to reach USD 18.7 billion by 2032, representing a compound annual growth rate (CAGR) of 11.2%. Key drivers in Hong Kong include:

●	Buildings accounting for 60% of the city’s greenhouse gas emissions, creating regulatory and market pressure for greener materials.
●	Government policies such as the Climate Action Plan 2050, which promote green building practices and waste reduction.

We operate in a competitive and rapidly evolving market for sustainable construction materials, facing competition from both local Hong Kong manufacturers and mainland China-based suppliers. Domestically, we compete with established construction material producers, some of whom have begun expanding into eco-friendly product lines in response to growing demand for green building solutions. Additionally, we face pressure from larger, low-cost manufacturers in mainland China, which benefit from economies of scale. While these competitors may have greater financial resources or broader distribution networks, we differentiate ourselves through our specialization in carbonated recycled materials, localized supply chain advantages, and proven track record as one of Hong Kong’s primary sustainable suppliers.

Seasonality

Our business experiences moderate seasonality, with typically lower production and sales volumes during the first quarter of each calendar year. This seasonal slowdown coincides with the Lunar New Year festive period in Hong Kong, when construction activity traditionally decreases as many contractors halt operations for extended holidays. Apart from that, we do not experience any seasonality in our business.

Insurance

We maintain employees’ compensation insurance for our directors and employees at our office with Zurich Insurance Company Limited and AXA China Region Insurance Company Limited, which covers the liability to make payment in the case of death, injury or disability of all our employees under the Employees’ Compensation Ordinance and at common law for injuries sustained at work. We believe that our current insurance policies are sufficient for our operations.

45

Safety and Quality

We place an emphasis on occupational health and safety. Our project management team is responsible for overseeing the implementation of our occupational health and safety policies and to ensure that we comply with the applicable occupational health and safety standards. We have put in place an internal safety plan which is reviewed from time to time to incorporate best practices and to address and improve specific areas of our safety management system. We require our employees to follow our safety rules as set out in the safety plan. Our safety rules identify common safety and health hazards and recommendations on the prevention of workplace accidents. We also provide suitable personal protective equipment to our employees based on the type of work undertaken by them.

Our safety supervisor regularly provides guidance to our workers on appropriate and safe working practices.

We believe that our commitment to quality services is crucial to our reputation and continual success. We place strong emphasis on service quality by implementing a comprehensive quality control system. The quality control measures adopted by our Group include: (i) regular communication with and conduct site visits to collect feedbacks from our customers; (ii) designation of a project management team for every project based on the project nature and the relevant qualifications and experiences required; (iii) maintaining an approval list of suppliers which is updated on a regular basis; and (iv) constant monitoring of quality management of subcontractors.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. During the fiscal years ended March 31, 2025  and March 31, 2024 and for the period from April 1, 2025 through the date of this prospectus, neither we nor any of our subsidiaries have been involved in any litigation, claim, administrative action or arbitration which had a material adverse effect on the operations or financial condition of the Company.

Intellectual Property

We have secured registered one trademark for our key brand “Laputa” in Hong Kong, which serve as important identifiers of our eco-friendly construction materials in the marketplace. This trademark represents valuable assets that distinguish our products from competitors and reinforce our brand identity as a sustainable solutions provider. While we currently rely primarily on trade secrets and proprietary manufacturing know-how to maintain our competitive advantage, we continue to evaluate opportunities to expand our intellectual property portfolio. We have implemented internal protocols to protect our confidential processes, particularly relating to our carbonated material production techniques.

We are the registered owner of the domain name, www.green-vector.com. Except for these domain names, we do not own any other intellectual property rights.

Our Corporate History and Structure

We are a Cayman Islands company that wholly owns GreenVector Company Limited, an intermediate holding company incorporated in the British Virgin Islands, which in turn wholly owns our Operating Subsidiary, Laputa Eco-Construction Material Company Limited (“Laputa”), a Hong Kong limited liability company incorporated in Hong Kong on July 13, 2005.

To facilitate the growth of our business, and in order to facilitate international capital investment in us, we started a reorganization in June 2025 and completed in September 2025 (the “Reorganization”). The Reorganization involved the incorporation of two new holding companies in the Cayman Islands and the British Virgin Islands respectively, in exchange for the original shareholders’ equity interest in Laputa.

On June 16, 2025, we incorporated GreenVector Holdings Limited, a holding company incorporated in Cayman Islands. Upon incorporation, the Company issued one ordinary share with a par value of US$0.0001 to Conyers Corporate Services (Cayman) Limited, 999 ordinary shares to Dixon Chun Wan Chan, and 1,000 ordinary shares to Terence Chee-Ho Wong. On the same date, Conyers Corporate Services (Cayman) Limited transferred its one ordinary share to Dixon Chun Wan Chan.

Subsequently, on June 23, 2025, we incorporated GreenVector Company Limited was incorporated in the British Virgin Islands as a wholly owned subsidiary of GreenVector Holdings Limited, forming a direct holding structure such that GreenVector Holdings Limited directly holds 100% of the ordinary shares of GreenVector Company Limited, which holds 100% of the ordinary shares of Laputa.

On July 2, 2025, the shareholders of the Company approved a reclassification and re-designation of the Company’s share capital. Under this resolution, 450,000,000 authorized shares with a par value of US$0.0001 each were designated as Class A Ordinary Shares, and 50,000,000 authorized shares with a par value of US$0.0001 each were designated as Class B Ordinary Shares. Following this reclassification, the Company’s authorized share capital became US$50,000, divided into 500,000,000 shares with a par value of US$0.0001 each, comprising 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. As a result, the original 1,000 ordinary shares held by each of Dixon Chun Wan Chan and Terence Chee-Ho Wong in GreenVector Holdings Limited were redesignated to Class B Ordinary Shares, with a par value of US$0.0001 per share. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights and restrictions on transfer of shares. Holders of Class A Ordinary Shares are entitled to one vote per share on all matters subject to the vote at general meetings of our Company, and holders of Class B Ordinary Shares are entitled to twenty (20) votes per share on all matters subject to the vote at general meetings of our Company. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at the option of the holder of Class B Ordinary Shares at any time.

On September 5, 2025, the board of directors of the Company approved the issuance and allotment of 10,000,000 Class A Ordinary Shares to the ultimate beneficial owners of TioStone Holdings Limited in proportion to their historical indirect equity interests in Laputa immediately prior to the Reorganization, in exchange for their interests in Laputa. On the same date, the Company issued in aggregate of 998,000 Class B Ordinary Shares, with 499,000 Class B Ordinary Shares issued to Dixon Chun Wan Chan and 499,000 Class B Ordinary Shares issued to Terence Chee-Ho Wong. Following the redesignation, Dixon Chun Wan Chan and Terence Chee-Ho Wong each hold 500,000 Class B Ordinary Shares of the Company, with a par value of US$0.0001 per share.

Upon completion of the Reorganization, the ultimate beneficial shareholders remain the same before and after the Reorganization, with reallocation of equity interests. The Company became the ultimate holding company of the Group, holding 100% of the equity interest in GreenVector Company Limited, which holds 100% of the equity interests in Laputa, the Operating Subsidiary.

46

The following diagram illustrates our corporate structure as of the date of this prospectus.

Facilities

We do not own any real property. Our principal executive office is located at Unit 401, 4/F, Harbour Centre Tower 1, 1 Hok Cheung St., Hung Hom, Kowloon, Hong Kong, where we lease approximately 5,000 square feet of office space. We pay HK$60,000 per month in rental fees for this location and the lease will expire on February 28, 2027. We lease a factory located at Lot 196 DD 134, Lung Kwu Tan Tuen Mun, Hong Kong, where we lease approximately 52,000 square feet of space. We pay HK$234,000 per month in rental fees for this location and the lease will expire on December 31, 2027.

Employees

As of the date of this prospectus, we employed a total of 16 employees, each of whom are located in Hong Kong. The following table sets forth a breakdown of our employees by business segment or functions:

Number of Employees
Management	3
Operations	13
Total	16

We believe that we maintain a good working relationship with our employees. We have not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the fiscal years ended March 31, 2025, and March 31, 2024, or for the period from April 1, 2025 through the date of this prospectus.

REGULATIONS

Below is a summary of the material laws and regulations applicable to our business operations in Hong Kong.

LICENSES AND REGISTRATIONS REQUIRED FOR OUR BUSINESS

BUSINESS REGISTRATION

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every entity which carries on a business in Hong Kong to apply for business registration and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence and shall be liable to a fine of HK$5,000 and imprisonment for one year.

LABOR, HEALTH AND SAFETY LAWS AND REGULATIONS

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance provides for the safety and health protection of workers in an industrial undertaking. Under the Factories and Industrial Undertakings Ordinance, it is the duty of a proprietor of an industrial undertaking to take care of, so far as is reasonably practicable, the health and safety at work of all persons employed by him at the industrial undertaking. The duties of a proprietor extend to include:

●	providing and maintaining plant and work systems that do not endanger safety or health;
●	making arrangements for ensuring safety and health in connection with the use, handling, storage and transport of articles and substances;
●	providing all necessary information, instructions, training and supervision for ensuring safety and health;
●	providing and maintaining safe access to and egress from the workplaces; and
●	providing and maintaining a safe and healthy working environment.

47

A proprietor who contravenes any of these duties commits an offence and is liable on conviction to a fine of up to HK$10,000,000. A proprietor who contravenes any of these requirements willfully and without reasonable excuse commits an offence and is liable on conviction to a fine of up to HK$10,000,000 and to imprisonment for up to two years.

Factories and Industrial Undertakings (Loadshifting Machinery) Regulation (Chapter 59AG of the Laws of Hong Kong) (“Loadshifting Machinery Regulation”)

Under section 3 of the Loadshifting Machinery Regulation, the responsible person of a loadshifting machine shall ensure that the machine is only operated by a person who (i) has attained the age of 18 years; and (ii) holds a valid certificate applicable to the type of loadshifting machine to which that machine belongs. Under the Loadshifting Machinery Regulation, loadshifting machines used in industrial undertakings refer to fork-lift trucks.

Under section 8 of the Loadshifting Machinery Regulation, a responsible person who without reasonable excuse contravenes section 3 commits an offence and is liable on conviction to a fine of HK$100,000.

Factories and Industrial Undertakings (Gas Welding and Flame Cutting) Regulation (Chapter 59AI of the Laws of Hong Kong)

Under the Factories and Industrial Undertakings (Gas Welding and Flame Cutting) Regulation, a proprietor is required to ensure that gas welding and flame cutting work is only performed by a person who has attained the age of 18 years and holds a valid certificate, or a person who is undergoing training in performing gas welding and flame cutting work and the performance of such work is under the supervision of a person who has attained the age of 18 years and holds a valid certificate. A proprietor who without reasonable excuse contravenes such obligation commits an offence and is liable on conviction to a fine of HK$100,000.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

●	providing and maintaining plant and systems of work that are safe and without risks to health;
●	making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;
●	as regards any workplace under the employer’s control: maintenance of the workplace in a condition that is safe and without risks to health; and provision and maintenance of means of access to and egress from the workplace that are safe and without any such risks;
●	providing all necessary information, instructions, training and supervision for ensuring safety and health; and
●	providing and maintaining a working environment for the employer’s employees that is safe and without risks to health.

Failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of up to HK$10,000,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of up to HK$10,000,000 and to imprisonment for up to two years.

The Commissioner for Labor may also issue an improvement notice against non-compliance of the Occupational Safety and Health Ordinance or the Factories and Industrial Undertakings Ordinance or suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. Failure to comply with such notice without reasonable excuse constitutes an offence punishable by a fine of HK$400,000 and imprisonment of up to 12 months.

48

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to section 15(1A) of the Employees’ Compensation Ordinance, an employer shall report work injuries of its employee to the Commissioner of Labor not later than 14 days after the accident, irrespective of whether the accident gives rise to any liability to pay compensation.

The Employees’ Compensation Ordinance further provides that all employers are required to take out insurance policies to cover their liabilities under the Employees’ Compensation Ordinance and common law for injuries at workplace for all of their employees. An employer failing to do so is liable on conviction upon indictment to a fine of HK$100,000 and to imprisonment for two years, and on summary conviction to a fine of HK$100,000 and imprisonment for one year.

Fire Service (Installations and Equipment) Regulations (Chapter 95B of the Laws of Hong Kong)

Under the Fire Service (Installations and Equipment) Regulations, the owner of any fire service installation or equipment which is installed in any premises shall keep such fire service installation or equipment in efficient working order at all times; and have such fire service installation or equipment inspected by a registered contractor at least once in every 12 months. Any person who contravenes this provision shall be guilty of an offence and shall be liable on conviction to a fine of HK$50,000.

Whenever a registered contractor installs, maintains, repairs or inspects any fire service installation or equipment in any premises, he shall within 14 days after completion of the work issue to the person on whose instructions the work was undertaken a certificate and forward a copy thereof to the Director of Fire Services.

Boilers and Pressure Vessels Ordinance (Chapter 56 of the Laws of Hong Kong)

Under the Boilers and Pressure Vessels Ordinance, no boiler, pressure vessel or steam container may (unless exempted) be used or operated unless it is registered thereunder. Contravention of this provision without reasonable excuse is an offence by the owner of such boiler, pressure vessel or steam container, who is liable on summary conviction to a fine of HK$10,000.

No boiler, pressure vessel or steam container shall be used or operated unless it has been examined by an appointed boiler inspector (as required before the first use of the boiler, vessel or steam container; and periodically thereafter) and issued with a valid certificate of fitness in respect thereof after that examination. Contravention of these provisions is an offence by the owner of such boiler, pressure vessel or steam container, who is liable on summary conviction to a fine of HK$50,000.

Limitation Ordinance (Chapter 347 of the Laws of Hong Kong)

Under the Limitation Ordinance, the time limit for an applicant to commence common law claims for personal injuries is three years from the date on which the cause of action accrued.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance provides for, among other things, the basic employment protection of wages to all employees to regulate the general conditions of employment and for matters connected therewith.

49

The Employment Ordinance provides that where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as is practicable and in any case not later than seven days after the day of termination. Under the Employment Ordinance, any employer who wilfully and without reasonable excuse fails to pay the said sum due to the employee within seven days after the day of termination, commits an offence and is liable to a fine of HK$350,000 and to imprisonment for three years.

Further, the Employment Ordinance provides that if any wages or any sum earned by the employee for work done over the period commencing on the expiry of his wage period next preceding the time of termination up to that time are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Any employer who wilfully and without reasonable excuse fails to pay such wages or sum within seven days from the day on which they become due, commits an offence and is liable on conviction to a fine of HK$10,000.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (set at HK$42.10 per hour as of the date of this prospectus) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into an MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as of the date of this prospectus), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as of the date of this prospectus). Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as of the date of this prospectus).

ENVIRONMENTAL PROTECTION

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong)

The Air Pollution Control Ordinance is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odor from industrial, commercial and construction, activities and other polluting sources. Subsidiary regulations of the Air Pollution Control Ordinance impose control on air pollutant emissions from certain operations through the issue of licenses and permits.

50

A contractor shall observe and comply with the Air Pollution Control Ordinance and its subsidiary regulations, including without limitation the Air Pollution Control (Open Burning) Regulation (Chapter 311O of the Laws of Hong Kong), the Air Pollution Control (Construction Dust) Regulation (Chapter 311R of the Laws of Hong Kong) and the Air Pollution Control (Smoke) Regulations (Chapter 311C of the Laws of Hong Kong). The contractor responsible for a construction site shall devise, arrange methods of working and carry out the works in such a manner so as to minimize dust impacts on the surrounding environment, and shall provide experienced personnel with suitable training to ensure that these methods are implemented. Asbestos control provisions in the Air Pollution Control Ordinance require that building works involving asbestos must be conducted only by registered asbestos contractors and under the supervision of a registered consultant.

Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong)

The Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation came into effect on June 1, 2015 to introduce regulatory control on the emissions of non-road mobile machinery (“NRMMs”), which include, mobile machines and transportable industrial equipment (the “Regulated Machines”). Under the Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation, unless exempted, NRMMs are required to comply with the prescribed emission standards.

A person must not sell or lease a Regulated Machine for use in Hong Kong unless the machine has been approved or exempted with a proper label in a prescribed format issued by the Environmental Protection Department. Only approved or exempted NRMMs with a proper label may be used in certain specified activities such as construction sites. A person who sells or leases a Regulated Machine for use in Hong Kong, or uses a Regulated Machine in specified activities without (i) approval, commits an offence and is liable on conviction to a fine of HK$200,000 and imprisonment for six months; and (ii) a proper label, commits an offence and is liable on conviction to a fine of HK$50,000 and imprisonment for three months.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance controls, among others, the noise from industrial, commercial and construction activities. Noise from places such as industrial, commercial, trade or business premises shall comply with the Noise Control Ordinance and its subsidiary regulations.

Any person who carries out any industrial, commercial and construction activities that contravenes Noise Control Ordinance except as permitted is liable on first conviction to a fine of HK$100,000 and on subsequent convictions to a fine of HK$200,000, and in any case to a fine of HK$20,000 for each day during which the offence continues.

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong)

The Water Pollution Control Ordinance controls the effluent discharged from all types of industrial, commercial, institutional and construction activities into public sewers and public drain. For any industry/trade generating wastewater discharge (except domestic sewage or unpolluted water that are discharged into communal sewer or communal drain), they are subject to licensing control by the Director of the Environmental Protection Department.

All discharges, other than domestic sewage or unpolluted water to communal sewer or communal drain, must be covered by an effluent discharge license. The license specifies the permitted maximum allowable quantity and effluent standards of the effluent. The general guidelines are that the effluent does not damage sewers or pollute inland or inshore marine waters.

According to the Water Pollution Control Ordinance, unless being licensed under the Water Pollution Control Ordinance, a person who discharges any waste or polluting matter into the waters of Hong Kong in a water control zone or discharges any matter, other than domestic sewage and unpolluted water, into a communal sewer or communal drain in a water control zone commits an offence and is liable to imprisonment for six months and (a) for a first offence, a fine of HK$200,000; (b) for a second or subsequent offence, a fine of HK$400,000, and (c) in addition, if the offence is a continuing offence, a fine of HK$10,000 for each day during which it is proved to the satisfaction of the court that the offence has continued.

51

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance controls the production, storage, collection and disposal including treatment, reprocessing and recycling of wastes. At present, livestock waste and chemical waste are subject to specific controls whilst unlawful deposition of waste is prohibited.

A contractor shall observe and comply with the Waste Disposal Ordinance and its subsidiary regulations, including without limitation the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong).

Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at designated prescribed facilities; the person who delivers it, or on whose behalf it is delivered, must be an account-holder of a valid billing account with the Environmental Protection Department; and the construction waste must be delivered in accordance with all the conditions of use imposed in relation to that account.

Under the Waste Disposal (Chemical Waste) (General) Regulation, a person who produces chemical waste or causes it to be produced has to register as a chemical waste producer. Any chemical waste produced must be packaged, labeled and stored properly before disposal. Only a licensed waste collector can transport the waste to a licensed chemical waste disposal site for disposal. Chemical waste producers also need to keep records of their chemical waste disposal for inspection by the Environmental Protection Department.

MANAGEMENT

Set forth below is information concerning our directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)
Dixon Chun Wan Chan	46	Chairman, Chief Executive Officer and Director
Terence Chee-Ho Wong	49	Chief Technology Officer and Director
Yiu King Man	38	Chief Financial Officer
Koh Herbin Puay Teck	34	Independent Director Nominee*
Patrick Pak Hang Chan	46	Independent Director Nominee*
Rahul Shendure	53	Independent Director Nominee*

* These individuals consent to serving in such position upon the effectiveness of the Registration Statement.

The business address of each of the officers and directors is at Unit 401, 4/F., Tower 1, Harbour Centre, 1 Hok Cheung St., Hung Hom, Kowloon, Hong Kong.

The following is a brief biography of each of our executive officers and directors:

Directors:

Dixon Chun Wan Chan, Chairman, Chief Executive Officer and Director.

Mr. Chan is a Director of the Company and the Director of Laputa Eco-Construction Material Company Limited. He has played a pivotal role in advancing proprietary technologies, including Concrete Block made with recycled materials and Air Pollutant Removal Paving Block, developed in collaboration with the Hong Kong Polytechnic University.

With over 20 years of experience in environmentally friendly construction materials, Mr. Chan has been a Director of Tiostone Holdings Ltd since 2010, a holding company of the Company prior to Reorganization. Additionally, he has served as a Director of Greenspace Ventures Ltd since 2013, a venture capital firm focused on investing in and enabling emerging startups to develop scalable technologies across sectors such as sustainable materials, building and construction, proptech, and digital consumer platforms.

52

Since 2023, Mr. Chan has been the Chief Executive Officer and Director of CS Tech Solution Co., Ltd, a company he co-founded to develop innovative technologies that mitigate greenhouse gas emissions by capturing carbon dioxide from industrial processes and converting it into valuable products. His responsibilities at CS Tech include providing strategic leadership and shaping the vision for innovation in carbon capture and utilization technologies. He manages financial resources while ensuring regulatory compliance and engages with stakeholders to promote sustainability and the company’s mission to mitigate carbon emissions.

Mr. Chan holds a master’s degree in Applied Science from McMaster University. He is also the co-author of over 15 international and conference papers and the recipient of the Hong Kong Institution of Engineers (HKIE) Outstanding Paper Award for Young Engineers/Researchers and Best Paper at the 1st Canadian Conference on Effective Design of Structures.

Terence Chee-Ho Wong, Chief Technology Officer and Director.

Mr. Wong is the Company’s Director and serves as a Director of Laputa Eco-Construction Material Company Limited, where he combines his 20+ years of expertise in green technology and information systems with hands-on leadership to drive innovation, sustainability, and operational excellence across the company’s end-to-end manufacturing operations. Since 2005, Mr. Wong served as the Director of Laputa. In addition to his strategic responsibilities for corporate governance, market expansion, and ESG alignment at Laputa, Mr. Wong directly oversees all manufacturing activities, ensuring seamless integration of cutting-edge technologies, process optimization, and sustainable production practices at Laputa.

Mr. Wong is also the Co-Founder and Chief Operating Officer of CS Tech Solutions Ltd where he has served as Chief Operating Officer since 2023. CS Tech Solutions is a pioneering firm specializing in carbon capture and utilization (CCU) technologies that transform industrial CO₂ emissions into high-value commercial products. His leadership has been instrumental in advancing sustainable industrial practices, R&D breakthroughs, and scalable decarbonization solutions.

Mr. Wong holds a Bachelor’s Degree in Computer Science with Distinction from the University of Waterloo and was awarded the Governor General’s Academic Medal for graduating with the highest academic average in high school.

Executive Officers

Yiu King Man, Chief Financial Officer

Mr. Yiu is our Chief Financial Officer, where is responsible for overseeing accounting and financial management, treasury, investments, business strategies and capital markets functions of our Company. Mr. Yiu has over 15 years of experience in corporate finance, strategy, merger and acquisition, financial management and investment. From January 2021 to October 2023, he was head of corporate finance of a multinational fintech company. From May 2017 to August 2020, he was chief financial officer of an international real estate investment group. From November 2015 to April 2017, he was investment director of a listed real estate investment company in Hong Kong. Prior to that, he worked for a private equity firm and two international accounting firms. Mr. Yiu obtained a Bachelor of Arts degree from the University of Hong Kong in 2009 and a Master of Science degree in financial analysis from the Hong Kong University of Science and Technology in 2014. Mr. Yiu is a fellow member of the Hong Kong Institute of Certified Public Accountants and a Certified ESG Analyst of The European Federation of Financial Analysts Societies.

Independent Directors

Koh Herbin Puay Teck, Director Nominee

Mr. Koh is a director nominee who will be appointed as one of our independent directors prior to our public offering. Mr. Koh has over 8 years of cumulative startup and venture investment experience. Mr. Koh currently serves as the head of Gaw Capital Partner’s Private Equity Platform and Deputy Head of Infrastructure. Mr. Koh has served as the Head of the Private Equity Platform since December 2016, and he has served as the Deputy Head of Infrastructure since April 2024. At Gaw Capital Partners, Mr. Koh expanded the firm’s growth equity platform across multiple functions, raising and deploying capital across a range of investment mandates throughout the Asia-Pacific region. His focus areas included the circular economy, battery storage and technology, PropTech, GridTech, e-mobility solutions, cybersecurity, and other sustainability-linked technologies that complement Gaw’s broader global real assets business. Since 2024 Mr. Koh has served as a Director at Cornerstone Technologies Holding Limited. Mr. Koh earned a Bachelor of Arts (Honors) in Economics from Yale-NUS College.

53

Patrick Pak Hang Chan, Director Nominee

Patrick Chan is a director noiminee who will be appointed as one of our independent director prior to our public offering. Mr. Chan was the Chief Financial Officer and Company Secretary of Baguio Green Group. Mr. Chan brings over 20 years of expertise in accounting, finance, auditing, and legal matters and is responsible for financial reporting, financial performance and analysis, treasury, legal and compliance. Mr. Chan held notable positions at KPMG, CK Hutchison Holdings Limited (HKEX: 00001), The Hong Kong and China Gas Company Limited (HKEX: 00003), and The Wharf Holdings Limited (HKEX: 00004). Mr. Chan holds a Bachelor of Information Engineering and a Master of Philosophy from the Chinese University of Hong Kong. He attained a Bachelor of Laws (LL.B.) degree from the Manchester Metropolitan University and the Postgraduate Certificate in Laws (PCLL) from the University of Hong Kong. He is a member of the Hong Kong Institute of Certified Public Accountants (HKICPA), the Association of Chartered Certified Accountants (ACCA), the Hong Kong Institute of Arbitrators (HKIArB), and is a Certified Financial Analyst (CFA) Charterholder. Mr. Chan is also a member of Mensa Hong Kong.

Rahul Shendure, Director Nominee

Rahul Shendure is a director noiminee who will be appointed as one of our independent director prior to our public offering. Mr. Shendure has over 27 years of experience as an engineer, product manager, founder, CEO and investor across industrial, climate-tech and bio-tech businesses. Between 2020 and 2024, Mr. Shendure served as founding CEO and Director of CarbonBuit, a venture capital-backed provider of low-carbon concrete raw materials, production technologies and products. He previously served as CEO and Director of both Bellwether Bio, a cancer diagnostics technology developer he co-founded in 2016 that was acquired by Guardant Health (OTCQB: GH) in 2019, and Oscilla Power, a renewable power generation technology developer he co-founded in 2009. Prior to becoming an entrepreneur, Mr. Shendure worked at Amyris Biotechnologies, Ballard Power Systems and General Electric. Mr. Shendure has invested in more than 50 early-stage climate-tech, healthcare and software companies. Mr. Shendure has a Bachelor of Science in Chemical Engineering from Massachusetts Institute of Technology and a Master of Business Administration from Harvard University.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Family Relationships

There is no family relationship among any of our directors, executive officers, independent directors and key employees.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors, proposed directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K. Our directors, proposed directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Arrangements Concerning Election of Directors

We are not a party to, and are not aware of, any arrangement or understanding with major shareholders, customers, suppliers or others, pursuant to which any person referred to above was selected as a director or member of senior management.

Board of Directors

We expect our board of directors will consist of five directors after completion of the Offering. Our current amended and restated memorandum and articles of association provide that our board of directors must be composed of at least one director. The number of directors is determined from time to time by resolution of our board of directors.

Pursuant to our current memorandum and articles of association, our directors are appointed either by ordinary resolution of our shareholders or by board resolution provided that such appointment does not cause the number of directors to exceed any number fixed in accordance with the articles of association as the maximum number of directors.

54

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;
●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”)
●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the Registration Statement of which this prospectus is a part, we have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the Registration Statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at http://www.green-vector.com/. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and OTCQB Market corporate governance rules.

Compensation of Directors and Executive Officers

For the years ended March 31, 2026, 2025 and 2024, we paid an aggregate of approximately US$109,646, US$106,360 and US$85,648 respectively, in cash to our directors and officers as a group.

Independent Directors’ Agreements

Each of our Independent Director Nominees will enter into a director’s agreement with the Company effective upon the effectiveness of the Registration Statement. The terms and conditions of the directors’ agreements are similar in all material aspects. Each independent director’s agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding ordinary shares entitled to vote.

Under the independent directors’ agreements, the initial annual director fees that will be payable to our independent directors, Koh Herbin Puay Teck, Patrick Pak Hang Chan, and Rahul Shendure, are US$25,680, US$25,680, and US$25,680. Such director fees are payable in cash on a monthly basis.

In addition, our independent directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of directors; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Employment Agreements

We have entered into employment agreements with Dixon Chun Wan Chan, Terence Chee-Ho Wong, and Yiu King Man, respectively.

Equity Incentive Plan

We have not adopted any equity compensation plans.

55

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and executive officers, to be effective upon the Registration Statement of which this prospectus forms a part becoming effective. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Duties of Directors

Under Cayman Islands law, the directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers; and

●	exercising the borrowing powers of our company and mortgaging the property of our company.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Terms of Directors and Officers

Our directors are elected or appointed in accordance with our Memorandum and Articles and shall hold office until the expiration of his term or until their successors are elected or appointed. Our shareholders may by ordinary resolution appoint any person to be a director. Our directors shall have the power from time to time and at any time to appoint any person as a director to fill a casual vacancy on the board of directors (the “Board”) or as an addition to the existing Board subject to any upper limit on the number of directors prescribed pursuant to the Articles, unless the Board resolves to follow any available exceptions or exemptions. The office of a director shall be vacated if the director:

(a)	is removed from office pursuant to the laws of the Cayman Islands and the Articles of the Company;

56

(b)	dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;
(c)	is or becomes of unsound mind or an order for his detention is made under the Mental Health Act of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies;
(d)	resigns his office by notice to the Company;
(e)	without special leave of absence from our board of directors, is absent from three consecutive meetings of the Board and the Board resolves that his office be vacated; or
(f)	is prohibited by applicable law, rules or regulations from being a director.

Interested Transactions

Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is directly or indirectly interested. A director shall forthwith disclose the nature of such interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to all other directors that a director is a member, director, or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure in relation to that transaction.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our Memorandum and Articles, every director, secretary, or other officer for the time being and from time to time of the Company (but not including the auditor) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no Indemnified Person shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the Indemnified Person.

EXECUTIVE COMPENSATION

Upon establishment, our compensation committee will approve our salaries and benefit policies. It determines the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers to our success. Each of the named officers will be measured by a series of performance criteria by the board of directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

57

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

The following table summarizes all compensation received by our directors and executive officers with respect to compensation for the fiscal years ended March 31, 2026, 2025 and 2024.

Name and Position	2026 Compensation ($)		2025 Compensation ($)

All directors and executive officers		$109,646		$106,360
	$		$
Total		$109,646		$106,360

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2025 and March 31, 2024, the Company had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

Immediately prior to the completion of this Offering, we will adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions will be approved by the committee.

Set forth below are related party transactions of our Company for the fiscal years ended March 31, 2025, 2024 and 2023, and up to the date of this prospectus, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Hong Kong law.

The following is a list of related parties which the Company has balances and transactions with:

CS TECH Solution Limited	Common directors, Terence Wong and Dixon Chan

Greenspace Ventures Limited	Common directors, Terence Wong and Dixon Chan

Sky Sun Trading Limited	Director, is the spouse of Terence Wong

Tailor Recycled Aggregates (HK) Limited*	(1) Fellow subsidiary (2) Common director, Dixon Chan

Tailor Recycled Aggregates Limited	(1) Fellow subsidiary (2) Common director, Terence Wong

TioStone Environmental Limited	(1) Fellow subsidiary (2) Common directors, Terence Wong and Dixon Chan

TioStone Holdings Limited	(1) Holding company (2) Common directors, Terence Wong and Dixon Chan

* Tailor Recycled Aggregates (HK) Limited, a fellow subsidiary of the Group, was fully disposed to a third party on February 10, 2026. As a result, Tailor Recycled Aggregates (HK) Limited is no longer a related party of the Group.

58

a. Accounts receivable from related parties

Up to the date of this prospectus, as of March 31, 2025, 2024 and 2023, the balances of accounts receivable from related parties were as follows:

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

CS TECH Solution Limited	$116,427	$98,253	$43,941	$-
Greenspace Ventures Limited	-	1,542	-	-
Tailor Recycled Aggregates Limited	262,357	-	-	1,893
TioStone Environmental Limited	1,392,431	2,715,482	2,295,172	2,303,430
Total accounts receivable from related parties	1,771,215	2,815,277	2,339,113	2,305,323

The balances represented the accounts receivable from related parties’ sales income and rental income. For details, please refer to “l. Related Party Transactions” below.

b. Amounts due from related parties

Up to the date of this prospectus, as of March 31, 2025, 2024 and 2023, the balances of amounts due from related parties were as follows:

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

Greenspace Ventures Limited	$-	$321,341	$383,343	$382,166
Tailor Recycled Aggregates (HK) Limited *	-	-	8,113	1,719
Total amounts due from related parties	-	321,341	391,456	383,885

* Tailor Recycled Aggregates (HK) Limited, a fellow subsidiary of the Group, was fully disposed to a third party on February 10, 2026. As a result, Tailor Recycled Aggregates (HK) Limited is no longer a related party of the Group and the corresponding balances up to the date of this prospectus are not disclosed

The amounts due from related parties were unsecured, non-interest bearing and repayable on demand.

c. Accounts payable to related parties

Up to the date of this prospectus, as of March 31, 2025, 2024 and 2023, the balances of accounts payable to related parties were as follows:

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

TioStone Environmental Limited	$-	$56,791	$78,649	$83,433
Tailor Recycled Aggregates (HK) Limited *	-	-	-	17,590
Total accounts payable to related parties	-	56,791	78,649	101,023

* Tailor Recycled Aggregates (HK) Limited, a fellow subsidiary of the Group, was fully disposed to a third party on February 10, 2026. As a result, Tailor Recycled Aggregates (HK) Limited is no longer a related party of the Group and the corresponding balances up to the date of this prospectus are not disclosed.

59

The balances represented the accounts payable to related parties for purchases of raw materials. For details, please refer to “l. Related Party Transactions” below.

d. Amounts due to a related party

Up to the date of this prospectus, as of March 31, 2025, 2024 and 2023, the balance of amounts due to a related party was as follows:

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

TioStone Holdings Limited	$-	$-	$167,437	$186,032
Total amounts due to a related party	-	-	167,437	186,032

The amounts due to a related party were unsecured, non-interest bearing and repayable on demand.

e. Rental deposits paid and prepayment to a related party

Up to the date of this prospectus, as of March 31, 2025, 2024 and 2023, the balance of rental deposits paid to a related party was as follows:

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

Sky Sun Trading Limited	$15,384	$15,424	$-	$-
Tailor Recycled Aggregates (HK) Limited *	-	-	-	-
Total rental deposits paid to a related party	15,384	15,424	-	-

* Tailor Recycled Aggregates (HK) Limited, a fellow subsidiary of the Group, was fully disposed to a third party on February 10, 2026. As a result, Tailor Recycled Aggregates (HK) Limited is no longer a related party of the Group and the corresponding balances up to the date of this prospectus are not disclosed.

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

CS TECH Solution Limited	$96,154	$-	$-	$-

Total prepayment to a related party	96,154	-	-	-

f. Accruals to related parties

Up to the date of this prospectus, as of March 31, 2025, 2024 and 2023, the balances of accruals to related parties were as follows:

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

Sky Sun Trading Limited	$-	$7,712	$-	$-
CS TECH Solution Limited	-	-	767	-
Total accruals to related parties	-	7,712	767	-

g. Rental deposits received from related parties

Up to the date of this prospectus, as of March 31, 2025, 2024 and 2023, the balances of rental deposits received from related parties were as follows:

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

CS TECH Solution Limited	$13,461	$13,496	$13,417	$-
Tailor Recycled Aggregates (HK) Limited *	-	71,145	70,727	67,816
Total rental deposits received from related parties	13,461	84,641	84,144	67,816

* Tailor Recycled Aggregates (HK) Limited, a fellow subsidiary of the Group, was fully disposed to a third party on February 10, 2026. As a result, Tailor Recycled Aggregates (HK) Limited is no longer a related party of the Group and the corresponding balances up to the date of this prospectus are not disclosed.

60

h. Amount due from a director

Up to the date of this prospectus, as of March 31, 2025, 2024 and 2023, the balances of amount due from a director were as follows:

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

WONG, Terence Chee-Ho	$-	$-	$-	$80,170
Total amount due from a director	-	-	-	80,170

The amount due from a director was unsecured, non-interest bearing and repayable on demand.

i. Amount due to a director

Up to the date of this prospectus, as of March 31, 2025, 2024 and 2023, the balances of amount due to a director were as follows:

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

WONG, Terence Chee-Ho	$-	$-	$26,031	$-
Total amount due to a director	-	-	26,031	-

The amount due to a director was unsecured, non-interest bearing and repayable on demand.

j. Right-of-use assets – operating lease – related party

Up to the date of this prospectus, as of March 31, 2025, 2024 and 2023, the balances of right-of-use assets – operating lease from related party were as follows:

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

Sky Sun Trading Limited	$75,104	$167,631	$-	$-
Total right-of-use assets – operating lease – related party	75,104	167,631	-	-

k. Operating lease liabilities – related party

Up to the date of this prospectus, as of March 31, 2025, 2024 and 2023, the balances of operating lease liabilities from related party including current portion and non-current portion were as follows:

	Up to the date of this prospectus	As of March 31,
	(unaudited)	2025	2024	2023

Sky Sun Trading Limited:
Current portion	$75,104	$92,694	$-	$-
Non-current portion	-	82,649	-	-
Total operating lease liabilities – related party	75,104	175,343	-	-

61

l. Related Party Transactions

The related party transactions were as follows:

	Up to the date of this prospectus	For the years ended March 31,
	(unaudited)	2025	2024	2023 (unaudited)
Revenue from sale of environmentally-friendly construction bricks
TioStone Environmental Limited	$2,194,196	$4,473,319	$1,980,405	$2,808,312

Rental income from subleases of factory and office
TioStone Environmental Limited	20,000	3,079	-	-
CS TECH Solution Limited	10,000	88,132	34,083	-
Greenspace Ventures Limited	10,000	1,540	-	-
Tailor Recycled Aggregates (HK) Limited*	-	430,655	421,696	407,689

Cost of purchases
TioStone Environmental Limited	83,669	514,170	495,341	642,486
Tailor Recycled Aggregates (HK) Limited*	-	15,394	-	-

Transportation cost
TioStone Environmental Limited	12,362	253,889	108,999	118,654

Rental expenses for office
Sky Sun Trading Limited	100,000	15,394	-	-

Consulting fee / Management fee
TioStone Holdings Limited	118,780	101,402	77,972	-
Tailor Recycled Aggregates (HK) Limited*	-	-	17,556	66,997

Accountancy fee
TioStone Holdings Limited	26,023	15,448	-	-
CS TECH Solution Limited	-	4,618	3,585	-

Split of Sales for Carbonated Products
CS TECH Solution Limited	5,651	-	-	-

* Tailor Recycled Aggregates (HK) Limited, a fellow subsidiary of the Group, was fully disposed to a third party on February 10, 2026. As a result, Tailor Recycled Aggregates (HK) Limited is no longer a related party of the Group and the corresponding transactions up to the date of this prospectus are not disclosed.

Transactions with Tiostone Environmental Limited

Laputa sells its products to Tiostone Environmental Limited, which acts as a distribution agent in reselling such products to third-party customers. Tiostone Environmental Limited is a related party of the Company by virtue of being under the common control of the same ultimate shareholders.

The ultimate customers acknowledge in their agreements that Tiostone Environmental Limited acts solely as a distribution agent and that Laputa is the actual supplier of the products.

For the fiscal years ended March 31, 2025 and March 31, 2024, the aggregate sales to Tiostone Environmental Limited amounted to 84.6% and 71.5%, respectively, of the total revenue for respective years. In April 2025, the customers previously serviced through Tiostone Environmental Limited has commenced direct engagement with Laputa and under arrangement of direct sales from Laputa, and as such, the related party sales to Tiostone Environmental Limited is expected to reduce.

Tiostone Environmental earned a sales commission margin on these transactions, which was determined on an arm’s length basis in accordance with applicable transfer pricing principles.

62

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of the Company’s Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for:

●	Each person who is known by us to beneficially own more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares;

●	Each of our directors, director nominees and named executive officers; and

●	All current directors and named executive officers as a group.

Our Company is authorized to issue 450,000,000 Class A Ordinary Shares with par value of $0.0001 per share and 50,000,000 Class B Ordinary Shares with par value of $0.0001 per share. The number and percentage of Shares beneficially owned before the Offering are based on 10,000,000 Class A Ordinary Shares issued and outstanding as of the date of this prospectus and 12,000,000 Class A Ordinary Shares post-Offering. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Shares beneficially owned by a person listed below and the percentage ownership of such person, Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person.

None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at Unit 401, 4/F, Tower 1, Harbour Centre, 1 Hok Cheung Street, Hung Hom, Kowloon, Hong Kong.

	Ordinary shares beneficially owned prior to this offering					Ordinary shares beneficially owned after this offering
	Class A Ordinary Shares	Class B Ordinary Shares	Percentage of beneficial ownership (of total Class A Ordinary Shares)	Percentage of beneficial ownership (of total Class B Ordinary Shares)	Percentage of total voting power prior to this offering	Class A Ordinary Shares	Class B Ordinary Shares	Percentage of beneficial ownership (of total Class A Ordinary Shares)	Percentage of beneficial ownership (of total Class B Ordinary Shares)	Percentage of total voting power after this offering†
Directors and Executive Officers
Dixon Chun Wan Chan, Chairman, Chief Executive Officer and Director	2,186,878	500,000	21.87%	50%	40.62%	2,186,878	500,000	18.22%	50%	38.08%
Terence Chee-Ho Wong, Chief Technology Officer and Director	2,346,666	500,000	23.47%	50%	41.16%	2,346,666	500,000	19.56%	50%	38.58%
Yiu King Man, Chief Financial Officer		-		-	%	-	-	-	-	-
Independent Directors
Koh Herbin Puay Teck	-	-	-		-	-	-	-	-	-
Patrick Pak Hang Chan	-	-	-		-	-	-	-	-	-
Rahul Shendure	-	-	-		-	-	-	-	-	-
All Directors, Executive Officers and Independent Directors as a Group	4,533,543	1,000,000	45.34%	100%	81.78%	4,533,543	1,000,000	37.78%	100%	76.67%

Principal Shareholders:
Kerwin Yan	1,802,165	-	18.02%	-	6.01%	1,802,165	-	15.02%	-	5.63%
Dan Fung Shum	774,000	-	7.74%	-	2.58%	774,000	-	6.45%	-	2.42%
CHAN Wing Yum	677,616		6.78%	-	2.26%	677,616	-	5.65%	-	2.12%
WONG Ka Hon, Dennis	516,000	-	5.16%		1.72	516,000	-	4.30%	-	1.61%

(1)	The number of our Class A Ordinary Shares to be outstanding after this Offering is based on 10,000,000 Class A Ordinary Shares outstanding as of the date of this prospectus and assumes the Over-Allotment Option is not exercised.

63

SELLING SHAREHOLDERS

This prospectus covers the public resale of the Class A Ordinary Shares owned by the Selling Shareholders named below. Such Selling Shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Class A Ordinary Shares owned by them. The Selling Shareholders, however, make no representations that the Class A Ordinary Shares will be offered for sale. The table below presents information regarding the Selling Shareholders and the Class A Ordinary Shares that each such selling shareholder may offer and sell from time to time under this prospectus.

The following table sets forth:

● the name of each Selling Shareholder;

● the number of Class A Ordinary Shares beneficially owned by each Selling Shareholder prior to the sale of the Class A Ordinary Shares covered by this prospectus;

● the number of Class A Ordinary Shares that may be offered by each Selling Shareholder pursuant to this prospectus;

● the number of Class A Ordinary Shares to be beneficially owned by each Selling Shareholder following the sale of any Class A Ordinary Shares covered by this prospectus; and

● the percentage of our issued and outstanding Class A Ordinary Shares to be owned by each Selling Shareholder before and after the sale of the Class A Ordinary Shares covered by this prospectus (based on 10,000,000 Class A Ordinary Shares issued and outstanding as of May 28, 2026).

Generally, the Class A Ordinary Shares being registered by the Selling Shareholders represent Class A Ordinary Shares issued in private placements between June 2025 to September 2025, who are all non-U.S. Persons. On September 5, 2025, the board of directors of the Company approved the issuance and allotment of 10,000,000 Class A Ordinary Shares to the ultimate beneficial owners of TioStone Holdings Limited in proportion to their historical indirect equity interests in Laputa Eco-Construction Material Company Limited immediately prior to the Reorganization, in exchange for their interests in Laputa. The Selling Shareholders acquired their Class A Ordinary Shares in connection with the Reorganization on September 5, 2025. Prior to the Reorganization, WAN Lap Hang, Kevin subscribed for 150,788 shares of TioStone Holdings Limited in September 2010 for a total consideration of HK$150,788 (approximately HK$1.93 per Class A Ordinary Share of the Company after giving effect to the Reorganization). The remaining six Selling Shareholders acquired their shares in BEL Holdings Limited in August 2025, prior to the Reorganization, for a total aggregate consideration of HK$2,500,006 (approximately HK$2.66 per Class A Ordinary Share of the Company after giving effect to the Reorganization).

All information with respect to ownership of our Class A Ordinary Shares of the Selling Shareholders has been furnished by or on behalf of the Selling Shareholders and, unless otherwise indicated, is as of May 28, 2026. We believe, based on information supplied by the Selling Shareholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Shareholders have sole voting and dispositive power with respect to the Class A Ordinary Shares reported as beneficially owned by them. Because the Selling Shareholder identified in the table may sell some or all of the Class A Ordinary Shares owned by them which are included in this prospectus, and because, except as set forth herein, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Class A Ordinary Shares, no estimate can be given as to the number of Class A Ordinary Shares available for resale hereby that will be held by the Selling Shareholders upon termination of this Offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Ordinary Shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Shareholders will sell all of the Class A Ordinary Shares owned beneficially by them that are covered by this prospectus. Unless otherwise indicated in the footnotes, shares in the table refer to our Class A Ordinary Shares.

64

Name of Selling Shareholder	Number of Class A Ordinary Shares Beneficially Owned Prior to this Offering	Percent of Outstanding Class A Ordinary Shares Beneficially Owned Before Sale of Shares	Number of Shares to be Offered	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Shares Beneficially Owned After Sale of Shares
Cheung On Investment Limited (1)	180,000	1.80%	180,000	-	0%
WONG Nelson (2)	164,093	1.64%	164,093	-	0%
YUEN Tat Keung (3)	164,093	1.64%	164,093	-	0%
Hassan Adrian (4)	144,094	1.44%	144,094	-	0%
YEUNG Hok Lam Kenneth (5)	144,094	1.44%	144,094	-	0%
CHAN Tsz Kin (6) `	144,094	1.44%	144,094	-	0%
WAN Lap Hang, Kevin (7)	78,000	0.78%	78,000	-	0%

(1)	The address of the Selling Shareholder is Suite 02, 12A/F; One Peking; No. 1 Peking Road, Tsim Sha Tsui; Hong Kong.
(2)	The address of the Selling Shareholder is Flat 4, 13/F; Belle House, 31 Whitfield Road; Hong Kong.
(3)	The address of the Selling Shareholder is Flat 4, 13/F; Belle House, 31 Whitfield Road; Hong Kong.
(4)	The address of the Selling Shareholder is Flat 4A; Pine Tree Gardens, 4 Ede Road; Kowloon Tong, Kowloon; Hong Kong.
(5)	The address of the Selling Shareholder is 505 Starfish Ln; Foster City; CA 94404; United States of America.
(6)	The address of the Selling Shareholder is Flat 2615; Yee Yip House, Tsing Yi Estate; Tsing Yi, N.T.; Hong Kong.
(7)	The address of the Selling Shareholder is 26A Tower 8; The Palazzo, 28 Lok King Street; Fo Tan, N.T.; Hong Kong .

As noted above, all Selling Shareholders were provided their respective shares as part of the Company’s Reorganization with TioStone Holdings Limited on September 5, 2025. WAN Lap Hang initialy received shares through TioStone Holdings Limited and paid HK$ 150,788 for 150,788 shares of TioStone Holdings Ltd., which in turn became 78,000 GreenVector Holding’ shares (HK$ 1.93 per share). All other remaining Selling Shareholders had acquired their respective shares on BEL Holdings Ltd in August 2025, before the Company’s Reorganization as noted above, and a share swap took place. As such, the remaining six selling shareholders: had paid HK$ 2,500,006 in total, divided by 940,468 GreenVector Holding’ shares, resulting in HK$ 2.66 per share.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table, we believe that the shareholder identified in the table above possesses sole voting and investment power over all the Class A Ordinary Shares shown as beneficially owned by the shareholder.

Except for being holders of our securities listed in the table above, none of the Selling Shareholders has had any position, office or other material relationship with us since our inception.

The Selling Shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the Class A Ordinary Shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional Selling Shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified Selling Shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its Class A Ordinary Shares from holders named in this prospectus after the effective date of this prospectus.

65

PLAN OF DISTRIBUTION

Shares Offered by Us

We are offering for sale up to 2,000,000 shares of our common stock in a “best-efforts” direct public offering without any involvement of underwriters fixed price of $1.00 per share.

Terms of the Offering

We are offering for sale up to 2,000,000 shares of our common stock in a “best-efforts” direct public offering without any involvement of underwriters. We are offering the shares through a “self-underwritten” offering. The shares will be offered at a fixed price of $1.00 per share for a period not to exceed [270] days from the date of this prospectus, unless extended by our Board of Directors for an additional [90] days. There is no minimum number of shares required to be purchased. The intended methods of communication include, without limitations, telephone, and personal contact.

The offering shall terminate on the earlier of (i) the date when the sale of all of the shares being offered is completed or (ii) 270 days from the date of this prospectus.  We may, at our discretion, extend the offering for an additional 90 days.  In the event we extend the offering for an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

There can be no assurance that any of the shares will be sold. We have not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent, nor do we intend to enter into any such agreement or arrangement with any broker-dealer or sales agent.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold only in those states if they have been registered or qualified for sale or an exemption from such registration or qualification requirement is available and with which we have complied.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must: (i) execute and deliver a subscription agreement; and (ii) wire transfer or deliver a check or certified funds to us for acceptance or rejection.  All checks for subscriptions must be made payable to GreenVector Holdings, Inc.

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust, or similar account.  Because this is a best efforts offering, once a subscription is accepted by us, we will have immediate availability to use the subscription proceeds, regardless of whether we are able to place the entire offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within two (2) business days after we receive them.

Shares Offered by the Selling Stockholders

The Selling Shareholders, as used herein includes donees, pledgees, transferees or other successors-in-interest selling Class A Ordinary Shares or interests in Class A Ordinary Shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Class A Ordinary Shares on any stock exchange, market or trading facility on which the Class A Ordinary Shares are traded or in private transactions.

The Selling Shareholders will offer and sell their Class A Ordinary Shares at a fixed price of $1.00 per Ordinary Share until their Class A Ordinary Shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions.

The Selling Shareholders may use any one or more of the following methods when disposing of Class A Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Class A Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately- negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Class A Ordinary Shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

66

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the Class A Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their Class A Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Class A Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Class A Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Class A Ordinary Shares offered by them will be the purchase price of such Class A Ordinary Shares, less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from the resale of the Class A Ordinary Shares.

Once we have been subject to public company reporting requirements for at least 90 days, some of the Selling Shareholders also may resell all or a portion of their Class A Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A Ordinary Shares therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Class A Ordinary Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Class A Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Class A Ordinary Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

67

DESCRIPTION OF SHARE CAPITAL

General

The following description of our share capital and provisions of our amended and restated memorandum of association and second amended and restated articles of association are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum of association adopted on July 2, 2025 and second amended and restated articles of association, which will become effective immediately prior to completion of this offering, copies of which are filed as an exhibit to the registration statement of which this prospectus forms a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles”).

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 shares of a par value of $0.0001 each comprised of 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. As of the date of this prospectus, 10,000,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares are issued and outstanding.

All of our ordinary shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our Class A Ordinary Shares to be issued in the offering will be issued as fully paid.

Our Memorandum and Articles

We have conditionally adopted the Articles on October 31, 2025 which will become effective and replace our current amended and restated articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the Memorandum and Articles and of the Companies Act, insofar as they relate to the material terms of our shares.

Objects of Our Company. Under our Memorandum and Articles, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. The Class A Ordinary Shares and the Class B Ordinary Shares carry equal rights and rank pari passu with one another, including the rights to dividends and other capital distributions.

Conversion Rights. Each Class B Ordinary Shares is convertible into one Class A Ordinary Shares at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any direct or indirect sale, transfer, assignment or disposition of Class B Ordinary Shares or the transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise by a holder thereof to any person or entity which is neither ultimately controlled by the Founder (as defined in our Memorandum and Articles) nor another holder of Class B Ordinary Shares or an Affiliate (as defined in our Memorandum and Articles) of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares. Upon any direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person or entity which is neither ultimately controlled by the Founder nor another holder of Class B Ordinary Shares or an Affiliate of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles provide that dividends may be declared and paid out of profits of our Company, realized or unrealized, or from any reserve set aside from profits which our board of directors determines is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by poll save that the chairman of the meeting of shareholders may, in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands. Notwithstanding the foregoing, a poll may be demanded by at least one shareholder. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Shares and twenty votes for each Class B Ordinary Shares held by the relevant shareholder. Save for such matters that require approval by a class of shareholders, holders of Class A Ordinary Shares and holders of Class B Ordinary Shares shall vote together as a single class, on all matters that require shareholders’ approval.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles, a reduction of our share capital and the winding up of our Company (unless our Company is unable to pay its debts in which case such voluntary winding up can be authorized by an ordinary resolutions). Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the chairman of our Company (if there is one) or any two directors or any director and the secretary or our board of directors shall appoint. Shareholders may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

Shareholders’ general meetings may be convened by the chairman of our Company, any two directors or any director and the secretary of our Company or our board of directors. Advance notice of at least five days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A general meeting shall, notwithstanding that it is called on shorter notice than that specified in our Memorandum and Articles, be deemed to have been properly called if it is so agreed by (i) all the shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the shareholders entitled to attend and vote thereat. A quorum required for any general meeting of shareholders consists of two or more persons present in person and representing in person or by proxy in excess of 50% of the total voting rights in our Company present throughout the meeting.

68

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in any other form approved by our board of directors. As referenced in the Risk Factors, the OTCQB is not considered a recognized exchange for these purposes and so any transfer of shares must be made in this manner.

Each Class B Ordinary Share is convertible into a Class A Ordinary Share at any time by the holder thereof. Our Class B Ordinary Shares will be automatically convertible into Class A Ordinary Shares upon a transfer, assignment or disposal thereof under such circumstances as specified in our Memorandum and Articles.

Liquidation. Subject to the Companies Act, our Company may be voluntarily wound-up by a special resolution. If our Company shall be wound up, the liquidator may, with the sanction of a special resolution, divide amongst the shareholders in specie or in kind the whole or any part of the assets of our Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between our shareholders or different classes of shareholders.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid (whether in respect of nominal value or premium) on their shares. If a call is not paid on or before the day appointed for payment thereof, the shareholder may at the discretion of our board of directors be liable to pay our Company interest on the amount of such call at such rate as our board of directors may determine, from the date when such call was payable up to the actual date of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the Companies Act, we may issue shares which are to be redeemed or are liable to be redeemed at the option of our Company or a shareholder and may make payments in respect of such redemption in accordance with the Companies Act. Our Company is authorized to purchase any share in our Company (including a redeemable share) by agreement with the holder and may make payments in respect of such purchase in accordance with the Companies Act. Our board of directors is authorized to determine the manner or any of the terms of any redemption or purchase. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, there would no longer be any issued shares of our Company other than shares held as treasury shares.

Variations of Rights of Shares. If, at any time, our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not our Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. Under our Memorandum and Articles, only the chairman of our Company or a majority of our board of directors may convene a class meeting of holders of a particular class of shares of our Company.

Issuance of Additional Shares. Our Memorandum and Articles authorizes our board of directors to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, provided that no share shall be issued at a discount except in accordance with the Companies Act.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. Under our Memorandum and Articles, no shareholder (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by applicable law and regulations, the Articles or authorized by the Board.

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including:

●	provisions that authorize our board of directors to issue any unissued shares on such terms and conditions as it may determine, including Class B Ordinary Shares which carry super-voting rights without any further vote or action by our shareholders; and

●	the inability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

69

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

70

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by, in the case of a scheme of arrangement with members or class of members, seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors, a majority in number of the creditors or class of creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

71

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles provide that that we shall indemnify, among others, our directors, secretary of our Company and other officers acting in relation to any of the affairs of our Company or any subsidiary thereof against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, provided that such indemnification shall not extend to any matter in respect of any fraud or dishonesty in relation to our Company which may attach to any of the indemnified persons. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we intend to enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Articles provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Articles and may not be taken by written consent of the shareholders without a meeting.

72

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Memorandum and Articles, a director’s office shall be vacated if the director (i) is removed from office pursuant to the laws of the Cayman Islands or our Memorandum and Articles; (ii) dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally; (iii) is or becomes of unsound mind or an order for his detention is made under the Mental Health Act of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; (iv) resigns his office by notice to our Company; (v) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (vi) is prohibited by law from being a director.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

73

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. Under our Memorandum and Articles, only the chairman of our Company or a majority of our board of directors may convene a class meeting of holders of a particular class of shares of our Company.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution;

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

74

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes or practice, or orders promulgated pursuant thereto (the “DPA”), and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

75

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the U.S., the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our websites at http://www.green-vector.com/.

Legislation of the Cayman Islands

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities,” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from July 1, 2019. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as our Company is a tax resident outside the Cayman Islands, our Company is not required to satisfy the economic substance test under the ES Act.

Notwithstanding the foregoing, all companies, whether a relevant entity or not, are required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Listing

Our Shares are not currently traded on any exchange. We plan to apply to list our Class A Ordinary Shares on the OTCQB Market The closing of this Offering is conditional upon OTCQB’s final approval of our listing application. We cannot assure you that our application will be approved; if it is not approved, we will not complete the Offering. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from an investment in the Shares.

76

Transfer Agent and Registrar

The transfer agent and registrar for the Shares will be VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598; telephone number (212) 828-8436. The email address for the transfer agent is info@vstocktransfer.com.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have 12,000,000 Class A Ordinary Shares outstanding. All of the Shares sold in this Offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders. Sales of substantial amounts of our Shares in the public market could adversely affect prevailing market prices of our Shares. Prior to this Offering, there has been no public market for our Shares. We intend to apply to list the Shares on the OTCQB Market, and the closing of this Offering is conditional upon OTCQB’s final approval of our listing application. We cannot assure you that our application will be approved; if it is not approved, we will not complete the Offering. We cannot assure you that a regular trading market will develop in the Shares, and in the absence of a trading market or an active trading market, investors may be unable to liquidate their investment. In the absence of a regular trading market, the liquidity and value of the Shares may decline. The lack of a market may indicate a lack of bona fide market interest in the security and may impact our continued listing on the OTCQB Market, if approved.

Rule 144

All of our Shares outstanding prior to this Offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Shares then outstanding, in the form of Shares or otherwise, which will equal approximately shares immediately after this Offering; or

●	the average weekly trading volume of the Shares reported through the OTC markets during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

77

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this Offering is eligible to resell those Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

Material Tax Consequences Applicable to U.S. Holders of Our Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Shares. It is directed to U.S. Holders (as defined below) of our Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non U.S. tax laws, state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Kwok Yih & Chan, our Hong Kong counsel, insofar as it relates to legal conclusions with respect to matters of Hong Kong Taxation below and of Conyers Dill & Pearman, our Cayman Islands counsel, insofar as it relates to legal conclusions with respect to matters of Cayman Islands Taxation below.

Hong Kong Taxation

The following brief description of Hong Kong laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. Please refer to the section titled “Dividend Policy.”

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Shares. Generally, gains arising from disposal of the Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Shares or with respect to the receipt of dividends on their Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Shares exists between Hong Kong and the United States.

78

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks”. The term “stocks”, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, includes shares. However, our Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Shares are not required to be registered in Hong Kong given that the books for the transfer of Shares are located in the United States. The transfer of Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands and/or related to real estate in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

In addition, pursuant to section 6 of the Tax Concessions Act of the Cayman Islands, our Company has obtained an undertaking from the Governor-in-Cabinet:

(1)	that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(2)	that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of the Company or by way of withholding in whole or in part of any relevant payment as defined in the Tax Concession Act.

The undertaking for our Company is valid for a period of twenty years from 27 June 2025.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES. THIS DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR INVESTORS IN LIGHT OF THEIR SPECIFIC CIRCUMSTANCES, INCLUDING INVESTORS SUBJECT TO SPECIAL TAX RULES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;
●	financial institutions;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	traders that elect to mark-to-market;
●	U.S. expatriates;
●	tax-exempt entities;
●	persons liable for alternative minimum tax;
●	persons holding our Shares as part of a straddle, hedging, conversion or integrated transaction;

79

●	persons that actually or constructively own 10% or more of the total combined voting power or value of our shares (including by reason of owning our Shares);
●	persons who acquired our Shares pursuant to the exercise of any employee share option or otherwise as compensation; or
●	persons holding our Shares through partnerships or other pass-through entities.

The discussion set forth below is addressed only to U.S. Holders that purchase Shares in this Offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Shares.

Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Shares. It is directed to U.S. Holders (as defined below) of our Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under the U.S. federal gift or estate tax, non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”) and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply Limitedly and could affect the tax consequences described below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Shares that is, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on our Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Non-corporate U.S. Holders will also be subject to the 3.8% Net Investment Income Tax if their income exceeds the threshold amounts for such tax. A dividend distribution that exceeds our current and accumulated earnings and profits is treated as a tax-free return of your tax basis in your Shares, and to the extent that it exceeds your tax basis, as capital gain, but only if we determine our accumulated earnings and profits under U.S. federal income tax principles. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The Net Investment Income Tax also applies to capital gains.

With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

80

Dividends received by an individual, trust or estate will be subject to taxation at standard tax rates, (plus the tax on investment income, discussed below). A reduced income tax rate applies to dividends paid by a “qualified foreign corporation” (if certain holding period requirements and other conditions are met). A non-U.S. corporation generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the U.S. which includes an exchange of information program or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the U.S. The United States does not have a tax treaty with Malaysia or the BVI. Our company’s stock may or may not be readily tradeable on an established securities market for purposes of this rule. Accordingly, there can be no assurance that dividends paid by our company will be subject to a reduced rate of taxation.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Taxation of Dispositions of Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company

Our status as a Passive Foreign Investment Company

A non-U.S. corporation is considered a passive foreign investment company or “PFIC” for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income (the “passive income test”); or
●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”)

81

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

In determining whether we are a PFIC, we are permitted, under Code Section 1297(c), to take into account, on a pro rata basis, the income and the assets of any entity of which we own (or are treated under the Code as owning) at least 25% of the stock by value (a so-called “look-through subsidiary”). Because we own 100% of the stock of our Operating Subsidiary, in determining our PFIC status we will take into account their income and assets (other than certain assets, or the income therefrom, that are subject to intercompany transfers), as well as the income and assets of any other look-through subsidiary.

Taking into account the income and assets of our Operating Subsidiary, our status as a PFIC will depend on the nature of our income and the income of our Operating Subsidiary (as well as the income and assets of any other look-through subsidiary). Based on our current operations, we expect our Operating Subsidiary to have considerable amounts of income from operations in 2023 and so we do not expect that any passive income generated by us and by our Operating Subsidiary (and any other look-through subsidiary) will amount to 75% of the total income from all the entities in 2023. As discussed below, PFIC status is determined on an annual basis and our status as a PFIC under the passive income test may change from year to year.

In determining whether we are a PFIC under the assets test, a number of different kinds of assets must be taken into account. Our Operating Subsidiary have considerable assets used in its operations which would be counted as active assets. However, in this Offering we expect to raise for our Company considerable cash. The IRS has stated that cash, even if held as working capital, produces passive income and is therefore a passive asset. Our status as a PFIC under the assets test will therefore depend in part on how quickly we spend the cash that we raise. Our status as a PFIC could also depend on the value of our stock as determined by the market (which may be volatile). PFIC status based on assets is calculated annually and is based on the average quarterly value of our assets. Accordingly, our status as a PFIC based on the assets test could change from year to year.

Based on the foregoing, it is not possible to determine whether we will be characterized as a PFIC for the 2023 taxable year or any subsequent year until after the close of the relevant year. We must make a separate determination each year as to whether we are a PFIC (under either the asset test or the passive income test), and there can be no assurance with respect to our status as a PFIC for 2023 or any future taxable year. We or a related entity express no opinion as to the Company’s or a related entity’s status as a PFIC for the current or any future or prior year. U.S. Holders should consult their own tax advisors with respect to the PFIC issue and its applicability to their particular tax situation. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested.

If we are a PFIC for any year during which you hold our Shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold our Shares, even if in a succeeding taxable year we are no longer classified as a PFIC. However, if we cease to be a PFIC, you may avoid the adverse effects of the PFIC regime thereafter by making a “purging election” (as described below) with respect to the Shares. A discussion of other ways in which you may be able to mitigate some of the adverse effects of PFIC status are also discussed below.

Consequences to you of PFIC status

If we are a PFIC for a taxable year during which you hold Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive, and with respect to any gain that you realize from a sale or other disposition (including a pledge) of the Shares, in that year and subsequent years, unless you make a “mark-to-market” election as discussed below. You will be subject to these rules for the first year in which we are a PFIC and for all subsequent years unless (i) we cease to be classified as a PFIC and (ii) you make a “purging election”, as discussed below.

“Excess distributions” are distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during (i) the three preceding taxable years or (ii) your holding period for the Shares, whichever is shorter. Under the special tax rules that apply to excess distributions, and to gains realized from a disposition of our Shares,

●	the excess distribution or gain will be allocated ratably (on a daily basis) over your holding period for the Shares;

82

●	the amount allocated to your current taxable year, and any amount allocated to any tax year(s) in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income arising in the current taxable year; and
●	the amount allocated to each of your other taxable year(s) – i.e., prior years during which we were a PFIC – will be subject to the highest tax rate in effect for that year; moreover, interest charges generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of excess distribution or disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Shares cannot be treated as capital, even if you hold the Shares as capital assets.

“Mark-to-market” election. To elect out of the excess distribution tax treatment discussed above, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock. The mark-to-market election is available only for “marketable stock”, which is stock that is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market. A “qualified exchange or other market” is defined in applicable U.S. Treasury regulations as a national securities exchange registered with the SEC or a national market system established pursuant to section 11A of the Exchange Act, or a foreign securities exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. The OTCQB Market is a qualified exchange or other market, but we are uncertain as to whether or when listing status will be granted or, if it is granted, as to whether our Class A Ordinary Shares will be regularly traded. If our Class A Ordinary Shares do trade on a qualified OTC market, and if they are “regularly traded”, the mark-to-market election would be available to you were we to be or become a PFIC (and you would not require any information from us in order to make the election). If our Shares do not trade on a qualified OTC market or do not trade regularly on a qualified OTC market, the mark-to-market election would not be available to you were we to be or become a PFIC.

If the mark-to-market election is available and you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Shares as of the close of such taxable year over your adjusted basis in such Shares. Such excess will be treated as ordinary income and not capital gain. Under the mark-to-market rules you are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Shares included in your income for prior taxable years. Your basis in the Shares will be adjusted to reflect any such income or loss amounts.

In you sell or otherwise dispose of any Shares that are subject to a mark-to-market election, any gain on the sale or other disposition is treated as ordinary income. Any loss incurred on such sale or disposition is treated as an ordinary loss, but only to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Shares.

If you make a valid mark-to-market election and if we subsequently make dividend distributions, the tax rules that apply to distributions by corporations which are not PFICs would apply to such distributions, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Shares” generally would not apply.

“Purging election.” If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Shares, then such Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC.A “purging election” creates a deemed sale of such Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules, described above, that apply to excess distributions. As long as we are not thereafter a PFIC, dividends distributed by us (or gains from the sale of our Shares) following a purging election will no longer be subject to the rules (described above) that apply to excess distributions. As a result of the purging election, you will have a new basis (equal to the fair market value of the Shares on the last day of the last year in which we are treated as a PFIC) and a new holding period (which new holding period will begin the day after such last day) in your Shares for tax purposes.

83

Qualified electing fund election. In some cases a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC generally includes in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if the PFIC provides the U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

THE PFIC RULES ARE COMPLEX. THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE SHARES IS URGED TO CONSULT THEIR OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

Reporting requirements.

If you hold Shares in any taxable year in which we are a PFIC, you will in all likelihood be required to file U.S. Internal Revenue Service Form 8621 for each such year and provide certain annual information regarding such Shares, including information on distributions received on the Shares and any gain realized on the disposition of the Shares. You should consult your tax advisor about Form 8621 filing requirements.

The PFIC rules are complex and uncertain. You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in our Shares and the elections discussed above, including your ability to make a “protective election” if you are uncertain about our PFIC status, and the PFIC filing requirements.

Certain U.S. Holders are required to report information relating to our Shares, subject to certain exceptions (including an exception for Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Shares. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to the Shares.

Additional reporting requirements that apply if we are classified as a PFIC are discussed above under “Passive Foreign Investment Company – Reporting Requirements”.

Non-U.S. Holders

A non-U.S. Holder is a beneficial owner (other than a partnership or disregarded entity for U.S. federal income tax purposes) of the Shares that is not a U.S. Holder.

Subject to the U.S. backup withholding rules described below, non-U.S. Holders of the Shares generally will not be subject to U.S. withholding tax on distributions with respect to, or gain on sale or disposition of, the Shares.

Non-U.S. Holders who are engaged in a trade or business in the United States who receive payments with respect to the Shares that are effectively connected with such trade or business should consult their own tax advisers with respect to the U.S. tax consequences of the ownership and disposition of the Shares. Individuals who are present in the United States for 183 days or more in any taxable year should also consult their own tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of the Shares.

Information Reporting and Backup Withholding

Dividend payments with respect to our Shares and proceeds from the sale, exchange or redemption of our Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules. A non-U.S. Holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8.

84

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Enforceability OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by Conyers Dill & Pearman, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of the United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and

●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or the securities laws of any state in the United States.

Conyers Dill & Pearman has further advised us that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under the civil liability provisions of the United States federal securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

85

In the opinion of Kwok Yih & Chan, our counsel as to Hong Kong law, there is uncertainty as to whether the courts of the Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

In the opinion of Kwok Yih & Chan, our Hong Kong counsel, in Hong Kong, foreign judgments can be enforced under statute under the Foreign Judgments (Reciprocal Enforcement) Ordinance or under common law. The Foreign Judgments (Reciprocal Enforcement) Ordinance has created a statutory registration scheme for the recognition and enforcement of foreign judgments based on reciprocity but the United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities, such as the SEC, and other actions, will not be enforced by the Hong Kong courts under the statutory regime. In addition, the Supreme People’s Court of the PRC and the Government of Hong Kong have entered into the “Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region,” or the Arrangement. The Mainland Judgments in Civil and Commercial Matters (Reciprocal Enforcement) Ordinance implemented the Arrangement in Hong Kong through local legislation and provides for a registration mechanism for recognition and enforcement of Mainland judgments in Hong Kong. However, the Arrangement does not enable reciprocal enforcement of judgments between Hong Kong and the United States. Accordingly, any judgments rendered by a court in the United States will need to be enforced under common law. In order to enforce a foreign judgment under common law in Hong Kong, the judgment must meet certain criteria before it can be enforced, such as the judgment being final and conclusive.

Our directors, Dixon Chun Wan Chan and Terence Chee-Ho Wong, and all our independent director nominees, except Rahul Shendure, who shall serve in such position upon the closing of this Offering, are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. As discussed above, due to a lack of reciprocity and treaties, any judgments rendered by a court in the United States will need to be enforced under the common law and the judgment must meet certain criteria before it can be enforced in Hong Kong. Therefore, legal proceedings by investors against these individuals can be both costly and time-consuming.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$416.85
Legal Fees and Expenses	$420,582.00
Accounting Fees and Expenses	$411,987.00
Printing and Engraving Expenses	$10,000.00
Miscellaneous Expenses	$509,480.00
Total Expenses	$1,352,465.85

These expenses will be borne by us.

LEGAL MATTERS

The validity of the Shares offered in this Offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Sichenzia Ross Ference Carmel LLP is acting as counsel to our Company regarding U.S. securities law matters. Certain legal matters as to Hong Kong law will be passed upon for us by Kwok Yih & Chan. Sichenzia Ross Ference Carmel LLP may rely upon Kwok Yih & Chan with respect to matters governed by Hong Kong law.

86

EXPERTS

The financial statements for the years ended March 31, 2025 and 2024, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of AOGB CPA Limited, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of AOGB CPA Limited is located at Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and these securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of the Offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at http://www.green-vector.com/. Upon completion of the Offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

87

GREENVECTOR HOLDINGS LIMITED

INDEX TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-1

GREENVECTOR HOLDINGS LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025 AND MARCH 31, 2025

(Amounts in U.S. dollars, except for number of shares)

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$826,650	$741,537
Accounts receivable – third parties, net	288,668	14,770
Accounts receivable – related parties, net	1,810,150	2,815,277
Amounts due from a related party	64,260	321,341
Prepayments, deposit and other receivables	935,402	221,693
Inventories	459,204	245,074
Total current assets	4,384,334	4,359,692

Non-current assets
Property, plant and equipment, net	196,530	216,523
Long-term rental deposits – third party	96,295	-
Long-term rental deposits – related party	15,422	15,424
Right-of-use assets – operating lease – third parties	1,204,285	473,170
Right-of-use assets – operating lease – related party	126,069	167,631
Deferred IPO costs	177,483	-
Deferred tax assets	5,396	9,567
Total non-current assets	1,821,480	882,315
TOTAL ASSETS	$6,205,814	$5,242,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank borrowing – current	$156,149	$156,170
Accounts payable – third parties	65,031	76,883
Accounts payable – related party	-	56,791
Accruals and deposits received – third parties	45,855	111,998
Accruals and deposits received – related parties	84,630	84,641
Tax payable	205,081	161,166
Operating lease liabilities – current – third parties	768,134	473,170
Operating lease liabilities – current – related party	88,014	92,694
Total current liabilities	1,412,894	1,213,513

Non-current liabilities
Operating lease liabilities – non-current – third parties	436,151	-
Operating lease liabilities – non-current – related party	38,055	82,649
Total non-current liabilities	474,206	82,649
TOTAL LIABILITIES	$1,887,100	$1,296,162

Commitments and contingencies (Note 19)

Stockholders’ equity
Class A Ordinary Shares, $0.0001 par value per share; 450,000,000 authorized number of shares; 10,000,000 shares issued and outstanding as of September 30, 2025 and March 31, 2025*	1,000	1,000
Class B Ordinary Shares, $0.0001 par value per share; 50,000,000 authorized number of shares; 1,000,000 shares issued and outstanding as of September 30, 2025 and March 31, 2025*	100	100
Additional paid-in capital	3,056,123	3,056,123
Retained earnings	1,234,535	862,589
Accumulated other comprehensive income	26,956	26,033
Total stockholders’ equity	4,318,714	3,945,845
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,205,814	$5,242,007

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

* The shares data is presented on a retroactive basis to reflect the Reorganization (Note 1).

F-2

GREENVECTOR HOLDINGS LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Amounts in U.S. dollars, except for number of shares)

	Six months ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Revenues
Revenues – related parties	$1,303,900	$2,363,646
Revenues – third parties	798,230	149,612
Total revenues	2,102,130	2,513,258

Operating expenses
Direct cost of revenues	(873,495)	(1,326,753)
Selling and marketing expenses	(15,616)	-
General and administrative expenses – third parties	(726,787)	(542,309)
General and administrative expenses – related parties	(64,800)	(57,662)
Total operating expenses	(1,680,698)	(1,926,724)

Income from operations	421,432	586,534

Other income/(expenses)
Other income	685	3,056
Interest expenses	(2,333)	(4,276)
Total other expenses, net	(1,648)	(1,220)

Income before income taxes	419,784	585,314

Income tax expense	(47,838)	(19,086)

Net income	$371,946	$566,228

Foreign currency translation adjustment	923	22,247

Total comprehensive income	$372,869	$588,475

Net income attributable to ordinary stockholders
Earnings per share
Class A Ordinary Share – Basic and diluted*	$0.03	$0.05
Class B Ordinary Share – Basic and diluted*	$0.03	$0.05

Weighted average number of ordinary shares
Class A Ordinary Shares – basic and diluted*	10,000,000	10,000,000
Class B Ordinary Shares – basic and diluted*	1,000,000	1,000,000
Total	11,000,000	11,000,000

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

* The shares data is presented on a retroactive basis to reflect the Reorganization (Note 1).

F-3

GREENVECTOR HOLDINGS LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(Amounts in U.S. dollars, except for number of shares)

	Ordinary shares*
	No. of Class A Ordinary		No. of Class B Ordinary		Additional paid-in	(Accumulated losses)/ Retained	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	Shares	Amount	capital	earnings	income	equity
Balance, April 1, 2024	10,000,000	$1,000	1,000,000	$100	$3,056,123	$(400,236)	$7,813	$2,664,800
Net income	-	-	-	-	-	566,228	-	566,228
Foreign currency translation adjustment	-	-	-	-	-	-	22,247	22,247

Balance, September 30, 2024 (Unaudited)	10,000,000	$1,000	1,000,000	$100	$3,056,123	$165,992	$30,060	$3,253,275

Balance, April 1, 2025	10,000,000	$1,000	1,000,000	$100	$3,056,123	$862,589	$26,033	$3,945,845
Net income	-	-	-	-	-	371,946	-	371,946
Foreign currency translation adjustment	-	-	-	-	-	-	923	923

Balance, September 30, 2025 (Unaudited)	10,000,000	$1,000	1,000,000	$100	$3,056,123	$1,234,535	$26,956	$4,318,714

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

* The shares data is presented on a retroactive basis to reflect the Reorganization (Note 1).

F-4

GREENVECTOR HOLDINGS LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Amounts in U.S. dollars, except for number of shares)

	Six months ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$371,946	$566,228
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for current expected credit losses	26,057	11,984
Depreciation on property, plant and equipment	33,954	48,817
Operating lease expense on right-of-use assets	567,228	502,157
Change in operating assets and liabilities:
Accounts receivable, net	706,567	(559,041)
Prepayments, deposit and other receivables	(809,871)	12,458
Inventories	(213,830)	(32,123)
Accounts payables	(68,685)	94,868
Accruals and deposits received	(66,238)	1,834
Tax payable	48,047	19,181
Operating lease liabilities	(579,793)	(584,445)
Net cash provided by operating activities	15,382	81,918

Cash flows from investing activities
Purchase of property and equipment	(14,126)	(118,965)
Repayment from a related party	257,123	-
Net cash provided by / (used in) investing activities	242,997	(118,965)

Cash flows from financing activities
Deferred IPO costs	(177,483)	-
Repayment of bank borrowing	-	(64,312)
Repayment to a director	-	(23,048)
Net cash used in financing activities	(177,483)	(87,360)

Net change in cash and cash equivalents	80,896	(124,407)

Effect on exchange rate change on cash and cash equivalents	4,217	(7,260)

Cash and cash equivalents at the beginning of the period	741,537	203,672
Cash and cash equivalents at the end of the period	$826,650	$72,005

Supplemental disclosure of cash flow information
Cash paid for interest expense	$2,333	$4,276
Cash received for interest income	685	361
Cash paid for income taxes	-

Supplemental disclosures of non-cash flow information for investing and financing activities
Right-of-use assets obtained in exchange of lease liabilities	$1,258,979	$-

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-5

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

GreenVector Holdings Limited (the “Company”) is an exempted company incorporated under the laws of the Cayman Islands with limited liability on June 16, 2025. It is a holding company with no business operation.

The Company owns 100% equity interest of (i) GreenVector Company Limited, BVI business company incorporated in the British Virgin Islands on June 23, 2025; (ii) Laputa Eco-Construction Material Company Limited (“Laputa”), a limited liability company established in Hong Kong on July 13, 2005.

The Company and its subsidiaries (collectively, the “Group”) are primarily engaged in manufacturing and sale of environmentally-friendly construction bricks in Hong Kong.

Reorganization

To facilitate the growth of our business, and in order to facilitate international capital investment in us, we started a reorganization in June 2025 and completed in September 2025 (the “Reorganization”). The Reorganization involved the incorporation of two new holding companies in the Cayman Islands and the British Virgin Islands respectively, in exchange for the original stockholders’ equity interest in Laputa.

On June 16, 2025, we incorporated GreenVector Holdings Limited, a holding company incorporated in the Cayman Islands. Upon incorporation, the Company issued one ordinary share with a par value of US$0.0001 to Conyers Corporate Services (Cayman) Limited, 999 ordinary shares to Dixon Chun Wan Chan, and 1,000 ordinary shares to Terence Chee-Ho Wong. On the same date, Conyers Corporate Services (Cayman) Limited transferred its one ordinary share to Dixon Chun Wan Chan.

Subsequently, on June 23, 2025, we incorporated GreenVector Company Limited in the British Virgin Islands as a wholly owned subsidiary of GreenVector Holdings Limited, forming a direct holding structure such that GreenVector Holdings Limited directly holds 100% of the ordinary shares of GreenVector Company Limited.

On July 2, 2025, the stockholders of the Company approved a reclassification and re-designation of the Company’s share capital. Under this resolution, 450,000,000 authorized shares with a par value of US$0.0001 each were designated as Class A Ordinary Shares, and 50,000,000 authorized shares with a par value of US$0.0001 each were designated as Class B Ordinary Shares. Following this reclassification, the Company’s authorized share capital became US$50,000, divided into 500,000,000 shares with a par value of US$0.0001 each, comprising 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. As a result, the original 1,000 ordinary shares held by Dixon Chun Wan Chan and the original 1,000 ordinary shares held by Terence Chee-Ho Wong in GreenVector Holdings Limited were redesignated to Class B Ordinary Shares, with a par value of US$0.0001 per share. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights and restrictions on transfer of shares. Holders of Class A Ordinary Shares are entitled to one vote per share on all matters subject to the vote at general meetings of our Company, and holders of Class B Ordinary Shares are entitled to twenty (20) votes per share on all matters subject to the vote at general meetings of our Company. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at the option of the holder of Class B Ordinary Shares at any time.

On September 5, 2025, the board of directors of the Company approved the issuance and allotment of 10,000,000 Class A Ordinary Shares to the ultimate beneficial owners of TioStone Holdings Limited in proportion to their historical indirect equity interests in Laputa immediately prior to the Reorganization, in exchange for their interests in Laputa. On the same date, the Company issued in aggregate of 998,000 Class B Ordinary Shares, with 499,000 Class B Ordinary Shares issued to Dixon Chun Wan Chan and 499,000 Class B Ordinary Shares issued to Terence Chee-Ho Wong. Following the redesignation and subsequent issuance on September 5 , 2025, Dixon Chun Wan Chan and Terence Chee-Ho Wong each hold 500,000 Class B Ordinary Shares of the Company, with a par value of US$0.0001 per share.

Upon completion of the Reorganization, the ultimate beneficial stockholders remain the same before and after the Reorganization with reallocation of equity interest. Reorganization was accounted for as a recapitalization. The Company became the ultimate holding company of the Group, holding 100% of the equity interest in GreenVector Company Limited, which holds 100% of the equity interests in Laputa, the Operating Subsidiary. The consolidation of GreenVector Holdings Limited and its subsidiaries will be accounted for at historical cost and will be prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intercompany transactions. The Company believes it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions, the Company has retroactively adjusted the shares and per share data for all periods presented.

The accompanying unaudited interim condensed consolidated financial statements reflect the activities of the Company, and each of the following entities after reorganization:

Name of company	Place of Incorporation / operations	Proportion of voting power held by the Company		Principal activities
		For the six months ended September 30, 2025	For the six months ended September 30, 2024
GreenVector Holdings Limited	Cayman Islands	Group Holding Company		Investment holding
GreenVector Company Limited	British Virgin Islands	100%	100%	Investment holding
Laputa Eco-Construction Material Company Limited (“Laputa”)	Hong Kong	100%	100%	Manufacturing and sale of environmentally-friendly construction bricks in Hong Kong

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The unaudited interim condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies.

Intercompany transactions and balances have been eliminated upon consolidation.

F-6

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Actual results could differ from those estimates, and as such, differences could be material to the unaudited interim condensed consolidated financial statements. Significant estimates required to be made by management, include, but are not limited to, the useful lives of property and equipment, the estimate on allowance for credit losses related to accounts receivable, net.

Functional currency and foreign currency translation and transaction

The Group’s unaudited interim condensed consolidated financial statements are reported using the United States Dollars (“US$” or “$”). The functional currency of the Company and its subsidiary in British Virgin Islands is US$ and the subsidiary in Hong Kong is Hong Kong Dollars (“HK$”).

Foreign currency transaction gains and losses are recognized upon settlement of foreign currency transactions. In addition, for unsettled foreign currency transactions, foreign currency transaction gains and losses are recognized for changes between the transaction exchange rates and month-end exchange rates. Foreign currency transaction gains and losses are included in other income / (expense), net, in the unaudited interim condensed consolidated statements of operations and comprehensive income in the period incurred.

Translations of balances from HK$ into US$ as of September 30, 2025, 2024 and March 31, 2025 are calculated at the rate of US$1.00=HK$7.7809, US$1.00=HK$7.7693 and US$1.00=HK$7.7799, respectively. The average rate for the six months ended September 30, 2025 and 2024 are US$1.00=HK$7.8123 and US$1.00=HK$7.8082, respectively. The exchange rates are with reference to published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 - Quoted prices in active markets for identical assets and liabilities.

Level 2 - Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Group considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, other receivables, amounts due from a related party, accounts payable, and bank borrowing approximate the fair value of the respective assets and liabilities as of September 30, 2025 and March 31, 2025 due to their short-term nature. The carrying value of the Group’s operating lease liabilities approximate their fair values since they bear an interest rate which approximate market interest rates.

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of September 30, 2025 and March 31, 2025.

Inventories

Inventories are recorded at the lower of cost or net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

The perpetual method is used to record inventories, which are valued as follows:

Raw materials	●	cost of purchase using first-in, first-out method

Finished goods	●	cost of direct materials and labour plus attributable manufacturing overheads based on the normal operating capacity on a first-in, first-out method

Once the inventories have been written down below cost at the close of a fiscal year, such reduced amount is to be considered the cost for subsequent accounting purposes.

F-7

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Property, plant and equipment, net

Property, plant and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification	Estimated useful life

Leasehold improvements	Shorter of the lease terms or the estimated useful lives of the assets
Furniture and fixture	5 years
Office equipment	5 years
Moulds	5 years
Plant and machinery	5 – 15 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the unaudited interim condensed consolidated statements of operations and comprehensive income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expensed as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Cash and cash equivalents

Cash includes cash on hand and bank accounts maintained with commercial banks that can be added or withdrawn without limitation. The Group maintains the bank accounts in Hong Kong in international banks with high credit rating.

Accounts receivable, net

Accounts receivable are recognized and carried at original invoiced amount net of the expected credit loss and allowance for doubtful accounts. Accounts receivable are mainly represented by accounts receivable from sales of self-manufactured environmental-friendly construction bricks with credit terms of 90 days. The Group reviews the collectability of its receivables on an on-going basis. There is significant credit risk concentration from one customer.

The Group has adopted the current expected credit loss model (“CECL model”) under ASC 326 to estimate the provision for credit losses of accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment. The Group considers the number of days past due, collection history, individual account analysis, current market conditions, management’s reasonable and supportable forecast of future business operations and economic conditions in order to calculate the current expected credit loss.

Account balances are written off against the provision after all means of collection have been exhausted and the likelihood of collection is remote.

As of September 30, 2025 and March 31, 2025, allowance for current expected credit loss was US$25,686 and US$25,683 respectively.

Prepaid expenses

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Group considers the assets to be impaired if the realizability of the prepayments becomes doubtful. For the six months ended September 30, 2025 and 2024, there was no impairment recorded as the Group considers all of the prepayments fully realizable.

Deferred public offering costs (“Deferred IPO costs”)

The Group complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs - SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred IPO costs consist of underwriting, legal and other professional expenses incurred through the balance sheet date that are directly related to the proposed public offering and that will be charged to additional paid in capital upon the completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Allowance for current expected credit losses

The Group adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments effective April 1, 2023. The Group estimates the current expected credit losses for accounts receivable using historical loss data adjusted for current economic conditions, including reasonable and supportable forward-looking information to estimate the relative size of credit losses to be expected.

Related parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of September 30, 2025 and March 31, 2025, no impairment of long-lived assets was recognized.

F-8

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Leases

As a lessee

Leases that transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases. The Group has no finance leases.

Under ASC 842, the Group determines if an arrangement is a lease at inception. Operating lease right-of-use assets and operating lease liabilities are initially recognized based on the present value of future lease payments at lease commencement. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. As the interest rates implicit in most of the leases are not readily determinable, the Group uses the incremental borrowing rates based on the information available at lease commencement to determine the present value of the future lease payments. Operating lease expenses are recognized on a straight-line basis over the term of the lease.

As a lessor

The Group evaluates its sublease in which it is the sublessor to determine whether it is relieved of the primary obligation under original lease. If it remains the primary obligor, the Group continues to account for the original lease as it did before the commencement of the sublease and record the sublease income based on the contract terms in other income in the unaudited interim condensed consolidated statements of operations and comprehensive income. The Group is the lessor under operating leases for factory and office with remaining lease terms of one year to two years.

Rental income from subleases of factory

Revenue is recognized over the lease term on a straight-line basis.

Rental income from subleases of factory are mainly leasing of factory from a third party landlord, whose factories are ready to use without modification. The Group then sublets these factories to third party and related parties. Under the terms and conditions of the agreements the Group enters, the Group acts a principal in the transaction because the Group takes the risk of lack of rental income if the Group has not subleased the factory to a tenant. Accordingly, the Group recognizes rental income using the gross method.

The tenancy agreements vary with regard to lease period ranging from 12 to 24 months, subject to the mutual consent of the Group and the lessee. Billing is raised on a monthly basis and payment terms set forth in the tenancy agreement is 10 to 20 days from the due date. Rental income from subleases of factory is recognized, on a straight-line basis over the terms of the respective leases. The performance obligation under the tenancy agreement is to ensure that the factory is available for use over the life of the tenancy agreement.

Additionally, the Group, acting as a lessor, accounts for its leases in accordance to ASC 842. Based on the terms and conditions of the leases set forth in tenancy agreements. The Group has recognized the leases as operating leases.

Rental deposits

Rental deposits represent security payments made to lessors for the Group’s lease agreements entered. The Group made such security payments upon the commencement of the original lease agreements. The security deposit will be refunded to the Group upon the termination or expiration of the lease agreements as well as the delivery of the vacant leased properties to the lessors by the Group.

Accounts payable

Accounts payable represent accounts payables to vendors with normal credit terms of 30 days from month-ended invoicing.

Accrued expenses and deposit received

Accrued expenses primarily include accrued salary and employee benefits, and accrued expenses for the operation in the ordinary course of business.

Deposit received represented the rental deposit received from tenant from sub-leases of factories.

Bank borrowing

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

F-9

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Revenue recognition

Based on the requirements of ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to the customers in an amount that reflects the consideration the Group expects to be entitled to receive in exchange for those goods or services.

The Group recognizes revenue from manufacturing and sale of environmental-friendly construction bricks in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently issued additional related Accounting Standards Updates (collectively, “ASC 606”).

Revenue is recognized when the following 5-step revenue recognition criteria are met:

1)	Identify the contract with a customer

2)	Identify the performance obligations in the contract

3)	Determine the transaction price

4)	Allocate the transaction price

5)	Recognize revenue when or as the entity satisfies a performance obligation.

The Group considers customer purchase orders to be the contracts with a customer. As part of its consideration of the contract, the Group evaluates certain factors including the customer’s ability to pay (or credit risk). For each contract, the Group considers the promise to transfer products, each of which are distinct, to be the identified performance obligations.

In determining the transaction price the Group evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Group expects to be entitled.

The Group allocates the transaction price to each distinct product based on their relative standalone selling price.

Revenue is recognized when control of the product is transferred to the customer (i.e., when the Group’s performance obligation is satisfied at a point in time), which typically occurs at delivery.

Sales of self-manufactured environmental-friendly construction bricks

Revenue is recognized at the point in time when control of the products is transferred, generally upon customer receipt based upon the standard contract terms. The single performance obligation is satisfied at a point in time when the product has been delivered to the customer, no obligation is outstanding regarding that product, and the Group is assured that funds have been or will be collected from the customer.

Revenues from the self-manufactured production sales are recognized net of expected sales return. The Group does not routinely permit customers to return products, while in certain conditions product changes are allowed, and historically customer returns have been immaterial. The Group’s sales returns are generally recognized according to i) repurchase percentage stipulated in sales agreements with certain customers or ii) estimated return rate base on historical experience and industry practice for those sales agreement without repurchase terms. The Group determines repurchase terms in sales contracts as sales return rather than repurchase arrangement as repurchase price usually are the same as selling price.

Rental income of subleases of factories and office

Revenue from sub-leasing includes income from renting out factories and offices to related parties and third parties. The Group recognizes lease payments received as revenue on a straight-line basis over the lease term. Subleasing revenue is recognized according to ASC 842. Please refer to accounting policy – “Leases” in Note 2 for more details.

Direct cost of revenues

Direct cost of revenues consists of cost directly related to revenue generating activities, which primarily includes operating lease expenses, cost of purchase, transportation expenses, operating expenses for the manufacturing plant, personnel-related compensation expenses, including salaries and related retirement benefit for operations personnel, and other cost directly linked to the revenue.

F-10

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and $192 (HK$1,500) of the employee’s monthly income over $3,840 (HK$30,000).

Hong Kong employees are entitled to long service payments in accordance with the Hong Kong Employment Ordinance under certain circumstances. These circumstances include where an employee is dismissed for reasons other than serious misconduct or redundancy, that employee resigns at the age of 65 or above, or the employment contract is of fixed term and expires without renewal. The amount of long service payments is determined with reference to the employee’s final salary (capped at HK$22,500 (equivalent to $2,885)) and the years of service, reduced by the amount of any accrued benefits derived from the Group’s contributions to MPF scheme, with an overall cap of HK$390,000 (equivalent to $50,004)) per employee. Currently, the Group does not have any separate funding arrangement in place to meet its long service payment obligation.

In June 2022, the Hong Kong Government gazetted the Mandatory Provident Fund Schemes (Amendment) Ordinance 2021 (the “Amendment Ordinance”), which will eventually abolish the statutory right of an employer to reduce its long service payment payable to a Hong Kong employee by drawing on its mandatory contributions to the MPF scheme. The Hong Kong Government has subsequently announced that the Amendment Ordinance will come into effect from May 1, 2025 (the “Transition Date”). Separately, the Government is also expected to introduce a subsidy scheme to assist employers after the abolition.

Among other things, once the abolition of the offsetting mechanism takes effect, an employer can no longer use any of the accrued benefits derived from its mandatory MPF contributions (irrespective of the contributions made before, on or after the Transition Date) to reduce the long service payment in respect of an employee’s service from the Transition Date. However, where an employee’s employment commenced before the Transition Date, the employer can continue to use the above accrued benefits to reduce the long service payment in respect of the employee’s service up to that date; in addition, the long service payment in respect of the service before the Transition Date will be calculated based on the employee’s monthly salary immediately before the Transition Date and the years of service up to that date. During the six months ended September 30, 2025, all employees are Hong Kong employees and the present value of unfunded obligations was insignificant and no long service payment expenses was recorded.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related retirement benefits for management and administrative personnel, operating expenses for office space, depreciation for property and equipment used in office space, professional services fees, consulting fees and other miscellaneous administrative expenses.

Interest income

Interest income is mainly generated from savings which are less than one year, and is recognized on an accrual basis using the effective interest method. Interest income receives from banks on a monthly basis.

Interest expenses

Interest expenses represent bank loan for supporting general business operation.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited interim condensed consolidated financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Group adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the unaudited interim condensed consolidated financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

Comprehensive income

The Group presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income, (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the unaudited interim condensed consolidated financial statements. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that are recorded as an element of stockholder’s equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Group translating its consolidated financial statements from functional currency into reporting currency.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period using two-class method. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g. convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended September 30, 2025 and 2024, there were no dilutive shares.

F-11

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Recent adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The purpose of the update was to improve financial reporting by requiring disclosures of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The Group has adopted the new standard effective April 1, 2025, which didn’t have a material impact on the unaudited interim condensed consolidated financial statements.

Management believes that other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission do not have a material impact to the Group’s unaudited interim condensed consolidated financial statements.

Recently accounting pronouncements not yet adopted

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies and adopted by the Group as of the specified effective date. Unless otherwise discussed, the Group believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In November 2024, the FASB issued ASU no. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption permitted. The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited interim condensed consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows.

4. SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM is the Chief Executive Officer. Management, including the CODM, reviews operation results by revenue, operating expenses and income from operations of different services, while revenue is the profitability measure used by the CODM in making decisions about allocating resources and assessing performances. Based on management’s assessment, the Group has determined that it has only one operating segment as defined by ASC 280, because the Group has only one team to provide services to customers. Hence, the Group’s CODM assess the Group’s performance and results of operations on a consolidated basis. The Group’s revenue is attributed to Hong Kong as all services are performed and consumed in Hong Kong. All assets of the Group are located in Hong Kong. Accordingly, no geographical segments are presented.

F-12

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Accounts receivable – third parties	289,210	14,781
Less: allowance for current expected credit loss	(542)	(11)
Accounts receivable – third parties, net	$288,668	$14,770

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Accounts receivable – related parties	1,861,323	2,840,949
Less: allowance for current expected credit loss	(51,173)	(25,672)
Accounts receivable – related parties, net	$1,810,150	$2,815,277

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Accounts receivable	2,150,533	2,855,730
Less: allowance for current expected credit loss	(51,715)	(25,683)
Accounts receivable, net	$2,098,818	$2,830,047

Accounts receivable with credit terms of 90 days. As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for current expected credit loss, based on the due date is as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
0 to 30 days	$1,204,217	$1,372,602
31 to 60 days	471,503	440,746
61 to 90 days	324,092	588,973
91 to 180 days	22,170	376,345
181 to 365 days	54,443	43,948
Over 365 days	22,392	7,433

Total	$2,098,818	$2,830,047

The movement of allowances for current expected credit losses is as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Balance at beginning of the period/year	25,683	14,011
Provision for the period/year	26,057	11,567
Exchange adjustment	(25)	105
Total	$51,715	$25,683

For the six months ended September 30, 2025 and 2024, the provision for credit loss were amounted to $26,057 and $11,984, respectively.

F-13

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6. PREPAYMENTS, DEPOSIT AND OTHER RECEIVABLES

Prepayments, deposit and other receivables, consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Prepayment	$931,213	$122,657
Utilities deposits paid	2,815	3,201
Rental deposit paid – current	-	90,369
Moulding deposit paid	-	4,094
Other receivables	1,374	1,372

Total	$935,402	$221,693

For the six months ended September 30, 2025 and 2024, the Group had no provision for impairment losses for prepayments, deposit and other receivables.

7. INVENTORIES

Inventories consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Raw materials	$97,283	$90,174
Finished goods	361,921	154,900

Total	$459,204	$245,074

No impairment on inventories were recorded for the six months ended September 30, 2025 and 2024.

8. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
At cost:
Leasehold improvement	$576,499	$576,573
Furniture and fixtures	52,370	52,376
Office equipment	7,398	5,447
Plant & machinery	2,961,642	2,958,295
Moulds	513,912	505,530
Sub-total	4,111,821	4,098,221
Less: accumulated depreciation	(3,915,291)	(3,881,698)
Total	$196,530	$216,523

Depreciation expenses recognized for the six months ended September 30, 2025 and 2024 were $33,954 and $48,817, respectively. Purchase of property, plant and equipment for the six months ended September 30, 2025 and 2024 were $14,126 and $118,965, respectively. There was no disposal of property, plant and equipment for the six months ended September 30, 2025 and 2024. No impairment loss was recognized for the six months ended September 30, 2025 and 2024.

F-14

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. LONG-TERM RENTAL DEPOSITS

Long-term rental deposits, consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Rental deposits – third parties	$96,295	$-
Rental deposits – related parties	15,422	15,424

Total	$111,717	$15,424

10. BANK BORROWING

Bank borrowing was analyzed as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Bank borrowing – guaranteed and repayable on demand	$156,149	$156,170

On March 30, 2021, the Group borrowed non-revolving loan with a bank under the SME Financing Guarantee Scheme (“SME scheme”). The Group has consistently complied with all loan terms, ensuring timely repayments as per the agreed schedule. While management assesses the likelihood of repayment on demands as remote, the existence of these clauses necessitates classifying the associated loans as current liabilities in the condensed consolidated financial statements as of September 30, 2025 and consolidated financial statements as of March 31, 2025.

Maturities of the bank borrowing based on repayment schedule, were as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Carrying amount:	$	$
Within one year	88,559	21,977
Between one and two years	67,590	134,193

	$156,149	$156,170

The bank borrowing is classified as current liabilities as there is a repayment on demand clause on the bank borrowing.

Bank borrowing as of September 30, 2025 (unaudited) and March 31, 2025 (audited) was as follows:

		Maturity		Weighted average interest rate as of		Balance as of
Lender	Type	date	Currency	September 30, 2025	March 31, 2025	September 30, 2025	March 31, 2025

(1)Standard Chartered	Non-revolving loan	March 17, 2027	HK$	2.80%	2.80%	$156,149	$156,170

During the six months ended September 30, 2025 and 2024, the bank borrowing amounted to $nil and $64,312, respectively, were repaid.

For the six months ended September 30, 2025 and 2024, the bank loan expenses interest were amounted to $2,333 and $4,276, respectively.

Note:

(1)	The banking facility was guaranteed as follows:

(a)	The banking facility was guaranteed by HKMC Insurance Limited (“HKMC”) under the SME scheme; and
(b)	Personal guaranteed provided by a director of the Company, Dixon Chan.

11. ACCRUALS AND DEPOSITS RECEIVED – THIRD PARTIES

Accruals expenses and deposits received – third parties consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Accrued expenses
Accrued payroll expenses	$8,176	$70,711
Accrued employee benefits	2,143	3,305
Accrued other expenses	-	3,534
Sub-total	10,319	77,550

Deposits received
Rental deposits received	35,536	34,448
Sub-total	35,536	34,448

Total	$45,855	$111,998

F-15

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12. OPERATING LEASES

Lessee accounting

The Group entered into leases for use of office and landfill area in Hong Kong. For the six months ended September 30, 2025 and 2024, there are 4 and 3 leases, respectively. During the six months ended September 30, 2025 and 2024, the operating lease expense was amounted to $606,371 and $539,480, respectively. During the six months ended September 30, 2025 and 2024, the cash paid for operating lease was amounted to $579,793 and $584,445, respectively.

The Group’s operating lease assets and lease liabilities recognized in the unaudited interim condensed consolidated balances sheets consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Operating leases:
Operating lease right-of-use assets	$1,330,354	$640,801

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Operating lease liabilities:
Current operating lease obligation	$856,148	$565,864
Non-current operating lease obligation	474,206	82,649
Total	$1,330,354	$648,513

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Operating leases:
Weighted average remaining lease term (years)	1.50	1.00
Weighted average discount rate	5.56%	5.69%

The maturity analysis of the Group’s operating lease obligations as of September 30, 2025 was as follows:

Operating leases
Six months period ending March 31, 2026 (remainder)	$523,346
Year ending March 31, 2027	751,995
Year ending March 31, 2028	111,196
Future minimum operating lease payment	1,386,537
Less: imputed interest	(56,183)
Operating lease liabilities recognized in the unaudited interim condensed consolidated balance sheet	$1,330,354

The maturity analysis of the Group’s operating lease obligations as of March 31, 2025 was as follows:

Operating leases
Year ending March 31, 2026	$583,973
Year ending March 31, 2027	84,834
Future minimum operating lease payment	668,807
Less: imputed interest	(20,294)
Operating lease liabilities recognized in the unaudited interim condensed consolidated balance sheet	$648,513

Lessor accounting

The Group leased factory and office to third parties and related parties under operating leases. Initial lease terms range from 12 to 24 months. Revenues from subleases are reported as “Rental income” and are represented by the fixed lease payments. There are no non-lease components.

Fixed lease revenues represent the base rent that each tenant is required to pay in accordance with the terms of its respective lease.

F-16

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13. REVENUE

Disaggregated information of revenue by major sources is as follows:

	For the six months ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Recognized at a point in time –	$	$
Sale of environmentally-friendly construction bricks	1,669,895	2,117,687

Recognized overtime –
Rental income of subleases of factories and office	432,235	395,571

Total	$2,102,130	$2,513,258

For the six months ended September 30, 2025 and 2024, there were no unsatisfied or partially unsatisfied performance obligations. The Group’s revenue is attributed to Hong Kong as all services are preformed and consumed in Hong Kong.

14. OTHER INCOME

The following table shows other income for the six months ended September 30, 2025 and 2024:

	For the six months ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Bank interest income	$685	$361
Sundry income	-	2,695

Total	$685	$3,056

15. INCOME TAX EXPENSE

Cayman Islands

Under the current and applicable laws of the Cayman Islands, the Group is not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Group to its stockholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Under the current and applicable laws of the British Virgin Islands, the Group is not subject to tax on income or capital gain. The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Group levied by the Government of the British Virgin Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the British Virgin Islands. No stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands). The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by the Group. There are no exchange control regulations or currency restrictions in the British Virgin Islands.

There are currently no withholding tax or change control regulations in the British Virgin Islands applicable to our Group.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to $256,007 (HK$2,000,000), and 16.5% on any part of assessable profits over $256,007 (HK$2,000,000).

Income tax expense consisted of the following components:

	For the six months ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Hong Kong:
Current tax	$43,684	$19,086
Deferred tax	4,154	-
Total	$47,838	$19,086

The following tables provide the reconciliation of the differences between the statutory and effective tax rates following as of September 30, 2025 and 2024:

	For the six months ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Income before income taxes	$419,784	$585,314

Tax at Hong Kong statutory tax rate of 16.5%	69,264	96,577
Tax effect on non-assessable income	(113)	(59)
Effect of two-tier tax rate	(21,121)	(21,132)
Tax reduction allowed by Hong Kong government	(192)	(384)
Tax effect on utilization of tax losses	-	(47,210)
Change in valuation allowance	-	(8,706)
Income tax expense	$47,838	$19,086

The Group’s effective tax rate was 11.40% and 3.26% for the six months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and March 31, 2025, the Group has unused tax losses of $nil and $nil, respectively.

F-17

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15. INCOME TAX EXPENSE (Cont.)

Significant components of deferred tax were as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Deferred tax assets	$5,396	$9,567
Deferred tax liabilities	-	-
	5,396	9,567

The significant components of the Group’s deferred tax assets and liabilities are as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Deferred tax assets:
Property, plant and equipment	$2,037	$5,329
Provision of current expected credit losses	8,533	4,238
Sub-total	10,570	9,567
Less: valuation allowance	(5,174)	-
Net deferred tax	$5,396	$9,567

As of September 30, 2025 and March 31, 2025, the Group had net operating loss carry-forward of $nil and $nil, respectively. As of September 30, 2025, the management of the Company considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. The Group believed that it was more likely than not that the Company will be unable to fully utilize its deferred tax assets related to the net operating loss carry-forward in Hong Kong. As a result, the valuation allowance of $5,174 was recorded against the gross deferred tax asset balance as of September 30, 2025. No valuation allowance was provided as of March 31, 2025. For the year ended March 31, 2025, net operating loss carry-forward of $26,551 has been utilized to offset taxable income for the year with corresponding income tax benefit of $4,381.

16. BASIC AND DILUTED EARNINGS PER SHARE

Basic earnings per share is calculated on the basis of weighted average outstanding ordinary shares.

The following table sets forth the computation of the Group’s basic and diluted net income per share:

	As of
	September 30, 2025		September 30, 2024
	(Unaudited)		(Unaudited)
	Class A Ordinary Shares	Class B Ordinary Shares	Class A Ordinary Shares	Class B Ordinary Shares
Earnings attributable to ordinary stockholders
Allocation of earnings between Class A and Class B Ordinary Shares	$338,133	$33,813	$514,753	$51,475

Weighted average number of ordinary shares
Basic and diluted*	10,000,000	1,000,000	10,000,000	1,000,000

Earnings per share - Basic and diluted*	$0.03	$0.03	$0.05	$0.05

* The shares data is presented on a retroactive basis to reflect the Reorganization (Note 1).

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares in issue during the period/year to assume conversion of all dilutive potential ordinary shares. The Group had no dilutive shares for the six months ended September 30, 2025 and 2024.

17. RELATED PARTY BALANCES AND TRANSACTIONS

The following is a list of related parties which the Group has balances and transactions with:

CS TECH Solution Limited	Common directors, Terence Wong and Dixon Chan
Greenspace Ventures Limited	Common directors, Terence Wong and Dixon Chan
Sky Sun Trading Limited	Director, is the spouse of Terence Wong
Tailor Recycled Aggregates (HK) Limited	(1) Fellow subsidiary (2) Common director, Dixon Chan
Tailor Recycled Aggregates Limited	(1) Fellow subsidiary (2) Common director, Terence Wong
TioStone Environmental Limited	(1) Fellow subsidiary (2) Common directors, Terence Wong and Dixon Chan
TioStone Holdings Limited	(1) Holding company (2) Common directors, Terence Wong and Dixon Chan

F-18

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17. RELATED PARTY BALANCES AND TRANSACTIONS (Cont.)

a. Accounts receivable from related parties

As of September 30, 2025 and March 31, 2025, the balances of accounts receivable from related parties were as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
CS TECH Solution Limited	$117,461	$98,253
Greenspace Ventures Limited	-	1,542
TioStone Environmental Limited	1,692,689	2,715,482
Total accounts receivable from related parties	1,810,150	2,815,277

The balances represented the accounts receivable from related parties’ sales income and rental income. For details, please refer to “i. Related Party Transactions” below.

b. Amounts due from a related party

As of September 30, 2025 and March 31, 2025, the balances of amounts due from a related party were as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Greenspace Ventures Limited	$64,260	$321,341
Total amounts due from a related party	64,260	321,341

The amounts due from a related party were unsecured, non-interest bearing and repayable on demand.

c. Accounts payable to a related party

As of September 30, 2025 and March 31, 2025, the balances of accounts payable to a related party were as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
TioStone Environmental Limited	$-	$56,791
Total accounts payable to a related party	-	56,791

The balances represented the accounts payable to a related party for purchases of raw materials. For details, please refer to “i. Related Party Transactions” below.

F-19

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17. RELATED PARTY BALANCES AND TRANSACTIONS (Cont.)

d. Rental deposits paid to a related party

As of September 30, 2025 and March 31, 2025, the balance of rental deposits paid to a related party was as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Sky Sun Trading Limited	$15,422	$15,424
Total rental deposits paid to a related party	15,422	15,424

e. Accruals to a related party

As of September 30, 2025 and March 31, 2025, the balances of accruals to a related party were as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Sky Sun Trading Limited	$-	$7,712
Total accruals to a related party	-	7,712

f. Rental deposits received from related parties

As of September 30, 2025 and March 31, 2025, the balances of rental deposits received from related parties were as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
CS TECH Solution Limited	$13,495	$13,496
Tailor Recycled Aggregates (HK) Limited	71,135	71,145
Total rental deposits received from related parties	84,630	84,641

F-20

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17. RELATED PARTY BALANCES AND TRANSACTIONS (Cont.)

g. Right-of-use assets – operating lease – related party

As of September 30, 2025 and March 31, 2025, the balances of right-of-use assets – operating lease from related party were as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Sky Sun Trading Limited	$126,069	$167,631
Total right-of-use assets – operating lease – related party	126,069	167,631

h. Operating lease liabilities – related party

As of September 30, 2025 and March 31, 2025, the balances of operating lease liabilities from related party including current portion and non-current portion were as follows:

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Sky Sun Trading Limited:
Current portion	$88,014	$92,694
Non-current portion	38,055	82,649
Total operating lease liabilities – related party	126,069	175,343

i. Related party transactions

The following are the related party transactions for the six months ended September 30, 2025 and 2024:

	For the six months ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Revenue from sale of environmentally-friendly construction bricks
TioStone Environmental Limited	$1,014,933	$2,108,721

Rental income from subleases of factory and office
TioStone Environmental Limited	9,216	-
CS TECH Solution Limited	48,769	42,263
Greenspace Ventures Limited	4,608	-
Tailor Recycled Aggregates (HK) Limited	226,374	212,662

Cost of purchases
TioStone Environmental Limited	83,537	286,817

Transportation cost
TioStone Environmental Limited	26,838	123,737

Rental expenses for office
Sky Sun Trading Limited	46,081	-

Consulting fee / Management fee
TioStone Holdings Limited	52,069	50,122

Accountancy fee
TioStone Holdings Limited	12,731	2,929
CS TECH Solution Limited	-	4,611

F-21

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

18. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances and accounts receivable, net.

Bank balances

The Group believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Group is located. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of approximately $102,816 (HK$800,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts receivable, net

The Group is exposed to risk from accounts receivable, net. These assets are subject to credit evaluations. An allowance, where applicable, is made for estimated unrecoverable amounts that have been determined by reference to past default experience and the current economic environment.

Interest rate risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Group’s bank borrowing and bank balances. The Group currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise. The interest rate risk arising from the bank borrowing and bank balances are insignificant.

Foreign currency risk

The Group is not exposed to foreign currency risk.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Group’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Group’s business, financial condition, and results of operations.

F-22

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

18. RISKS AND UNCERTAINTIES (Cont.)

Concentrations of risk

Customers concentrations

The Group has a concentration of its revenue and accounts receivable with specific customers.

Details of the customers accounting for 10% or more of total revenue are as follows:

	For the six months ended September 30, 2025		For the six months ended September 30, 2024
Customers	Amount $	%	Amount $	%
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
TioStone Environmental Limited	1,014,933	48.28%	2,108,721	83.90%
Tailor Recycled Aggregates (HK) Limited	226,374	10.77%	*	*

* Less than 10% of total revenue

Details of the accounts receivable accounting for 10% or more of total gross accounts receivable are as follows:

	As of September 30, 2025		As of March 31, 2025
Customers	Amount $	%	Amount $	%
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
TioStone Environmental Limited	1,692,689	78.71%	2,715,482	95.09%

Suppliers concentrations

The following table sets forth information as to each supplier that accounted for 10% or more of the Group’s purchase for the six months ended September 30, 2025 and 2024.

	For the six months ended September 30, 2025		For the six months ended September 30, 2024
Suppliers	Amount $	%	Amount $	%
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
TioStone Environmental Limited	83,537	18.76%	286,817	47.21%
B	122,887	27.59%	-	-
C	66,735	14.98%	97,178	15.99%
D	54,620	12.26%	*	*
E	52,309	11.75%	89,671	14.76%
F	50,196	11.27%	-	-
G	-	-	91,650	15.09%

* Less than 10% of total purchase

Details of the accounts payable accounting for 10% or more of total accounts payable are as follows:

	As of September 30, 2025		As of March 31, 2025
Suppliers	Amount $	%	Amount $	%
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
TioStone Environmental Limited	-	-	56,791	42.48%
B	33,337	51.26%	45,415	33.97%
C	*	*	27,884	20.86%
D	25,973	39.94%	-	-

* Less than 10% of total accounts payable

19. COMMITMENTS AND CONTINGENCIES

Other than the lease commitment and bank borrowing commitment, the Group had commitments and contingencies as below:

Commitments

As of September 30, 2025, the Group had total capital commitments of approximately US$nil (as of March 31, 2025: US$4,094), mainly related to the moulds purchases from independent third party. These commitments are non-cancellable and are expected to be settled over the next 12 months using internal funds.

Contingencies

In the ordinary course of business, the Group may be subject to certain legal proceedings, claims, and disputes that arise from the business operations. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

As of September 30, 2025 and March 31, 2025, the Group had no outstanding lawsuits nor claims.

20. STOCKHOLDERS’ EQUITY

On July 2, 2025, the stockholders of the Company approved a reclassification and re-designation of the Company’s share capital. Under this resolution, 450,000,000 authorized shares with a par value of US$0.0001 each were designated as Class A Ordinary Shares, and 50,000,000 authorized shares with a par value of US$0.0001 each were designated as Class B Ordinary Shares. Following this reclassification, the Company’s authorized share capital became US$50,000, divided into 500,000,000 shares with a par value of US$0.0001 each, comprising 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. As a result, the original 1,000 ordinary shares held by Dixon Chun Wan Chan and the original 1,000 ordinary shares held by Terence Chee-Ho Wong in GreenVector Holdings Limited were redesignated to Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights and restrictions on transfer of shares. Holders of Class A Ordinary Shares are entitled to one vote per share on all matters subject to the vote at general meetings of our Company, and holders of Class B Ordinary Shares are entitled to twenty (20) votes per share on all matters subject to the vote at general meetings of our Company. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at the option of the holder of Class B Ordinary Shares at any time.

On September 5, 2025, TioStone Holdings Limited transferred 100% of the ordinary shares of Laputa Eco-Construction Material Company Limited to GreenVector Company Limited. Following this transfer, GreenVector Company Limited owns 100% of the ordinary shares of Laputa Eco-Construction Material Company Limited, our operating subsidiary in Hong Kong. In connection with this transfer, on the same date, the board of directors of the Company approved the issuance of Class A Ordinary Shares and Class B Ordinary Shares to the beneficial owners of TioStone Holdings Limited as consideration for the ordinary shares of Laputa. The excess of the ordinary share capital over the par value amounted to $3,056,123 was credited retroactively to additional paid-in capital.

As of September 30, 2025 and March 31, 2025 and the date hereof, the Group’s share capital comprised of 10,000,000 Class A Ordinary Shares at US$0.0001 par value per share and 1,000,000 Class B Ordinary Shares at US$0.0001 par value per share.

21. SUBSEQUENT EVENT

The Group has evaluated all events and transactions that occurred after September 30, 2025 up through December 5, 2025. There were no material subsequent events occurs that would require recognition or disclosure in the Group’s unaudited interim condensed consolidated financial statements.

F-23

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Shareholders of
GreenVector Holdings Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of GreenVector Holdings Limited (“the Company”) and its subsidiaries (together the “Group”) as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income/(loss), stockholder’s equity and cash flows for each of the years in the two-year period ended March 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ AOGB CPA Limited

Hong Kong, Hong Kong

September 15, 2025

We have served as the Group’s auditor since 2025.

AOGB CPA Limited, Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong

Tel: 2152-2238, Website: www.aogb.com

F-24

GREENVECTOR HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(Amounts in U.S. dollars, except for number of shares)

	As of March 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$741,537	$203,672
Accounts receivable – third parties, net	14,770	12,130
Accounts receivable – related parties, net	2,815,277	2,339,113
Amounts due from related parties	321,341	391,456
Prepayments, deposit and other receivables	221,693	41,824
Inventories	245,074	177,522
Total current assets	4,359,692	3,165,717

Non-current assets
Property, plant and equipment, net	216,523	184,212
Long-term rental deposits – third party	-	88,898
Long-term rental deposits – related party	15,424	-
Right-of-use assets – operating lease – third parties	473,170	1,479,539
Right-of-use assets – operating lease – related party	167,631	-
Deferred tax assets	9,567	-
Total non-current assets	882,315	1,752,649
TOTAL ASSETS	$5,242,007	$4,918,366

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Bank borrowing – current	$156,170	$262,429
Accounts payable – third parties	76,883	17,220
Accounts payable – related party	56,791	78,649
Accruals and deposits received – third parties	111,998	47,642
Accruals and deposits received – related parties	84,641	14,184
Tax payable	161,166	-
Amounts due to a related party	-	167,437
Amount due to a director	-	26,031
Operating lease liabilities – current – third parties	473,170	1,098,859
Operating lease liabilities – current – related party	92,694	-
Total current liabilities	1,213,513	1,712,451

Non-current liabilities
Long term deposit received – related party	-	70,727
Operating lease liabilities – non-current – third parties	-	470,388
Operating lease liabilities – non-current – related party	82,649	-
Total non-current liabilities	82,649	541,115
TOTAL LIABILITIES	$1,296,162	$2,253,566

Commitments and contingencies (Note 19)

Stockholder’s equity
Class A Ordinary Shares, $0.0001 par value per share; 450,000,000 authorized number of shares; 10,000,000 shares issued and outstanding as of March 31, 2025 and 2024*	1,000	1,000
Class B Ordinary Shares, $0.0001 par value per share; 50,000,000 authorized number of shares; 1,000,000 shares issued and outstanding as of March 31, 2025 and 2024*	100	100
Additional paid-in capital	3,056,123	3,056,123
Retained earnings/(accumulated losses)	862,589	(400,236)
Accumulated other comprehensive income	26,033	7,813
Total stockholder’s equity	3,945,845	2,664,800
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$5,242,007	$4,918,366

The accompanying notes are an integral part of these consolidated financial statements.

* The shares data is presented on a retroactive basis to reflect the Reorganization (Note 1).

F-25

GREENVECTOR HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(Amounts in U.S. dollars, except for number of shares)

	As of March 31,
	2025	2024

Revenues
Revenues – related parties	$4,996,725	$2,436,184
Revenues – third parties	294,570	335,390
Total revenues	5,291,295	2,771,574

Operating expenses
Direct cost of revenues	(2,670,690)	(1,658,392)
Selling and marketing expenses	(177)	(240)
General and administrative expenses – third parties	(1,069,370)	(1,063,821)
General and administrative expenses – related parties	(136,862)	(99,113)
Total operating expenses	(3,877,099)	(2,821,566)

Income/(loss) from operations	1,414,196	(49,992)

Other income/(expenses)
Other income	6,789	36,078
Interest expenses	(6,857)	(11,761)
Total other (expense)/income, net	(68)	24,317

Income/(losses) before income taxes	1,414,128	(25,675)

Income tax expense	(151,303)	-

Net income/(losses)	$1,262,825	$(25,675)

Foreign currency translation adjustment	18,220	8,264

Total comprehensive income/(losses)	$1,281,045	$(17,411)

Net income/(loss) attributable to ordinary shareholders
Earnings/(loss) per share
Class A Ordinary Share – Basic and diluted	$0.11	$(0.00)#
Class B Ordinary Share – Basic and diluted	$0.11	$(0.00)#

Weighted average number of ordinary shares
Class A Ordinary Shares – basic and diluted*	10,000,000	10,000,000
Class B Ordinary Shares – basic and diluted*	1,000,000	1,000,000
Total	11,000,000	11,000,000

The accompanying notes are an integral part of these consolidated financial statements.

* The shares data is presented on a retroactive basis to reflect the Reorganization (Note 1).

# Represents an amount less than US$0.01.

F-26

GREENVECTOR HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
(Amounts in U.S. dollars, except for number of shares)

	Ordinary shares*
	No. of Class A Ordinary		No. of Class B Ordinary		Additional paid-in	(Accumulated losses)/ Retained	Accumulated other comprehensive	Total stockholder’
	Shares	Amount	Shares	Amount	capital	earnings	income	equity
Balance, April 1, 2023	10,000,000	$1,000	1,000,000	$100	$3,056,123	$(374,561)	$(451)	$2,682,211
Net loss	-	-	-	-	-	(25,675)	-	(25,675)
Foreign currency translation adjustment	-	-	-	-	-	-	8,264	8,264

Balance, March 31, 2024	10,000,000	$1,000	1,000,000	100	$3,056,123	$(400,236)	$7,813	$2,664,800
Net income	-	-	-	-	-	1,262,825	-	1,262,825
Foreign currency translation adjustment	-	-	-	-	-	-	18,220	18,220

Balance, March 31, 2025	10,000,000	$1,000	1,000,000	$100	$3,056,123	$862,589	$26,033	$3,945,845

The accompanying notes are an integral part of these consolidated financial statements.

* The shares data is presented on a retroactive basis to reflect the Reorganization (Note 1).

F-27

GREENVECTOR HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in U.S. dollars, except for number of shares)

	For the year ended March 31,
	2025	2024
Cash flows from operating activities
Net income/(loss)	$1,262,825	$(25,675)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for current expected credit losses	11,567	1,087
Depreciation on property, plant and equipment	88,264	83,884
Operating lease expense on right-of-use assets	852,707	985,813
Loss on disposal of property and equipment	-	8,717
Change in operating assets and liabilities:
Accounts receivable, net	(484,446)	(38,686)
Prepayments, deposit and other receivables	(105,899)	31,626
Inventories	(67,039)	(67,953)
Accounts payables	37,525	(20,645)
Accruals and deposits received	63,674	27,899
Tax payable	151,303	-
Amount due to a director	(26,031)	106,110
Operating lease liabilities	(927,862)	(895,163)
Net cash provided by operating activities	856,588	197,014

Cash flows from investing activities
Proceeds from disposal of property and equipment	-	2,556
Purchase of property and equipment	(119,425)	(70,863)
Repayment from a related party	62,643	-
Net cash used in investing activities	(56,782)	(68,307)

Cash flows from financing activities
Repayment of bank borrowing	(107,600)	(124,337)
Advance from related parties	8,145	-
Repayment to related parties	(167,437)	(25,374)
Net cash used in financing activities	(266,892)	(149,711)

Net change in cash and cash equivalents	532,914	(21,004)

Effect on exchange rate change on cash and cash equivalents	4,951	(1,427)

Cash and cash equivalents at the beginning of the year	203,672	226,103
Cash and cash equivalents at the end of the year	$741,537	$203,672

Supplemental disclosure of cash flow information
Cash paid for interest expense	$6,857	$11,761
Cash received for interest income	642	876
Cash paid for income taxes	-	-

Supplemental disclosures of cash flow information
Right-of-use assets obtained in exchange of lease liabilities	$175,001	$2,028,304

The accompanying notes are an integral part of these consolidated financial statements.

F-28

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

GreenVector Holdings Limited (the “Company”) is an exempted company incorporated under the laws of the Cayman Islands with limited liability on June 16, 2025. It is a holding company with no business operation.

The Company owns 100% equity interest of (i) GreenVector Company Limited, a BVI business company incorporated in the British Virgin Islands on June 23, 2025; (ii) Laputa Eco-Construction Material Company Limited (“Laputa”), a limited liability company established in Hong Kong on July 13, 2005.

The Company and its subsidiaries (collectively, the “Group”) are primarily engaged in manufacturing and sale of environmentally-friendly construction bricks in Hong Kong.

Reorganization

To facilitate the growth of our business, and in order to facilitate international capital investment in us, we started a reorganization in June 2025 and completed in September 2025 (the “Reorganization”). The Reorganization involved the incorporation of two new holding companies in the Cayman Islands and the British Virgin Islands respectively, in exchange for the original shareholders’ equity interest in Laputa.

On June 16, 2025, we incorporated GreenVector Holdings Limited, a holding company incorporated in the Cayman Islands. Upon incorporation, the Company issued one ordinary share with a par value of US$0.0001 to Conyers Corporate Services (Cayman) Limited, 999 ordinary shares to Dixon Chun Wan Chan, and 1,000 ordinary shares to Terence Chee-Ho Wong. On the same date, Conyers Corporate Services (Cayman) Limited transferred its one ordinary share to Dixon Chun Wan Chan.

Subsequently, on June 23, 2025, we incorporated GreenVector Company Limited in the British Virgin Islands as a wholly owned subsidiary of GreenVector Holdings Limited, forming a direct holding structure such that GreenVector Holdings Limited directly holds 100% of the ordinary shares of GreenVector Company Limited.

On July 2, 2025, the shareholders of the Company approved a reclassification and re-designation of the Company’s share capital. Under this resolution, 450,000,000 authorized shares with a par value of US$0.0001 each were designated as Class A Ordinary Shares, and 50,000,000 authorized shares with a par value of US$0.0001 each were designated as Class B Ordinary Shares. Following this reclassification, the Company’s authorized share capital became US$50,000, divided into 500,000,000 shares with a par value of US$0.0001 each, comprising 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. As a result, the original 1,000 ordinary shares held by Dixon Chun Wan Chan and the original 1,000 ordinary shares held by Terence Chee-Ho Wong in GreenVector Holdings Limited were redesignated to Class B Ordinary Shares , with a par value of US$0.0001 per share. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights and restrictions on transfer of shares. Holders of Class A Ordinary Shares are entitled to one vote per share on all matters subject to the vote at general meetings of our Company, and holders of Class B Ordinary Shares are entitled to twenty (20) votes per share on all matters subject to the vote at general meetings of our Company. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at the option of the holder of Class B Ordinary Shares at any time.

On September 5, 2025, the board of directors of the Company approved the issuance and allotment of 10,000,000 Class A Ordinary Shares to the ultimate beneficial owners of TioStone Holdings Limited in proportion to their historical indirect equity interests in Laputa immediately prior to the Reorganization, in exchange for their interests in Laputa. On the same date, the Company issued in aggregate of 998,000 Class B Ordinary Shares, with 499,000 Class B Ordinary Shares issued to Dixon Chun Wan Chan and 499,000 Class B Ordinary Shares issued to Terence Chee-Ho Wong. Following the redesignation, Dixon Chun Wan Chan and Terence Chee-Ho Wong each hold 500,000 Class B Ordinary Shares of the Company, with a par value of US$0.0001 per share.

Upon completion of the Reorganization, the ultimate beneficial shareholders remain the same before and after the Reorganization with reallocation of equity interest. Reorganization was accounted for as a recapitalization. The Company became the ultimate holding company of the Group, holding 100% of the equity interest in GreenVector Company Limited, which holds 100% of the equity interests in Laputa, the Operating Subsidiary. The consolidation of GreenVector Holdings Limited and its subsidiaries will be accounted for at historical cost and will be prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intercompany transactions. Up to date of these consolidated financial statements being available to be issued, the Reorganization has been completed and consolidated financial statements of the Company has been retroactively restated to reflect the effect after Reorganization.

The accompanying consolidated financial statements reflect the activities of the Company, and each of the following entities:

Name of company	Place of Incorporation / operations	Proportion of voting power held by the Company	Principal activities
GreenVector Holdings Limited	Cayman Islands	Group Holding Company	Investment holding
GreenVector Company Limited	British Virgin Islands	100%	Investment holding
Laputa Eco-Construction Material Company Limited (“Laputa”)	Hong Kong	100%	Manufacturing and sale of environmentally-friendly construction bricks in Hong Kong

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiary are prepared for the same reporting period as the Company, using consistent accounting policies.

All significant assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Actual results could differ from those estimates, and as such, differences could be material to the consolidated financial statements. Significant estimates required to be made by management, include, but are not limited to, the useful lives of property and equipment, the estimate on allowance for credit losses related to accounts receivable, net.

Functional currency and foreign currency translation and transaction

The Group’s consolidated financial statements are reported using the United States Dollars (“US$” or “$”). The functional currency of the Company and its subsidiaries is the local currency which is Hong Kong Dollars (“HK$”).

Foreign currency transaction gains and losses are recognized upon settlement of foreign currency transactions. In addition, for unsettled foreign currency transactions, foreign currency transaction gains and losses are recognized for changes between the transaction exchange rates and month-end exchange rates. Foreign currency transaction gains and losses are included in other income (expense), net, in the consolidated statements of operations and comprehensive income in the period incurred.

Translations of balances from HK$ into US$ as of March 31, 2025 and 2024 are calculated at the rate of US$1.00=HK$7.7799 and US$1.00=HK$7.8259, respectively. The average rate for the years ended March 31, 2025 and 2024 are US$1.00=HK$7.7951 and US$1.00=HK$7.8252, respectively. The exchange rates are with reference to published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

F-29

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 - Quoted prices in active markets for identical assets and liabilities.

Level 2 - Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Group considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, other receivables, amounts due from related parties, accounts payable, amounts due to a related party and a director and bank borrowing approximate the fair value of the respective assets and liabilities as of March 31, 2025 and 2024 due to their short-term nature. The carrying value of the Group’s operating lease liabilities approximate their fair values since they bear an interest rate which approximate market interest rates.

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of March 31, 2025 and 2024.

Inventories

Inventories are recorded at the lower of cost or net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

The perpetual method is used to record inventories, which are valued as follows:

Raw materials	●	cost of purchase using first-in, first-out method

Finished goods	●	cost of direct materials and labour plus attributable manufacturing overheads based on the normal operating capacity on a first-in, first-out method

Once the inventories have been written down below cost at the close of a fiscal year, such reduced amount is to be considered the cost for subsequent accounting purposes.

F-30

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Property, plant and equipment, net

Property, plant and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification	Estimated useful life

Leasehold improvements	Shorter of the lease terms or the estimated useful lives of the assets
Furniture and fixture	5 years
Office equipment	5 years
Moulds	5 years
Plant and machinery	5 – 15 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income/(loss). Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expensed as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Cash and cash equivalents

Cash includes cash on hand and bank accounts maintained with commercial banks that can be added or withdrawn without limitation. The Group maintains the bank accounts in Hong Kong in international banks with high credit rating.

Accounts receivable, net

Accounts receivable are recognized and carried at original invoiced amount net of the expected credit loss and allowance for doubtful accounts. Accounts receivable are mainly represented by accounts receivable from sales of self-manufactured environmental-friendly construction bricks with credit terms of 90 days. The Group reviews the collectability of its receivables on an on-going basis. There is significant credit risk concentration from one customer.

The Group has adopted the current expected credit loss model (“CECL model”) under ASC 326 to estimate the provision for credit losses of accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment. The Group considers the number of days past due, collection history, individual account analysis, current market conditions, management’s reasonable and supportable forecast of future business operations and economic conditions in order to calculate the expected credit loss.

Account balances are written off against the provision after all means of collection have been exhausted and the likelihood of collection is remote.

As of March 31, 2025 and 2024, allowance for expected credit loss was US$25,683 and US$14,011 respectively.

Prepaid expenses

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Group considers the assets to be impaired if the realizability of the prepayments becomes doubtful. For the years ended March 31, 2025 and 2024, there was no impairment recorded as the Group considers all of the prepayments fully realizable.

Allowance for expected credit losses

The Group adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments effective April 1, 2023. The Group estimates the expected credit losses for accounts receivable using historical loss data adjusted for current economic conditions, including reasonable and supportable forward-looking information to estimate the relative size of credit losses to be expected.

Related parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2025 and 2024, no impairment of long-lived assets was recognized.

F-31

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Leases

As a lessee

Leases that transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases. The Group has no finance leases.

Under ASC 842, the Group determines if an arrangement is a lease at inception. Operating lease right-of-use assets and operating lease liabilities are initially recognized based on the present value of future lease payments at lease commencement. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. As the interest rates implicit in most of the leases are not readily determinable, the Group uses the incremental borrowing rates based on the information available at lease commencement to determine the present value of the future lease payments. Operating lease expenses are recognized on a straight-line basis over the term of the lease.

As a lessor

The Group evaluates its sublease in which it is the sublessor to determine whether it is relieved of the primary obligation under original lease. If it remains the primary obligor, the Group continues to account for the original lease as it did before the commencement of the sublease and record the sublease income based on the contract terms in other income in the consolidated statements of operations and comprehensive income. The Group is the lessor under operating leases for factory and office with remaining lease terms of one year to two years.

Rental income from subleases of factory

Revenue is recognized over the lease term on a straight-line basis.

Rental income from subleases of factory are mainly leasing of factory from a third party landlord, whose factories are ready to use without modification. The Group then sublets these factories to third party and related parties. Under the terms and conditions of the agreements the Group enters, the Group acts a principal in the transaction because the Group takes the risk of lack of rental income if the Group has not subleased the factory to a tenant. Accordingly, the Group recognizes rental income using the gross method.

The tenancy agreements vary with regard to lease period ranging from 8 to 24 months, subject to the mutual consent of the Group and the lessee. Billing is raised on a monthly basis and payment terms set forth in the tenancy agreement is 10 to 20 days from the due date. Rental income from subleases of factory is recognized, on a straight-line basis over the terms of the respective leases. The performance obligation under the tenancy agreement is to ensure that the factory is available for use over the life of the tenancy agreement.

Additionally, the Group, acting as a lessor, accounts for its leases in accordance to ASC 842. Based on the terms and conditions of the leases set forth in tenancy agreements. The Group has recognized the leases as operating leases.

Rental deposits

Rental deposits represent security payments made to lessors for the Group’s lease agreements entered. The Group made such security payments upon the commencement of the original lease agreements. The security deposit will be refunded to the Group upon the termination or expiration of the lease agreements as well as the delivery of the vacant leased properties to the lessors by the Group.

Accounts payable

Accounts payable represent accounts payables to vendors with normal credit terms of 30 days from month-ended invoicing.

Accrued expenses and deposit received

Accrued expenses primarily include accrued salary and employee benefits, and accrued expenses for the operation in the ordinary course of business.

Deposit received represented the rental deposit received from tenant from sub-leases of factories.

Bank borrowing

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

F-32

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Revenue recognition

Based on the requirements of ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to the customers in an amount that reflects the consideration the Group expects to be entitled to receive in exchange for those goods or services.

The Group recognizes revenue from manufacturing and sale of environmental-friendly construction bricks in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently issued additional related Accounting Standards Updates (collectively, “ASC 606”).

Revenue is recognized when the following 5-step revenue recognition criteria are met:

1)	Identify the contract with a customer

2)	Identify the performance obligations in the contract

3)	Determine the transaction price

4)	Allocate the transaction price

5)	Recognize revenue when or as the entity satisfies a performance obligation.

The Group considers customer purchase orders to be the contracts with a customer. As part of its consideration of the contract, the Group evaluates certain factors including the customer’s ability to pay (or credit risk). For each contract, the Group considers the promise to transfer products, each of which are distinct, to be the identified performance obligations.

In determining the transaction price the Group evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Group expects to be entitled.

The Group allocates the transaction price to each distinct product based on their relative standalone selling price.

Revenue is recognized when control of the product is transferred to the customer (i.e., when the Group’s performance obligation is satisfied at a point in time), which typically occurs at delivery.

Sales of self-manufactured environmental-friendly construction bricks

Revenue is recognized at the point in time when control of the products is transferred, generally upon customer receipt based upon the standard contract terms. The single performance obligation is satisfied at a point in time when the product has been delivered to the customer, no obligation is outstanding regarding that product, and the Group is assured that funds have been or will be collected from the customer.

Revenues from the self-manufactured production sales are recognized net of expected sales return. The Group does not routinely permit customers to return products, while in certain conditions product changes are allowed, and historically customer returns have been immaterial. The Group’s sales returns are generally recognized according to i) repurchase percentage stipulated in sales agreements with certain customers or ii) estimated return rate base on historical experience and industry practice for those sales agreement without repurchase terms. The Group determines repurchase terms in sales contracts as sales return rather than repurchase arrangement as repurchase price usually are the same as selling price.

Rental income of subleases of factories and office

Revenue from sub-leasing includes income from renting out factories and offices to related parties and third parties. The Group recognizes lease payments received as revenue on a straight-line basis over the lease term. Subleasing revenue is recognized according to ASC 842. Please refer to accounting policy – “Leases” in Note 2 for more details.

Direct cost of revenues

Direct cost of revenues consists of cost directly related to revenue generating activities, which primarily includes operating lease expenses, cost of purchase, transportation expenses, operating expenses for the manufacturing plant, personnel-related compensation expenses, including salaries and related retirement benefit for operations personnel, and other cost directly linked to the revenue.

F-33

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and $192 (HK$1,500) of the employee’s monthly income over $3,846 (HK$30,000).

General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related retirement benefits for management and administrative personnel, operating expenses for office space, depreciation for property and equipment used in office space, professional services fees, consulting fees and other miscellaneous administrative expenses.

Interest income

Interest income is mainly generated from savings which are less than one year, and is recognized on an accrual basis using the effective interest method. Interest income receives from banks on a monthly basis.

Interest expenses

Interest expenses represent bank loan for supporting general business operation and lease liabilities interests.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Group adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the consolidated financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

Comprehensive income

The Group presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income, (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that are recorded as an element of stockholder’s equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Group translating its consolidated financial statements from functional currency into reporting currency.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings/(loss) per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period using two class method. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g. convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended March 31, 2025 and 2024, there were no dilutive shares.

F-34

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Recent adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The purpose of the update was to improve financial reporting by requiring disclosures of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The disclosures requirements included in ASU 2023-07 are required for all public entities, including those with a single reportable segment. ASU 2023-07 is effective for annual periods beginning after December 15, 2023, on a retrospective basis, and early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-07 will have a material impact on its consolidated financial statements and disclosures.

Management believes that other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission do not have a material impact to the Group’s consolidated financial statements.

Recently accounting pronouncements not yet adopted

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies and adopted by the Group as of the specified effective date. Unless otherwise discussed, the Group believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU no. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption permitted. The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, consolidated statements of operations and comprehensive income and statements of cash flows.

4. SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM is the Chief Executive Officer. Management, including the CODM, reviews operation results by revenue, operating expenses and income from operations of different services, while revenue is the profitability measure used by the CODM in making decisions about allocating resources and assessing performances. Based on management’s assessment, the Group has determined that it has only one operating segment as defined by ASC 280, because the Group has only one team to provide services to customers. Hence, the Group’s CODM assess the Group’s performance and results of operations on a consolidated basis. The Group’s revenue is attributed to Hong Kong as all services are performed and consumed in Hong Kong. All assets of the Group are located in Hong Kong. Accordingly, no geographical segments are presented.

F-35

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of March 31,
	2025	2024

Accounts receivable – third parties	14,781	12,139
Less: allowance for expected credit loss	(11)	(9)
Accounts receivable – third parties, net	$14,770	$12,130

	As of March 31,
	2025	2024

Accounts receivable – related parties	2,840,949	2,353,115
Less: allowance for expected credit loss	(25,672)	(14,002)
Accounts receivable – related parties, net	$2,815,277	$2,339,113

Accounts receivable with credit terms of 90 days. As of the end of each of the financial year, the ageing analysis of accounts receivable – related parties and accounts receivable – third parties, net of allowance for expected credit loss, based on the due date is as follows:

	As of March 31,
	2025	2024

0 to 30 days	$1,372,602	$811,287
31 to 60 days	440,746	283,078
61 to 90 days	588,973	153,829
91 to 180 days	376,345	394,627
181 to 365 days	43,948	708,422
Over 365 days	7,433	-

Balance at end of the year	$2,830,047	$2,351,243

The movement of allowances for current expected credit losses is as follows:

	As of March 31,
	2025	2024

Balance at beginning of the year	14,011	12,885
Provision for the year	11,567	1,087
Exchange adjustment	105	39
Total	$25,683	$14,011

F-36

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. PREPAYMENTS, DEPOSIT AND OTHER RECEIVABLES

Prepayments, deposit and other receivables, consisted of the following:

	As of March 31,
	2025	2024

Prepayment	$122,657	$30,014
Utilities deposits paid	3,201	3,054
Rental deposit paid – current	90,369	-
Moulding deposit paid	4,094	8,756
Other receivables	1,372	-

Total	$221,693	$41,824

No allowance for expected credit loss is recognized during the years ended March 31, 2025 and 2024.

7. INVENTORIES

Inventories consisted of the following:

	As of March 31,
	2025	2024

Raw materials	$90,174	$100,394
Finished goods	154,900	77,128

Total	$245,074	$177,522

No impairment on inventories were recorded for the years ended March 31, 2025 and 2024.

8. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

	As of March 31,
	2025	2024

At cost:
Leasehold improvement	$576,573	$573,184
Furniture and fixtures	52,376	52,068
Office equipment	5,447	5,415
Plant & machinery	2,958,295	2,857,814
Moulds	505,530	466,697
Sub-total	4,098,221	3,955,178
Less: accumulated depreciation	(3,881,698)	(3,770,966)
Total	$216,523	$184,212

Depreciation expenses recognized for the years ended March 31, 2025 and 2024 were $88,264 and $83,884, respectively. Purchase of property, plant and equipment for the years ended March 31, 2025 and 2024 were $119,425 and $70,863, respectively. There was a loss of $8,717 on disposal of property, plant and equipment amounting $29,682 at cost for the year ended March 31, 2024 whereas there was no such disposal for the year ended March 31, 2025. No impairment loss was recognized for the years ended March 31, 2025 and 2024.

F-37

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. LONG-TERM RENTAL DEPOSITS – THIRD PARTY

Long-term rental deposits – third party, consisted of the following:

	As of March 31,
	2025	2024

Rental deposits	$-	$88,898
Total	$-	$88,898

10. BANK BORROWING

Bank borrowing was analyzed as follows:

	As of March 31,
	2025	2024

Bank borrowing – guaranteed and repayable on demand	$156,170	$262,429

On March 30, 2021, the Group borrowed non-revolving loan with a bank under the SME Financing Guarantee Scheme (“SME scheme”). The Group has consistently complied with all loan terms, ensuring timely repayments as per the agreed schedule. While management assesses the likelihood of repayment on demands as remote, the existence of these clauses necessitates classifying the associated loans as current liabilities in the consolidated financial statements as of March 31, 2025.

Maturities of the bank borrowing based on repayment schedule, were as follows:

	As of March 31,
	2025		2024
Carrying amount:	$		$
Within one year		21,977		128,840
Between one and two years		134,193		133,589

		$156,170		$262,429

The bank borrowing is classified as current liabilities as there is a repayment on demand clause on the bank borrowing.

Bank borrowing as of March 31, 2025 and 2024 was as follows:

		Maturity		Weighted average interest rate as of March 31,		Balance as of March 31,
Lender	Type	date	Currency	2025	2024	2025	2024

(1)Standard Chartered	Non-revolving loan	March 17, 2027	HK$	2.80%	2.75%	$156,170	$262,429

During the years ended March 31, 2025 and 2024, the bank borrowing amounted to $107,600 and $124,337, respectively, were repaid.

Note:

(1)	The banking facility was guaranteed as follows:

(a)	The banking facility was guaranteed by HKMC Insurance Limited (“HKMC”) under the SME scheme; and
(b)	Personal guaranteed provided by a director of the Company, Dixon Chan.

11. ACCRUALS AND DEPOSITS RECEIVED – THIRD PARTIES

Accruals expenses and deposits received – third parties consisted of the following:

	As of March 31,
	2025	2024

Accrued expenses
Accrued payroll expenses	$70,711	$3,380
Accrued employee benefits	3,305	2,615
Accrued insurance expenses	-	3,210
Accrued other expenses	3,534	3,810
Sub-total	77,550	13,015

Deposits received
Rental deposits received	34,448	33,349
Customer advance deposits	-	1,278
Sub-total	34,448	34,627

Total	$111,998	$47,642

F-38

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. OPERATING LEASES

Lessee accounting

The Group entered into leases for use of office and landfill area in Hong Kong. For the year ended March 31, 2025 and 2024, there are 4 and 3 leases, respectively. During the year ended March 31, 2025 and 2024, the operating lease expense was amounted to $1,088,468 and $1,049,047, respectively. During the year ended March 31, 2025 and 2024, the cash paid for operating lease was amounted to $1,103,201 and $903,703, respectively.

The Group’s operating lease assets and lease liabilities recognized in the consolidated balances sheets consisted of the following:

	As of March 31,
	2025	2024
Operating leases:
Operating lease right-of-use assets	$640,801	$1,479,539

	As of March 31,
	2025	2024
Operating lease liabilities:
Current operating lease obligation	$565,864	$1,098,859
Non-current operating lease obligation	82,649	470,388
Total	$648,513	$1,569,247

	As of March 31,
	2025	2024
Operating leases:
Weighted average remaining lease term (years)	1.00	1.51
Weighted average discount rate	5.69%	5.83%

The maturity analysis of the Group’s operating lease obligations as of March 31, 2025 was as follows:

Operating leases
Year ending March 31, 2026	583,973
Year ending March 31, 2027	84,834
Future minimum operating lease payment	668,807
Less: imputed interest	(20,294)
Operating lease liabilities recognized in the consolidated balance sheet	$648,513

The maturity analysis of the Group’s operating lease obligations as of March 31, 2024 was as follows:

Operating leases
Year ending March 31, 2025	1,166,228
Year ending March 31, 2026	480,870
Future minimum operating lease payment	1,647,098
Less: imputed interest	(77,851)
Operating lease liabilities recognized in the consolidated balance sheet	$1,569,247

Lessor accounting

The Group leased factory to third parties and related parties under operating leases. Initial lease terms range from 8 to 24 months. Revenues from subleases are reported as “Rental income” and are represented by the fixed lease payments. There are no non-lease components.

Fixed lease revenues represent the base rent that each tenant is required to pay in accordance with the terms of its respective lease.

F-39

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13. REVENUE

Disaggregated information of revenue by major sources is as follows:

	For the years ended March 31,
	2025		2024

Recognized at a point in time –	$		$
Sale of environmentally-friendly construction bricks		4,486,148		1,988,180

Recognized overtime –
Rental income of subleases of factories and office		805,147		783,394

Total		$5,291,295		$2,771,574

As of March 31, 2025 and 2024, there were no unsatisfied or partially unsatisfied performance obligations. The Group’s revenue is attributed to Hong Kong as all services are preformed and consumed in Hong Kong.

14. OTHER INCOME

The following table shows other income for the years ended March 31, 2025 and 2024:

	For the years ended March 31,
	2025	2024

Bank interest income	$642	$876
Sundry income	6,147	35,202

Total	$6,789	$36,078

15. INCOME TAX EXPENSE

Cayman Islands

Under the current and applicable laws of the Cayman Islands, the Group is not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Group to its shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Under the current and applicable laws of the British Virgin Islands, the Group is not subject to tax on income or capital gain. The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Group levied by the Government of the British Virgin Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the British Virgin Islands. No stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands). The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by the Group. There are no exchange control regulations or currency restrictions in the British Virgin Islands.

There are currently no withholding tax or change control regulations in the British Virgin Islands applicable to our Group.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to $256,571 (HK$2,000,000), and 16.5% on any part of assessable profits over $256,571 (HK$2,000,000).

Income tax (benefit) expense consisted of the following components:

	For the years ended March 31,
	2025	2024

Hong Kong:
Current tax	$160,852	$-
Deferred tax	(9,549)	-
Total	$151,303	$-

The following tables provide the reconciliation of the differences between the statutory and effective tax rates following as of March 31, 2025 and 2024:

	For the years ended March 31,
	2025	2024

Income/(losses) before income taxes	$1,414,128	$(25,675)

Tax at Hong Kong statutory tax rate of 16.5%	233,331	(4,236)
Tax effect on non-assessable income	(106)	(145)
Effect of two-tier tax rate	(21,167)	-
Tax reduction allowed by Hong Kong government	(192)	-
Change in valuation allowance	(60,563)	4,381
Income tax expense	$151,303	$-

The Group’s effective tax rate was 10.7% and nil for the years ended March 31, 2025 and 2024. As of March 31, 2025, the Group has unused tax losses of $nil (2024: $285,475).

F-40

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15. INCOME TAX EXPENSE (Cont.)

Significant components of deferred tax were as follows:

	As of March 31,
	2025	2024

Deferred tax assets	$9,567	$-
Deferred tax liabilities	-	-
	9,567	-

The significant components of the Group’s deferred tax assets and liabilities are as follows:

	As of March 31,
	2025	2024

Deferred tax assets:
Property, plant and equipment	$5,329	$10,909
Provision of expected credit losses	4,238	2,312
Tax loss	-	47,103
Less: valuation allowance	-	(60,324)
Total deferred tax assets	9,567	-

Net deferred tax	$9,567	$-

As of March 31, 2025 and 2024, the Group had net operating loss carry-forward of nil and $367,048, respectively, which was operating at losses prior to the year ended March 31, 2024. These losses can offset future taxable income and can be carried forward indefinitely. As of March 31, 2024, the management of the Group considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. The Group believed that it was more likely than not that the Group will be unable to fully utilize its deferred tax assets related to the net operating loss carry-forward in Hong Kong. As a result, the valuation allowance of $367,048 was recorded against the gross deferred tax asset balance as of March 31, 2024. No valuation allowance was provided as of March 31, 2025. For the year ended March 31, 2025, net operating loss carry-forward of $26,551 has been utilized to offset taxable income for the year with corresponding income tax benefit of $4,381.

16. BASIC AND DILUTED EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is calculated on the basis of weighted average outstanding ordinary shares.

The following table sets forth the computation of the Group’s basic and diluted net income (loss) per share

	As of March 31,
	2025		2024
	Class A Ordinary Shares	Class B Ordinary Shares	Class A Ordinary Shares		Class B Ordinary Shares
Earnings (loss) attributable to ordinary shareholders
Allocation of earnings (loss) between Class A and Class B Ordinary Shares	$1,148,231	$114,594	$(23,345)		$(2,330)

Weighted average number of ordinary shares
Basic and diluted*	10,000,000	1,000,000	10,000,000		1,000,000

Earnings (loss) per share - Basic and diluted*	$0.11	$0.11	$(0.00	)#	$(0.00	)#

* The shares data is presented on a retroactive basis to reflect the Reorganization (Note 1).

# Represents an amount less than US$0.01.

Diluted earnings (loss) per share is calculated by adjusting the weighted average number of ordinary shares in issue during the year to assume conversion of all dilutive potential ordinary shares. The Group had no dilutive shares as of March 31, 2025 and 2024.

17. RELATED PARTY BALANCES AND TRANSACTIONS

The following is a list of related parties which the Group has balances and transactions with:

CS TECH Solution Limited	Common directors, Terence Wong and Dixon Chan

Greenspace Ventures Limited	Common directors, Terence Wong and Dixon Chan

Sky Sun Trading Limited	Director, is the spouse of Terence Wong

Tailor Recycled Aggregates (HK) Limited	(1) Fellow subsidiary (2) Common director, Dixon Chan

Tailor Recycled Aggregates Limited	(1) Fellow subsidiary (2) Common director, Terence Wong

TioStone Environmental Limited	(1) Fellow subsidiary (2) Common directors, Terence Wong and Dixon Chan

TioStone Holdings Limited	(1) Holding company (2) Common directors, Terence Wong and Dixon Chan

F-41

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17. RELATED PARTY BALANCES AND TRANSACTIONS (Cont.)

a. Accounts receivable from related parties

As of March 31, 2025 and 2024, the balances of accounts receivable from related parties were as follows:

	As of March 31,
	2025	2024

CS TECH Solution Limited	$98,253	$43,941
Greenspace Ventures Limited	1,542	-
Tailor Recycled Aggregates Limited	-	-
TioStone Environmental Limited	2,715,482	2,295,172
Total accounts receivable from related parties	2,815,277	2,339,113

The balances represented the accounts receivable from related parties’ sales income and rental income. For details, please refer to “k. Related Party Transactions” below.

b. Amounts due from related parties

As of March 31, 2025 and 2024, the balances of amounts due from related parties were as follows:

	As of March 31,
	2025	2024

Greenspace Ventures Limited	$321,341	$383,343
Tailor Recycled Aggregates (HK) Limited	-	8,113
Total amounts due from related parties	321,341	391,456

The amounts due from related parties were unsecured, non-interest bearing and repayable on demand.

c. Accounts payable to related parties

As of March 31, 2025 and 2024, the balances of accounts payable to related parties were as follows:

	As of March 31,
	2025	2024

TioStone Environmental Limited	$56,791	$78,649
Tailor Recycled Aggregates (HK) Limited	-	-
Total accounts payable to related parties	56,791	78,649

The balances represented the accounts payable to related parties for purchases of raw materials. For details, please refer to “k. Related Party Transactions” below.

d. Amounts due to a related party

As of March 31, 2025 and 2024, the balance of amounts due to a related party was as follows:

	As of March 31,
	2025	2024

TioStone Holdings Limited	$-	$167,437
Total amounts due to a related party	-	167,437

The amounts due to a related party were unsecured, non-interest bearing and repayable on demand.

F-42

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17. RELATED PARTY BALANCES AND TRANSACTIONS (Cont.)

e. Rental deposits paid to a related party

As of March 31, 2025 and 2024, the balance of rental deposits paid to a related party was as follows:

	As of March 31,
	2025	2024

Sky Sun Trading Limited	$15,424	$-
Total rental deposits paid to a related party	15,424	-

f. Accruals to related parties

As of March 31, 2025 and 2024, the balances of accruals to related parties were as follows:

	As of March 31,
	2025	2024

Sky Sun Trading Limited	$7,712	$-
CS TECH Solution Limited	-	767
Total accruals to related parties	7,712	767

g. Rental deposits received from related parties

As of March 31, 2025 and 2024, the balances of rental deposits received from related parties were as follows:

	As of March 31,
	2025	2024

CS TECH Solution Limited	$13,496	$13,417
Tailor Recycled Aggregates (HK) Limited	71,145	70,727
Total rental deposits received from related parties	84,641	84,144

F-43

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17. RELATED PARTY BALANCES AND TRANSACTIONS (Cont.)

h. Amount due to a director

As of March 31, 2025 and 2024, the balances of amount due to a director were as follows:

	As of March 31,
	2025	2024

WONG, Terence Chee-Ho	$-	$26,031
Total amount due to a director	-	26,031

The amount due to a director was unsecured, non-interest bearing and repayable on demand.

i. Right-of-use assets – operating lease – related party

As of March 31, 2025 and 2024, the balances of right-of-use assets – operating lease from related party were as follows:

	As of March 31,
	2025	2024

Sky Sun Trading Limited	$167,631	$-
Total right-of-use assets – operating lease – related party	167,631	-

j. Operating lease liabilities – related party

As of March 31, 2025 and 2024, the balances of operating lease liabilities from related party including current portion and non-current portion were as follows:

	As of March 31,
	2025	2024

Sky Sun Trading Limited:
Current portion	92,694	-
Non-current portion	$82,649	$-
Total operating lease liabilities – related party	175,343	-

k. Related party transactions

The following are the related party transactions for the years ended March 31, 2025 and 2024:

	For the years ended March 31,
	2025	2024
Revenue from sale of environmentally-friendly construction bricks
TioStone Environmental Limited	$4,473,319	$1,980,405

Rental income from subleases of factory and office
TioStone Environmental Limited	3,079	-
CS TECH Solution Limited	88,132	34,083
Greenspace Ventures Limited	1,540	-
Tailor Recycled Aggregates (HK) Limited	430,655	421,696

Cost of purchases
TioStone Environmental Limited	514,170	495,341
Tailor Recycled Aggregates (HK) Limited	15,394	-

Transportation cost
TioStone Environmental Limited	253,889	108,999

Rental expenses for office
Sky Sun Trading Limited	15,394	-

Consulting fee / Management fee
TioStone Holdings Limited	101,402	77,972
Tailor Recycled Aggregates (HK) Limited	-	17,556

Accountancy fee
TioStone Holdings Limited	15,448	-
CS TECH Solution Limited	4,618	3,585

F-44

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances and accounts receivable, net.

Bank balances

The Group believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Group is located. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of approximately $102,564 (HK$800,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts receivable, net

The Group is exposed to risk from accounts receivable, net. These assets are subject to credit evaluations. An allowance, where applicable, is made for estimated unrecoverable amounts that have been determined by reference to past default experience and the current economic environment.

Interest rate risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Group’s bank borrowing and bank balances. The Group currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise. The interest rate risk arising from the bank borrowing and bank balances are insignificant.

Foreign currency risk

The Group is not exposed to foreign currency risk.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Group’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Group’s business, financial condition, and results of operations.

F-45

GREENVECTOR HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18. RISKS AND UNCERTAINTIES (Cont.)

Concentrations of risk

Customers concentrations

The Group has a concentration of its revenue and accounts receivable with specific customers.

Details of the customers accounting for 10% or more of total revenue are as follows:

	For the year ended March 31, 2025		For the year ended March 31, 2024
Customers	Amount $	%	Amount $	%
TioStone Environmental Limited	4,476,398	84.60%	1,980,405	71.45%
B	*	*	421,696	15.22%

* Less than 10% of total revenue

Details of the accounts receivable accounting for 10% or more of total gross accounts receivable are as follows:

	As of March 31, 2025		As of March 31, 2024
Customers	Amount $	%	Amount $	%
TioStone Environmental Limited	2,715,482	95.95%	2,295,172	97.62%

Suppliers concentrations

The following table sets forth information as to each supplier that accounted for 10% or more of the Group’s purchase for the years ended March 31, 2025 and 2024.

	For the year ended March 31, 2025		For the year ended March 31, 2024
Suppliers	Amount $	%	Amount $	%
TioStone Environmental Limited	514,170	44.13%	495,341	72.49%
B	189,056	16.23%	-	-
C	165,041	14.17%	113,347	16.59%
D	138,867	11.92%	68,313	10.00%
E	122,125	10.48%	-	-

Details of the accounts payable accounting for 10% or more of total accounts payable are as follows:

	As of March 31, 2025		As of March 31, 2024
Suppliers	Amount $	%	Amount $	%
TioStone Environmental Limited	56,791	42.48%	78,649	82.04%
B	45,415	33.97%	-	-
C	27,884	20.86%	-	-
D	-	-	16,052	16.74%

19. COMMITMENTS AND CONTINGENCIES

Commitments

As of March 31, 2025, the Group had total capital commitments of approximately US$4,094 (2024: US$8,731), mainly related to the moulds purchases from independent third party. These commitments are non-cancellable and are expected to be settled over the next 12 months using internal funds.

Contingencies

In the ordinary course of business, the Group may be subject to certain legal proceedings, claims, and disputes that arise from the business operations. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

As of March 31, 2025 and 2024, the Group had no outstanding lawsuits nor claims.

20. STOCKHOLDER’S EQUITY

On July 2, 2025, the shareholders of the Company approved a reclassification and re-designation of the Company’s share capital. Under this resolution, 450,000,000 authorized shares with a par value of US$0.0001 each were designated as Class A Ordinary Shares, and 50,000,000 authorized shares with a par value of US$0.0001 each were designated as Class B Ordinary Shares. Following this reclassification, the Company’s authorized share capital became US$50,000, divided into 500,000,000 shares with a par value of US$0.0001 each, comprising 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. As a result, the original 1,000 ordinary shares held by Dixon Chun Wan Chan and the original 1,000 ordinary shares held by Terence Chee-Ho Wong in GreenVector Holdings Limited were redesignated to Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights and restrictions on transfer of shares. Holders of Class A Ordinary Shares are entitled to one vote per share on all matters subject to the vote at general meetings of our Company, and holders of Class B Ordinary Shares are entitled to twenty (20) votes per share on all matters subject to the vote at general meetings of our Company. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at the option of the holder of Class B Ordinary Shares at any time.

On September 5, 2025, TioStone Holdings Limited transferred 100% of the ordinary shares of Laputa Eco-Construction Material Company Limited to GreenVector Company Limited. Following this transfer, GreenVector Company Limited owns 100% of the ordinary shares of Laputa Eco-Construction Material Company Limited, our operating subsidiary in Hong Kong. In connection with this transfer, on the same date, the board of directors of the Company approved the issuance of Class A Ordinary Shares and Class B Ordinary Shares to the beneficial owners of TioStone Holdings Limited as consideration for the ordinary shares of Laputa. The excess of the ordinary share capital over the par value amounted to $3,056,123 was credited retroactively to additional paid-in capital.

As of March 31, 2025 and 2024 and the date hereof, the Group’s share capital comprised of 10,000,000 Class A Ordinary Shares at US$0.0001 par value per share and 1,000,000 Class B Ordinary Shares at US$0.0001 par value per share.

21. SUBSEQUENT EVENT

The Group has evaluated all events and transactions that occurred after March 31, 2025 up through September 15, 2025, which is the date of these consolidated financial statements are available to be issued. There were no material subsequent events occurs that would require recognition or disclosure in the Group’s consolidated financial statements.

F-46

GreenVector Holdings Limited

2,000,000 Class A Ordinary Shares

Part II.
Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers

We intend to enter into indemnification agreements with each of our directors, director nominees, and executive officers, which will become effective on the closing date of the Company’s Offering. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We will enter into certain directors’ and officers’ liability insurance policies upon listing.

Item 7. Recent Sales of Unregistered Securities

Prior to the date of this Prospectus, we issued the following securities pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

On June 16, 2025, the Company was incorporated in the Cayman Islands. Upon incorporation, the Company issued one ordinary share with a par value of US$0.0001 to Conyers Corporate Services (Cayman) Limited for consideration of $0.0001, 999 ordinary shares to Dixon Chun Wan Chan for consideration of $0.0999, and 1,000 ordinary shares to Terence Chee-Ho Wong for consideration of $0.1. On the same date, Conyers Corporate Services (Cayman) Limited transferred its one ordinary share to Dixon Chun Wan Chan.

On July 2, 2025, the shareholders of the Company approved a reclassification and re-designation of the Company’s share capital. Under this resolution, 450,000,000 authorized shares with a par value of US$0.0001 each were designated as Class A Ordinary Shares, and 50,000,000 authorized shares with a par value of US$0.0001 each were designated as Class B Ordinary Shares. Following this reclassification, the Company’s authorized share capital became US$50,000, divided into 500,000,000 shares with a par value of US$0.0001 each, comprising 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. As a result, the original 1,000 ordinary shares held by each of Dixon Chun Wan Chan and Terence Chee-Ho Wong in GreenVector Holdings Limited were redesignated to Class B Ordinary Shares, with a par value of US$0.0001 per share. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights and restrictions on transfer of shares. Holders of Class A Ordinary Shares are entitled to one vote per share on all matters subject to the vote at general meetings of our Company, and holders of Class B Ordinary Shares are entitled to twenty (20) votes per share on all matters subject to the vote at general meetings of our Company. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at the option of the holder of Class B Ordinary Shares at any time.

On September 5, 2025, the board of directors of the Company approved the issuance and allotment of 10,000,000 Class A Ordinary Shares to the ultimate beneficial owners of TioStone Holdings Limited in proportion to their historical indirect equity interests in Laputa immediately prior to the Reorganization, in exchange for their interests in Laputa. On the same date, the Company issued in aggregate of 998,000 Class B Ordinary Shares, with 499,000 Class B Ordinary Shares issued to Dixon Chun Wan Chan for consideration of 21.87% ultimate beneficial ownership holdings indirectly held in Laputa transferred from TioStone Holdings limited to the BVI Subsidiary and 499,000 Class B Ordinary Shares issued to Terence Chee-Ho Wong for consideration of 23.47% ultimate beneficial ownership holdings, indirectly held in Laputa transferred from TioStone Holdings Limited to the BVI Subsidiary. Following the redesignation, Dixon Chun Wan Chan and Terence Chee-Ho Wong each hold 500,000 Class B Ordinary Shares of the Company, with a par value of US$0.0001 per share.

Upon completion of the Reorganization, the ultimate beneficial shareholders remain the same before and after the Reorganization, with reallocation of equity interests. The Company became the ultimate holding company of the Group, holding 100% of the equity interest in GreenVector Company Limited, which holds 100% of the equity interests in Laputa, the Operating Subsidiary.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

II-1

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

EXHIBIT INDEX

Exhibit Number	Description

3.1**	Amended and Restated Memorandum and Articles of Association of Registrant, as currently in effect
3.2**	Second Amended and Restated Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1**	Specimen Class A Ordinary Share Certificate
5.1**	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered
5.2**	Opinion of Kwok Yih & Chan as to the Laws and Regulations of Hong Kong
8.1**	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of Kwok Yih & Chan Regarding Hong Kong Tax Matters (included in Exhibit 5.2)
10.1**	Distribution Agreement between Laputa Eco-Construction Material Company Limited and TioStone Environmental Limited
10.2**	Form of Indemnification Agreement with Registrant’s directors and executive officers
10.3**	Form of Independent Director Agreement between Registrant and each director nominee
10.4**	Business Cooperation Agreement, dated January 29, 2026, between the Company and CS Tech Solution Limited
21.1**	List of Subsidiaries
23.1**	Consent of AOGB CPA Limited
23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3**	Consent of Kwok Yih & Chan (included in Exhibit 5.2)
24.1**	Power of Attorney (included on the signature page of this Registration Statement)
99.1**	Code of Business Conduct and Ethics
99.2**	Insider Trading Policy
99.3**	Executive Compensation Recovery Policy
99.9**	Company Representation Letter Under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

* Filed herewith

** Previously Filed

II-3

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on this 16th day of June, 2026.

GreenVector Holdings Limited

By:	/s/ Dixon Chun Wan Chan
Name:	Dixon Chun Wan Chan
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. Dixon Chun Wan Chan as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dixon Chun Wan Chan	Chairman of the Board of Directors and Chief Executive Officer	June 16, 2026
Name: Dixon Chun Wan Chan	(Principal Executive Officer)

/s/ Yiu King Man	Chief Financial Officer	June 16, 2026
Name: Yiu King Man	(Principal Financial Officer and Principal Accounting Officer)

/s/ Terence Chee-Ho Wong	Chief Technology Officer and Director	June 16, 2026
Name: Terence Chee-Ho Wong

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1/A in the City of New York, State of New York, on June 16, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

II-4